AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2012

Registration No. 333-178309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3 ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800 Bellevue, WA 98004

(425) 957-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Smith, Jr.

601 108th Avenue Northeast

Suite 800 Bellevue, WA 98004

(425) 957-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Samuel P. Williams, Esq.

Nina E. Andersson-Willard, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (Shares)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Units, each consisting of shares of common stock and shares of Series J preferred stock			$50,000,000	$5,730
Rights to purchase units consisting of shares of common stock, no par value and shares of Series J preferred stock (2)	—	—	—	—
Common stock, par value $0.001 per share, underlying the rights	—	Included with the above	Included with the above	Included with the above
Series J preferred stock, par value $0.001 per share, underlying the rights	—	Included with the above	Included with the above	Included with the above

(1)	This registration statement relates to (a) the subscription rights to purchase common stock and Series J preferred stock, (b) the units, each consisting of shares of common stock and shares of Series J preferred stock; (c) the shares of common stock and Series J preferred stock deliverable upon the exercise of the subscription rights pursuant to the rights offering described in this Registration Statement on Form S-3.
(2)	The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The registration fee to cover the securities being registered pursuant to the prospectus included in this registration statement was previously paid in connection with the registrant's filing of the Form S-3 filed on December 2, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2012

PRELIMINARY PROSPECTUS

SUBSCRIPTION RIGHTS TO PURCHASE

        UNITS CONSISTING OF AN AGGREGATE OF                SHARES OF COMMON STOCK

AND                SHARES OF 8% REDEEMABLE SERIES J PREFERRED STOCK AT $        PER UNIT

We are distributing to holders of our common stock, at no charge, subscription rights to purchase units. Each unit, which we refer to as a “unit” or “units,” consists of                 shares of our common stock and                shares of our 8% Redeemable Series J preferred stock (“Series J Preferred Stock”). We refer to this offering as the “rights offering.” In the rights offering, you will receive one subscription right for each share of common stock owned at 5:00 p.m., New York City time, on                , 2012, the record date of the rights offering. The common stock and Series J preferred stock comprising the unit will separate upon subscription of the rights and the units will not trade as separate securities.

Each subscription right, subject to certain limitations, will entitle you to purchase one unit at a subscription price of $        per unit, which we refer to as the “basic subscription privilege.” To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and allotment, to purchase unsubscribed units at the same subscription price of $        per unit. To the extent that you properly exercise your rights for a number of units that exceeds the number of unsubscribed units that are available to you, any excess subscription payments will be returned to you as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights you exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription privilege (including by purchasing rights from other holders and exercising those rights).

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on            , 2012, but we may extend the rights offering for additional periods ending no later than            , 2012. Rights that are not exercised by the expiration date of the rights offering will expire and have no value.

If all of the subscription rights are exercised, we expect to receive net proceeds, after fees and expenses, of $            in the aggregate, or $        per share. We intend to (and are required to) use the net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan from High River Limited Partnership, a related party.

We have agreed with                    to serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete rights offering. We have agreed with                    to serve as information agent for the rights offering.

OUR BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION REGARDING YOUR EXERCISE, SALE OR TRANSFER OF THE SUBSCRIPTION RIGHTS. You should carefully consider whether to exercise your subscription rights before the rights offering expires. All exercises of subscription rights are irrevocable.

THE PURCHASE OF UNITS CONSISTING OF SHARES OF OUR COMMON STOCK AND SERIES J PREFERRED STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 20 OF THIS PROSPECTUS.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MOTR.” The last reported sales price of our common stock on            , 2012 was $        per share. We intend to apply for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “                    ” beginning on or about            , 2012. We intend to apply for listing of the transferable subscription rights on the Nasdaq Global Select Market under the symbol “                    ” beginning on or about            , 2012, until 5:00 p.m., New York City time, on            , 2012, the last business day prior to the scheduled expiration date of this rights offering. If any or all of the listing applications for the Series J preferred stock and/or the subscription rights on the Nasdaq Global Select Market are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). There is no guarantee that requests for listing will be accepted. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

This is not an underwritten offering. The rights, our shares of common stock and our shares of Series J preferred stock are being offered directly by us without the services of an underwriter or selling agent.

If you have any questions or need further information about this rights offering, please call                    , our information agent for the rights offering, at (XXX) XXX-XXXX.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2012

ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates by reference important business information about Motricity, Inc. that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources. See “Where You Can Find More Information” in this prospectus. You may also obtain copies of the incorporated documents, without charge, upon written request to 601 108th Avenue Northeast, Suite 800, Bellevue, WA, 98004.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and neither our subscription agent,                     , nor our information agent,                     , has authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. We may delay the commencement of the rights offering in certain states or other jurisdictions, in order to comply with the securities law requirements of such states or other jurisdictions.

The information contained or incorporated by reference in this prospectus is believed accurate only as of the date of such information, regardless of the time of delivery of this prospectus or the time of any exercise, sale or transfer of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus and neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

Market data used in this prospectus and the documents incorporated by reference in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

Unless the context otherwise requires, the terms “Motricity,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Motricity, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements regarding various estimates we have made in preparing our financial statements, statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, the sufficiency of our capital resources, our evaluation of financing alternatives, the realignment of our strategic path and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

The Company, through its senior management, may from time to time make “forward-looking statements” about matters described herein or other matters concerning the Company. You should consider our forward-looking statements in light of the risks and uncertainties that could cause the Company's actual results to differ materially from those which are management’s current expectations or forecasts.

Risks and uncertainties that could adversely affect our business and prospects include, but are not limited to, those discussed below in “Risk Factors,” which are incorporated herein by reference. The risks included in “Risk Factors” are not exhaustive. Except as required by law, the Company disclaims any intent or obligation to revise or update any forward-looking statements for any reason. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, after the date of this prospectus.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of our common stock and Series J preferred stock offered in the rights offering.

What is the rights offering?

We are distributing to holders of shares of our common stock, at no charge, one subscription right that includes a basic subscription privilege to purchase one unit at a price of $        , per unit and an over-subscription privilege. Each unit consists of                shares of our common stock and                 shares of our Series J preferred stock. The common stock and Series J preferred stock comprising the unit will separate upon subscription of the rights and the units will not trade as separate securities. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on             , 2012, the record date for the rights offering. The subscription period starts on the rights offering commencement date,             , 2012, and ends at 5:00 p.m., New York City time, on             , 2012, the expiration date of the rights offering. We intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “                    ” beginning on or about             , 2012. The shares of common stock to be issued in connection with the rights offering, like our existing shares of common stock, will be traded on the Nasdaq Global Select Market under the symbol “MOTR.” We intend to apply for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “                    ”beginning on or about            , 2012. As described below, you may exercise your subscription rights for a number of units less than, equal to or greater than the number granted to you under your basic subscription privilege. Additionally, you may choose not to exercise any of your subscription rights.

Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?

We expect to receive net proceeds from the rights offering of approximately $        million, after deducting fees and expenses. We plan to (and are required to) use net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan with High River Limited Partnership. If the net proceeds from this rights offering are greater than the term loan, we will use any excess funds for general corporate and working capital purposes.

High River Limited Partnership is beneficially owned by Mr. Carl C. Icahn, a beneficial holder, as of September 30, 2011, of approximately 16.6% of our outstanding shares. Mr. Brett C. Icahn, a director of the Company, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, a director of the Company, is married to Mr. Carl C. Icahn’s wife’s daughter. The term loan with High River Limited Partnership was unanimously approved by the disinterested directors of the Company’s Board of Directors. We entered into the term loan on September 16, 2011 and subsequently amended the terms of the term loan on November 14, 2011 to extend the maturity date, among other things. The term loan accrues interest at 9% per year, which is paid-in-kind quarterly through capitalizing interest and adding it to the principal balance and is secured by a first lien on substantially all of our assets. The principal and interest are due and payable at maturity on June 14, 2012. The term loan further provides that we are required to use the net proceeds from corporate transactions, such as in this rights offering, to prepay the term loan without premium or penalty. We used the proceeds of the term loan to pay the amounts outstanding under our credit facility with Silicon Valley Bank and to provide additional working capital. The number of units subscribed for in the rights offering will determine the amount of proceeds that will be applied to repayment of this indebtedness.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs until June 2012. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any strategic alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

If we are unable to raise sufficient funds in this rights offering or to negotiate a long term credit facility on acceptable terms, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan when due. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary – Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $50 million in new capital through a rights offering to allow our existing stockholders to purchase additional shares of our common stock and shares of our Series J preferred stock based on their pro rata ownership percentage without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

What is the basic subscription privilege?

Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of                 shares of our common stock and                 shares of our Series J preferred stock at a subscription price of $        per unit. For each share you own as of the record date for the rights offering, your basic subscription privilege gives you the opportunity to purchase one unit consisting of                 shares of our common stock and                 shares of our Series J preferred stock. For example, if you owned 100 shares of common stock as of the record date, you would have received 100 subscription rights and would have the opportunity to purchase 100 units for $        per unit (or a total payment of $        ), which in the aggregate consists of                 shares of our common stock and                 shares of our Series J preferred stock. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase rights from others and exercise all or a portion of those rights, or you may seek to sell all or a portion of your rights. The subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

We will not issue or pay cash in place of fractional rights, fractional units or fractional shares. Instead, we will round down any fractional rights to the nearest whole right, any resulting units to the nearest whole unit and any resulting fractional shares to the nearest whole share. If you hold a Motricity stock certificate, the number of units you may purchase pursuant to your basic subscription privilege is indicated on the rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each share of our common stock that you own as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible. The number of units you may purchase in the rights offering may be subject to certain limitations as described in this prospectus.

What is the over-subscription privilege?

To the extent any holders of subscription rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $        per unit. We refer to this opportunity to purchase additional units at the subscription price as the “over-subscription privilege.” Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege (including by purchasing rights from other holders and exercising those rights). You should indicate on your subscription rights certificate, or the form provided by your nominee (if your shares are held in the name of a nominee), how many additional units you would like to purchase pursuant to your over-subscription privilege.

If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of units than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of units for which the holder oversubscribed, and the remaining units will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units that may be available to you (i.e., for the maximum number of units available to you, assuming you exercise all of your basic subscription privilege in full and are allotted the full amount of your over-subscription request). See “The Rights Offering — Subscription Rights — Over-Subscription Privilege” in this prospectus.

We will return to you any excess subscription payments, without interest or penalty, as soon as practicable after the over-subscription allocation is final.

Are there any limits on the number of units I may purchase in the rights offering or the number of shares I may own as a result of the rights offering?

Yes. You may only purchase the number of whole units consisting of shares of common stock and Series J preferred stock purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering, or purchased by you as a result of buying subscription rights, plus the maximum amount of over-subscription privilege units available, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you hold on the record date, by the number of rights purchased by you as a result of buying subscription rights, and by the extent to which other stockholders exercise their subscription rights, which we cannot determine prior to completion of the rights offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We further reserve the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2010, we had net operating losses totaling approximately $248 million. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the United States Internal Revenue Code, as amended (the “Code”), if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. However, we cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light, so as to make it necessary or advisable for us to reduce the size of the offering. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us more to accurately exercise our discretion to preserve our tax benefits.

Will there be a backstop to the rights offering or other guarantee that it will be sufficiently subscribed?

No. There will be no backstop or other guarantee to the rights offering. This means that the rights offering may not be sufficiently subscribed or subscribed at all. Therefore, we may not raise sufficient capital (or any capital) from the rights offering to repay our term loan and execute on our longer term business plan or to pursue other strategic opportunities. In addition, there is no minimum proceeds condition to the rights offering and we may consummate the rights offering even if the amount of proceeds does not meet our financing goals. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the expiration date of the rights offering, whether exercised in respect of the basic subscription privilege or the over-subscription privilege.

What are the material terms of our Series J preferred stock offered in this rights offering?

Our Series J preferred stock will rank senior to our common stock. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock. The liquidation preference of the Series J preferred stock will be initially $        per share.

On a quarterly basis, our board of directors may, at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock in an amount equal to 2% of the liquidation preference, as in effect at such time (initially $        per share) and (ii) thereafter in an amount equal to 3% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased quarterly (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, by an amount equal to 2% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date and (ii) thereafter by an amount equal to 3% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. The liquidation preference of the Series J preferred stock will be initially $        per share. If the dividend is not so paid in cash, the liquidation preference will be adjusted quarterly by in kind dividends as described above. The accretion will continue until the shares are redeemed, or until we liquidate, dissolve or wind-up our affairs.

We may, at our option, at any time, redeem our shares of Series J preferred stock at a redemption price equal to 100% of the liquidation preference per share, as in effect at such time. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock. Further, except as to matters, if any, as may be required by applicable law, the shares of Series J preferred stock are not entitled to any voting rights.

How was the $        per unit subscription price and dividend rate for the Series J preferred stock determined?

In determining the subscription price, our board of directors based on recommendation by a special committee (which received advice from an independent financial advisor) considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of directors determined that the subscription price should be equal to $        per unit and determined the terms of the Series J preferred stock. There was no formula used in determining the subscription price or the terms of the Series J preferred stock. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Series J preferred stock. The $        per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units to be offered in the rights offering. See “The Rights Offering — Determination of Subscription Price” in this prospectus.

The price per unit in the rights offering may not be indicative of the market value of shares of our common stock or Series J preferred stock. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. Further, our Series J preferred stock will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock or shares of our Series J preferred stock issued in the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change and you will not be issued any shares of our Series J preferred stock. Furthermore, if you choose not to exercise your subscription rights in full, your ownership interest in Motricity will be diluted by other stockholders’ purchases and may be further diluted if we pay dividend on our Series J preferred stock in kind.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment, including final clearance of any uncertified check, before the rights offering expires on             , 2012, at 5:00 p.m., New York City time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase units?

We intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “                    ” beginning on or about             , 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the subscription rights will be accepted. If we are successful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the related subscription rights on the Nasdaq Global Select Market, the subscription rights will, in most states, be transferable during the subscription period. Transferees of subscription rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, custodian bank or other nominee, which may charge a transaction fee or commission to sell rights. Although we intend to apply for listing of the subscription rights on the Nasdaq Global Select Market, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of or the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.

For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the rights offering or from transferring subscription rights, see “Questions and Answers Related to the Rights Offering — Are there limitations to this rights offering under state securities laws?”

Are we requiring a minimum overall subscription to complete the rights offering?

No. There is no individual minimum subscription requirement in the rights offering, and there is no minimum aggregate subscription requirement to complete the rights offering. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the expiration date of the rights offering, whether exercised in respect of the basic subscription privilege or the over-subscription privilege.

Can we cancel or extend the rights offering?

Generally, we cannot cancel the rights offering once it has commenced. Our board of directors may decide to extend the rights offering for additional periods ending no later than             2012, although we do not presently intend to do so.

Has the board of directors made a recommendation to stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights.

Stockholders who exercise subscription rights will incur investment risk on new money invested. The subscription price per unit may not be indicative of the market value of our common stock or Series J preferred stock. We cannot predict the price at which our shares of common stock or shares of our Series J preferred stock will trade after the offering. Furthermore, a liquid trading market may not develop or be maintained for our Series J preferred stock. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference in, this prospectus.

Will our directors, executive officers or significant stockholders participate in the rights offering?

Our directors, executive officers and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights. At this time, we do not know whether our directors, executive officers or significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights.

Any director, executive officer or significant stockholder who subscribes for units in the rights offering will pay $        per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

Are there limitations to this rights offering under state securities laws?

If the subscription rights and the Series J preferred stock each are listed on the Nasdaq Global Select Market, the subscription rights and the Series J preferred stock will each, under Section 18 of the Securities Act, be a covered security, and therefore exempt from state securities regulation. This “blue sky” state exemption is important because, if achieved, it will enable us to offer the rights to all holders of our common stock, regardless of the regulations in the holders’ states of residency. Without this exemption, state securities regulation could preclude certain holders from taking part in the rights offering. We currently intend to proceed with the rights offering even if we do not obtain listing for the subscription rights and/or the Series J preferred stock on the Nasdaq Global Select Market.

If we do not obtain listing for the subscription rights and/or the Series J preferred stock on the Nasdaq Global Select Market, we will apply for qualification of this rights offering with certain state securities commissions. We currently intend to proceed with the rights offering even if we do not receive qualification for this rights offering from certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares underlying units you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Motricity stock certificate and you wish to participate in the rights offering, you must deliver a properly completed and signed rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., New York City time, on             , 2012, the expiration date of the rights offering. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Motricity, Inc. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York City time, on             , 2012.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of units under the over-subscription privilege and the elimination of fractional units and fractional shares.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase units in the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from Motricity. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the rights offering.

What form of payment is required to purchase the units offered in this rights offering?

Except as set forth in the section called “Use of Proceeds,” payments submitted to the subscription agent must be made in full in U.S. currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “ (acting as Subscription Agent for Motricity, Inc.)”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “ (acting as Subscription Agent for Motricity, Inc.)”; or

•	U.S. postal money order payable to “ (acting as Subscription Agent for Motricity, Inc.)”.

To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering. Any uncertified check used to pay for units in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and may not receive the shares underlying the units you wish to purchase.

When will I receive my new shares of our common stock and Series J preferred stock?

If you purchase units in the rights offering by timely submitting a rights certificate and payment, we will mail you share certificates or DRS statements for the shares of common stock and shares of Series J preferred stock as soon as practicable after the completion of the rights offering. Until your share certificates or DRS statements are received, you may not be able to sell the shares acquired in this rights offering. If your shares as of the record date were held by a broker, dealer, custodian bank or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock and Series J preferred stock underlying the units you purchase in the rights offering as soon as practicable after the completion of the rights offering.

After I send in my payment and rights certificate to the subscription agent, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the subscription price of $        per unit. Exercising subscription rights may commit you to buying units at a price above the prevailing market price of the units issuable upon exercise of the rights. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. Furthermore, the market price of our Series J preferred stock may decline after the rights offering.

What effects will the rights offering have on the Company’s outstanding capital stock?

Assuming no other transactions by us involving our common stock, Series J preferred stock other than as described herein, and no warrants or other convertible securities for our common stock are exercised, prior to the expiration of the rights offering, if the offering is fully subscribed through the exercise of the subscription rights before the expiration of the rights offering, then an additional                 shares of our common stock and                 shares of our Series J preferred stock will be issued and outstanding

after the closing of the rights offering, for a total of                 shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of any existing stockholders that do not fully exercise their basic subscription privilege will be diluted. The exact number of shares of common stock and shares of Series J preferred stock that we will issue in this rights offering will depend on the number of units that are subscribed for in the rights offering by our stockholders.

In addition, this rights offering, the issuance of our Series J preferred stock and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

How much will Motricity receive from the rights offering?

If all of the subscription rights are exercised in full by our stockholders, we expect the net proceeds from the rights offering to be approximately $         million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the rights offering.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of shares of common stock and shares of Series J preferred stock and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 20 of this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we do not complete the rights offering, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have a military post office or a foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Stockholders.”

What fees or charges apply if I purchase units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of common stock or Series J preferred stock underlying the units to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

What are the U.S. federal income tax consequences of exercising my subscription rights?

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the United States Internal Revenue Service (the “IRS”) or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by mail or overnight courier to:

By mail:	By overnight courier:

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering at 5:00 p.m. New York City time on             , 2012.

Whom should I contact if I have other questions?

If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact our information agent for the rights offering,                     , at (888) XXX-XXXX (toll-free) or, for banks and brokers, at (XXX) XXX-XXXX.

If you have any questions regarding Motricity, please contact                     at (425) 957-6200, Monday through Friday, between 11:00 a.m. and 8:00 p.m., New York City time.

PROSPECTUS SUMMARY

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in shares of our common stock, you should read this prospectus carefully, including the sections entitled “Risk Factors” and “The Rights Offering,” and the information incorporated by reference in this prospectus.

Our Company

Overview

Motricity is a leading provider of mobile data solutions and services that enable wireless carriers to deliver high value mobile data services to their subscribers. In addition, we provide mobile marketing, advertising and merchandising solutions to brands, advertising agencies and mobile operators around the globe. Our SaaS based mCore platform and solution set enables wireless carriers to deliver customized, carrier-branded mobile data services to their wireless subscribers and assists businesses by offering a complete and integrated mobile experience for customers, including mobile advertising, websites, applications, merchandising and messaging. Furthermore, through our predictive analytics capabilities, we empower relevant and targeted consumer experiences that leverage the mobile medium to drive brand awareness, interaction and commerce for our customers.

History

On April 14, 2011, we acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries), pursuant to an Arrangement Agreement, dated as of March 12, 2011, by and among Adenyo Inc., Motricity Canada Inc. (formerly 7761520 Canada Inc.), Motricity Inc. and the other parties thereto. The assets include Adenyo’s interest in a subsidiary, equipment, software, accounts receivable, licenses, intellectual property, customer lists, supplier lists and contractual rights. Adenyo is a mobile marketing, advertising and analytics solutions provider with operations in the United States, Canada and France.

Motricity, Inc., a Delaware corporation, was incorporated on March 17, 2004 under the name Power By Hand, Inc. (“PBH, Inc.”). PBH, Inc. was formed as a new entity to be the surviving corporation in the merger of Pinpoint Networks, Inc. (the acquiring corporation for accounting purposes) and Power By Hand Holdings, LLC (“PBH Holdings”), which occurred on April 30, 2004. On October 29, 2004, we changed our name from Power By Hand, Inc. to Motricity, Inc. In 2007, we acquired the assets of the mobile division of InfoSpace, Inc. (“InfoSpace Mobile”). Located in Bellevue, Washington, InfoSpace Mobile was a provider of mobile content solutions and services for the wireless industry. On June 23, 2010, we completed our offering of 6,000,000 shares of common stock in an initial public offering. Our common stock is currently traded publicly on the Nasdaq Global Select Market under the symbol “MOTR.”

We generated approximately 95%, 82% and 76% of our total revenue in the U.S. during the year ended December 31, 2009, the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively. In the first nine months of 2011, 18% of our revenue was generated in Asia. As of December 31, 2009, December 31, 2010 and September 30, 2011, the majority of our long-lived assets were located in the U.S.

Recent Developments

Overview. Over the past few months, we have undergone significant change as described in more detail below, including changes in management, securing a term loan, reductions in costs, an exploration of strategic and financing alternatives for the Company, and increasing the focus on our mobile advertising and enterprise opportunities while re-evaluating our international carrier business.

During this period of transformation, we have continued to deliver value-added solutions and roll out new services to customers and have taken a number of proactive steps to evolve our strategy to rebuild the Company and lower operating expenses.

At the same time, the competitive landscape continues to impact our business. Internationally, some of our competitors have used and may continue to use aggressive pricing or promotional strategies, which has significantly lengthened sales cycles and increased pricing pressures. This has had an adverse effect on our revenue. We believe that these market dynamics will continue for the foreseeable future. In North America, our operations are continuing to experience downward pressures related to the mass adoption of smart phones at the expense of feature phones. While this transition has been underway for some time, our large carrier customers are reporting that this trend is accelerating faster than they expected and it is impacting revenues not just for Motricity, but for the industry. We have also seen a downward trend in our professional service revenue on a sequential basis, and we believe that this trend will continue.

The continuing uncertainty surrounding worldwide financial markets and macroeconomic conditions has caused and may continue to cause our customers to decrease or delay their expansion and purchasing activities. Additionally, constrictions in world credit markets may cause our customers to experience difficulty securing the financing necessary to expand their operations and purchase our services. Economic uncertainty and unemployment have resulted in and may continue to result in cost-conscious consumers, which have adversely affected and may continue to adversely affect demand for our services. If the current adverse macroeconomic conditions continue, our business and prospects may continue to be negatively impacted.

To address the challenges presented by the market conditions and the other risks and uncertainties facing our business, we have implemented cost reductions and we are continuing to align our costs with our outlook and are evaluating additional cost saving measures including divestitures and discontinuation of certain of our business operations including our international carrier business. We are also increasing the focus on our mobile advertising and enterprise opportunities, by continuing to pursue new product development opportunities designed to enhance and expand our existing services, seeking to develop new technology that addresses the increasingly sophisticated and varied needs of our customers, and responding to technological advances and emerging industry standards and practices and license leading technologies that will be useful in our business in a cost-effective and timely way. We are focusing on broadening our solutions and services to North American carriers and other industries and building a mobile advertising and enterprise platform that could deliver those services. Our success will depend on our ability to successfully execute one or more financing alternatives (including this rights offering), cost reductions, and other potential divestitures and our ability to successfully use new technologies and adapt our current and planned services to new customer requirements or emerging industry standards and expand our customer base.

Strategic Review; Liquidity and Capital Resources. On September 22, 2011, we announced our intent to explore strategic options, including a spin-off, sale or other transaction involving our carrier business and mobile marketing and advertising business. We hired GCA Savvian Advisors, LLC (“Savvian”) to assist us in exploring these strategic options. As a result of such exploration, a number of interested parties entered into non-disclosure agreements with us and we received initial non-binding indications of interest from parties interested in acquiring all or a part of our business all of which were subject to a number of conditions, including satisfactory completion of substantial due diligence and the negotiation and completion of mutually satisfactory definitive agreements among the parties. After carefully reviewing each of the indications of interest, conducting preliminary negotiations with one of the parties, and considering the terms on which the parties had indicated they would be interested in acquiring all or a portion of our business, we concluded that it would be unlikely that we would be able to sell the Company at a meaningful premium over the market price of our common stock and determined that it was in the best interest of our Company and our stockholders to end the process led by Savvian. In doing so, we also considered the uncertainty of consummating a transaction on favorable terms if at all and the other strategic options for the Company. As such, we decided to focus our resources on other strategic paths for the business, including increasing the focus on our mobile advertising and enterprise business, continuing cost reductions and pursing financing alternatives, including this rights offering.

The realignment of our strategic path will continue to require management time and resources, while we simultaneously focus on developing new product offerings and reducing costs. We cannot assure that we will be successful in our efforts to realign our strategic path or to increase our focus on our mobile advertising and enterprise business.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs until June 2012. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and execute on our longer term business plan, is contingent on our ability to raise additional capital, including in this rights offering. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

We cannot assure that sufficient additional or alternative financing will be available on acceptable terms, if at all, or that we will generate sufficient funds from operations to repay our term loan when due or to adequately fund our longer term operating needs. If we are unable to raise sufficient funds in this rights offering or to negotiate a long term credit facility on acceptable terms, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan when due. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to as described in more detail below. Our operating performance may also be affected by risks and uncertainties discussed in “Risk Factors.” These risks and uncertainties may also adversely affect our short and long-term liquidity.

Termination of XL Agreements. As disclosed on January 5, 2012 on December 31, 2011, we agreed to terminate our relationship with PT XL Axiata Tbk (“XL”). The termination followed negotiations relating to the continued business relationship among us and XL and XL's indication that it wished to exit its relationship with us. Several agreements pursuant to which we provided XL with mobile data and related services in Indonesia were terminated. In 2010 and the first nine months of 2011, XL accounted for 13% and 11%, respectively, of our revenue. We and XL agreed that we are entitled to receive our contractual revenue share through December 31, 2011. In addition, we will receive a cash payment from XL to compensate us for software license fees that would otherwise have been due under the terminated agreements. All other payments that would otherwise have been due under the terminated agreements have been waived resulting in a net benefit for the Company. In connection with this termination and as a result of the review of our strategic path, we also decided to increase our focus on our mobile advertising and enterprise business and re-evaluate our international carrier business.

Recent Reduction in Force and other Cost Reductions Measures. During the third and fourth quarter of 2011 and into 2012, we effected a restructuring of our workforce and other cost savings initiatives. As a part of this process, we implemented a reduction in our global workforce, canceled hiring plans and commenced a transition from contractor personnel to employees. These measures are designed to realign our strategic path, streamline our business, improve quality, integrate our acquisition of Adenyo and implement cost savings measures. We also implemented other cost savings measures, including a restructuring of our facilities and data centers. We continue to review our cost structure and may implement further cost saving initiatives including divestitures and discontinuation of certain of our business operations. We cannot guarantee that we will be able to realize cost savings and other anticipated benefits from such efforts, or that such efforts will not interfere with our ability to achieve our business objectives. Moreover, the reduction in force and other cost savings measures can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, may increase the likelihood of turnover of other key employees, and may have an adverse impact on our business.

Impairment and Restructuring Charges. We periodically review the carrying value of the goodwill and other long-lived assets reflected in our financial statements to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment of the value of these assets. Based upon a combination of factors, including the reduction in the actual and anticipated performance of acquired businesses below our expectations, as well as the recent decline of our market capitalization significantly below the book value of our net assets, as of September 30, 2011, we determined that our goodwill and certain fixed and intangible assets were impaired. We incurred an impairment charge of $162.3 million, of which $123.5 million relates to goodwill and $38.8 million relates to various fixed and intangible assets. These charges represent our best estimate of the impairment incurred during the three months ended September 30, 2011. The final amount of the impairment charge will be determined in the fourth quarter of 2011 and may require an adjustment to the estimated amounts. Such adjustment may be material. We also recorded a restructuring charge of $4.6 million, primarily related to severance payments and stock-based compensation charges related to the acceleration of equity awards given to employees that were terminated.

Recent Management Changes. In August 2011, Ryan K. Wuerch, our Chief Executive Officer and a director, Allyn P. Hebner, our Chief Financial Officer, James N. Ryan, our Chief Development Officer, and Richard E. Leigh, Jr., our Senior Vice President and General Counsel, were terminated from their positions with us. James R. Smith, Jr., our former President and Chief Operating Officer, assumed the role of interim Chief Executive Officer, and we appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of interim Chief Financial Officer. We are considering Mr. Smith as a candidate for permanent Chief Executive Officer, as we continue our evaluation of our executive management team, and we are searching for a permanent Chief Financial Officer. We cannot assure that our efforts to identify and recruit a permanent Chief Executive Officer or a permanent Chief Financial Officer will be successful. Moreover, the uncertainty inherent in our ongoing leadership transition can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, and may increase the likelihood of turnover of other key officers and employees.

Legal Proceedings. We previously announced that Joe Callan filed a putative securities class action complaint in the U.S. District Court, Western District of Washington at Seattle related to alleged violations under Sections 11 and 15 of the Securities Act, and Sections 10(b) and 20(a) of the Securities Exchange Act. A second putative securities class action complaint was filed by Mark Couch in October 2011 in the same court, also related to alleged violations under Sections 11 and 15 of the Securities Act, and Sections 10(b) and 20(a) of the Securities Exchange Act. On November 7, 2011, the class actions were consolidated, and lead plaintiffs were appointed pursuant to the Private Securities Litigation Reform Act. On December 16, 2011, plaintiffs filed a consolidated complaint which added a claim under Section 12 of the Securities Act to its allegations of violations of the securities laws.

In addition, during September and October 2011, three shareholder derivative complaints were filed against us and certain of our current and former directors and officers in the U.S. District Court, Western District of Washington at Seattle. The complaints allege various violations of state law, including breaches of fiduciary duties and unjust enrichment based on alleged false and misleading statements in press releases and other SEC filings disseminated to shareholders. The derivative complaints seek, inter alia, a monetary judgment, restitution, disgorgement and a variety of purported corporate governance reforms. Two of the derivative actions were consolidated on October 27, 2011. On November 8, 2011, the parties filed a stipulation to stay completely the consolidated derivative action until the Court rules on the forthcoming dismissal motion in the consolidated class action. The court granted the parties' stipulation on November 10, 2011, thereby staying the consolidated derivative action. On November 14, 2011, the third derivative action was transferred to the consolidated derivative proceeding, thereby subjecting it to the proceeding’s litigation stay.

As these cases are at a very early stage, we are not able to predict at this time the probability of the outcome or estimate of loss, if any, related to these matters.

Our solutions and services

Motricity provides a number of solutions and services for mobile operators, brands and agencies.

Our solutions provide mobile operators with innovative ways designed to add services that attract new users and drive revenue from existing users. For agencies and brands, we deliver customer-centric mobile experiences through precision profiling and targeting, content delivery and rich media technologies. Motricity’s advertising, messaging, website, application and merchandising solutions are crafted to provide brands with intelligent and innovative ways to attract and engage users. Our cross-platform support and dynamic rendering based on device are intended to enable companies to send the right message, to the right audience, at the right time, which translates to higher conversion rates and brand engagement.

Motricity Connect. Motricity Connect is an operator-branded ‘front door’ to the mobile Internet where a user can access the content that matters to them on a real-time basis. From news, sports, weather, email, social networking and messaging, to mobile account and eCare information, Motricity Connect delivers a means for users to access their set of localized, personalized and customized content. With Motricity Connect, mobile operators can create a feature rich, visually appealing environment to deliver user-relevant content, services and offers across a wide range of target devices. Motricity Connect was developed to drive service adoption and increases usage of mobile data services.

Motricity Marketplace. Motricity Marketplace enables mobile operators to respond to the ever-growing demand for innovative mobile content, applications and widgets with an open, integrated and personalized mobile shopping experience. The demand for mobile goods and services is expanding and with it the opportunity for increased adoption, usage and revenue. At the same time, however, the mobile commerce ecosystem is becoming increasingly fragmented and complex through the expanding diversity of both the types and sources for these offerings. Motricity Marketplace simplifies the complex world of mobile commerce through the delivery of a relevance-driven merchandising solution.

Motricity Marketplace provides an open and encompassing mobile commerce solution. Users can get the wide range of content, applications and widgets that are available across the mobile data ecosystem and developers can make available their complete offerings on a simple, streamlined, user-centric basis. Motricity Marketplace aggregates content, applications and widgets from a variety of sources including device OEM’s and third-party providers into one easy-to-reach and easy-to-use mobile shopping destination.

Motricity MobileCast. Motricity MobileCast is a next generation content management solution that delivers real-time, consumer relevant content to a wide range of smartphones. This comprehensive offering is designed to give smartphone subscribers real-time, zero touch access to all the relevant content, applications, goods and services they care about most, directly to their ‘phonetop’.

Motricity MobileCast offers mobile operators and enterprise brands the ability to deliver a wide range of content types (HTML5, audio, video, text) to popular smartphone operating systems (Android, RIM, Windows 7 and Apple iOS). It also includes easy-to-use publishing tools that reduce the time to design and develop marketing campaigns, giving marketers greater control. Motricity MobileCast also makes it easier for marketers to track their campaigns through a suite of reporting and insight generation tools, enabling results reporting and real-time adjustment and optimization of campaigns.

Motricity Gateway. Motricity Gateway delivers a robust solution for rapid delivery of wireless messaging and content, helping communications, offers and promotions get to your customers on time. As a leading SMS aggregator, Motricity maintains mature carrier relationships across US, Canada and Europe and has built a reputation for reliability, performance and service by delivering successful SMS and MMS to subscribers. Motricity Gateway also provides the ability for companies to charge for the delivery of digital products by leveraging the wireless carrier billing facilities. Motricity Gateway’s Billing Manager handles complex operator requirements for efficient handling of billing, and offers user-friendly features that enhance service offerings and increase revenue opportunities.

Motricity Site Designer. Motricity Site Designer enables companies to leverage the reach, communication and advertising opportunities only mobile can offer. Using Motricity Site Designer, mobile operators, enterprise brands and advertising agencies have the ability to quickly and easily create mobile Websites and microsites that deliver audience-relevant content, offers and promotions.

Campaign Manager. Campaign Manager enables you to plan, develop, execute and measure marketing, sales and customer readiness strategies over the mobile channel allowing you to influence customers making decisions on the go.

Motricity Insights.Motricity Insights is a SaaS-based tool that makes enterprise-class predictive analytics, profiling and prospect targeting a viable option for a marketer - combining customer profiling, reporting, predictive modeling, scoring, mapping, targeting and suppression into an automated end-to-end process.

Promotions, offers and campaigns can now realize improved response rates through predictive analytics. Motricity Insights enables agencies, advertisers and corporate marketing teams to build revenue, create customer loyalty and deliver a more consistent return on investment across campaigns.

Motricity Insights automates and accelerates the prospect identification process, delivering profiling, filtering, segmentation and targeting without requiring analytics expertise or dedicated in-house statistical teams. With Motricity Insights, marketers are able to create comprehensive analytics models to understand market size, propensity to buy and concentration. It also provides analysts with a platform to automate routine work and free up analytic resources.

Our professional services include the following:

Solution consulting. Our solution professionals actively engage with customers to define mobile trends, analyze effectiveness of existing solutions and recommend programs and solutions to enhance the mobile data subscriber experience. Our solution professionals have the experience and understanding of the mobile data ecosystem to enable our customers to optimize their mobile data strategies.

Mobile design. Our mobile design professionals enable wireless carriers to create unique, integrated mobile experiences for their mobile subscribers. We employ functional and technical design techniques across a number of design elements including subscriber experience, wireless network and mobile device features, system integration and processes. We have a comprehensive library of designs and tools that help us leverage our skill set across the mobile data ecosystem.

Solution implementation. Our implementation professionals provide expertise in every phase of the implementation process, including customization, configuration, integration, system launch and ongoing enhancement and maintenance.

Operational management and customer support. Once mCore is deployed, we provide support services to wireless carriers to maintain and monitor their service deployment, including content and technology management, the introduction of new phones and system billing and settlement. We also provide customer support to wireless carriers and their ecosystem of partners to resolve issues directly relating to the performance of the mCore platform.

Sales and marketing

We market and sell a wide range of mobile data services solutions to wireless carriers as well as mobile marketing and advertising solutions to brands and agencies through our sales organization. As of December 31, 2011 our sales and marketing organization consisted of 54 employees located predominantly in North America.

Sales. Within this organization, we have teams focused on selling to wireless carriers, mobile aggregators, enterprise customers, and brands and agencies. Employees in our sales support and sales engineering group are engaged during the design and implementation process to offer insight into customer requirements, technical solutions and cost evaluation.

Marketing and product management. Our marketing and product management organizations focus on defining our product requirements, educating wireless carriers, media and industry analysts on our managed services approach, building brand awareness and supporting the efforts of the sales organization. We market our solutions through industry events, public relations efforts, sales materials and our Internet site. Additionally, we work directly with wireless carriers to help them better target and promote our joint offerings. We leverage our data-rich insights into subscriber behavior and our user interface expertise to help drive subscriber adoption and usage. In addition, we work with brands and agencies to help them better understand the opportunity and value that mobile solutions bring to their go-to-market approaches and offerings. We believe the combination of these efforts creates awareness of our business, solutions and managed services approach, which helps drive our overall business growth.

Customers and vendors

Customers

As of January 6, 2011, our customers included 8 wireless carriers and over 280 enterprise customers worldwide. As discussed below, we have strong, established and strategic relationships with industry-leading wireless carriers. In addition to those relationships, we have agreements to provide messaging services, such as standard text messaging programs and premium (paid) content delivery, to a wide array of entertainment, marketing and other customers. We depend on a limited number of customers for a substantial portion of our revenues. The loss of a key customer or any significant adverse change in the size or terms of a contract with a key customer could significantly reduce our revenues.

Wireless carriers. We have customer agreements with the top U.S. wireless carriers and other wireless carriers in the U.S. We provide various services, including portal and/or marketplace services for these carriers. In addition, we have agreements with most U.S. wireless carriers for connectivity to our enterprise gateway. Our agreements vary as to the services we provide to each carrier and how we charge for those services. We charge using a combination of professional services fees, variable activity-based fees, revenue sharing arrangements and fixed monthly fees. Some of our agreements contain per subscriber fees for portal services and revenue sharing arrangements for marketplace services. Some of our agreements also contain service level agreements under which we commit to certain availability and performance metrics and are subject to financial penalties if we fail to perform at the agreed upon level.

AT&T Mobility. Our largest customer by revenue is AT&T Mobility, LLC. We have several agreements with AT&T including our Second Amended and Restated Wireless Services Agreement under which we host AT&T’s MediaNet and ATT.net portals, and our 2010 Master Services Agreement and accompanying Service Exhibit under which we host AT&T’s AppCenter, which utilizes mCore marketplace. Under the portal agreement, we receive a monthly fee based on the number of subscribers, with a volume discount, as well as certain fixed fees. The portal agreement contains service level agreements under which we commit to certain availability and performance metrics and are subject to financial penalties if we fail to perform at the agreed upon level. The portal agreement reached the end of its term on April 22, 2011 but is subject to automatic extension unless terminated by either party upon six months notice, and is also terminable by AT&T without cause upon six months notice. The AppCenter agreement expires September 22, 2012, but AT&T has the right to terminate on 90 days notice.

Verizon Wireless. After AT&T, our next largest customer is Cellco Partnership (d.b.a. Verizon Wireless). We host Verizon’s portals under our 2004 WAP 2.0 Hosting Agreement. Under our Verizon portal agreement, we receive a monthly fee based on the number of subscribers, with a volume discount, as well as certain fixed fees. The portal agreement contains service level agreements under which we commit to certain availability and performance metrics and are subject to financial penalties if we fail to perform at the agreed upon level. Verizon may terminate for convenience. Pursuant to an amendment to the 2004 WAP 2.0 Hosting Agreement entered into on June 30, 2010, the term of the Agreement was extended to June 30, 2012. After such date, Verizon Wireless may extend the term for up to two additional one year terms, which extension shall occur automatically unless Verizon provides notice of intent not to renew at least ninety days prior to the end of the then-current term. After June 30, 2014, the term shall be automatically renewed for successive one year periods unless either party provides written notice of termination.

Vendors

We utilize strategic relationships with offshore and domestic vendors to increase technical resource capacity in the areas of technical development and quality assurance. We have expanded these relationships to assist in the growing our product development efforts. On an as needed basis, these vendors can also be utilized to assist in sales engineering and demo development. We have agreements in place with our vendors, particularly offshore vendors, that allow us to properly manage and oversee vendor activities across the organization.

We have a strategic relationship with GlobalLogic, Inc., a leading software research and development company with over 3,000 employees providing services worldwide. Initially, GlobalLogic assisted us with customer implantation and custom projects, and we now use the company to supplement our Product Development group. Our Master Services Agreement with GlobalLogic became effective on September 30, 2008. We recently extended the agreement and it now expires on December 29, 2012. We may terminate this agreement upon breach or change in control, or without cause upon 90 days notice. The agreement includes the option to convert GlobalLogic employees to Motricity employees for a fee.

We commit significant resources to research and development. Research and development expenses for the year ended December 31, 2009, the year ended December 31, 2010 and the nine months ended September 30, 2011, were $5.8 million, $8.7 million and $ 8.7 million, respectively.

Competition

The mobile data communications market for products and services continues to be competitive and fragmented. The widespread and rising adoption of open industry standards, rapidly changing technology trends and burgeoning consumer demand has made it easier for new market entrants, existing competitors and non-traditional players to introduce new products and services that compete with our products. With the rapid growth and adoption of mobile data services, along with the increased demand for mobile marketing and advertising solutions, we expect competition to increase. As such, we believe there are a number of important factors to compete effectively in our market, including:

•	strong mobile data expertise;

•	scalable and highly reliable products and services;

•	advanced user interface capabilities and subscriber insight;

•	continued innovation to stay ahead of the market and the technology curve;

•	knowledge and delivery capabilities across a wide array of content and applications;

•	service integration capabilities across a wide range of devices, networks and standards;

•	sufficient scale and operational efficiencies to be able to offer the most cost effective solutions;

•	high level of customer support;

•	ability to onboard a wide range of devices and content;

•	adaptability to rapidly changing demand, technology and products external to our offerings;

•	comprehensive premium semi-blind ad network

•	rich media ad creation; and

•	reporting capabilities.

Our competitors include mobile device manufacturers, wired search engines, Internet portals and directories, and wireless service integrators. In our current offerings, we compete with, among others, Amdocs and Ericsson in the portal and marketplace businesses, and with Sybase, OpenMarket, Ericsson, mBlox and other wireless messaging providers in our messaging aggregation business. Additionally, we face the risk that our customers may seek to develop in-house products as an alternative to those currently being provided by us. Traditional digital players and major mobile Operating Systems providers, such as Google, Microsoft, Apple and Yahoo, are in fierce competition over market share in the mobile advertising and enterprise space. Additionally, Velti, Mellianal Media, Augme Technologies, NetBisquits and Usable Net are challengers in the mobile advertising and enterprise business.

Intellectual property

Our intellectual property is an essential element of our business. We rely on a combination of trademark, copyright, trade secret, patent and other intellectual property laws of the U.S. and other countries, as well as confidentiality agreements and license agreements to protect our intellectual property. Our intellectual property includes trademarks, patents, copyrights, trade secrets, and we are involved in licensing arrangements. Our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works.

Our core intellectual property is our software that we use to provide services to our customers. We generally host all of our software, although some customers have the right to self-host in some circumstances. We rely primarily on copyright and trade secrets to protect our software and other technology. We do not routinely register our copyrights in our software. Trade secrets are difficult to protect, but we seek to protect our proprietary technology and processes by, in part, confidentiality agreements with our employees, consultants, and other contractors.

We are the owner of trademarks registered with the United States Patent and Trademark office and internationally, including MOTRICITY and MCORE.

Employees

As of January 9, 2012, accounting for the recent reductions in force, we have 370 employees. None of our employees are represented by a labor union or is covered by a collective bargaining agreement. We have never experienced any employment-related work stoppages and consider relations with our employees to be good.

Description of the Rights Offering

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you in connection with your decision to participate or decline participation in the rights offering. Before making a decision to exercise your subscription rights and invest in the shares of our common stock or to transfer or sell your subscription rights, you should read the entire prospectus carefully, including, without limitation, the sections entitled “The Rights Offerings,” “Risk Factors” and all documents incorporated by reference in this prospectus.

Securities Offered	We are distributing to you, at no charge, one subscription right that includes a basic subscription privilege to purchase one unit consisting of shares of our common stock and shares of our Series J preferred stock for every share of our common stock that you owned as of 5:00 p.m., New York City time, on , 2012, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares, and an over-subscription privilege described more fully herein. If the rights offering is fully subscribed, we expect the net proceeds from the rights offering will be $ million.

Basic Subscription Privilege

Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of                 shares of our common stock and                 shares of our Series J preferred stock at a subscription price of $         per unit.

There is no minimum number of units you must purchase, but you may not purchase fractional units or fractional shares. You may exercise all or a portion of your basic subscription privilege, you may choose not to exercise any basic subscription privilege at all, or you may determine to buy or sell subscription rights to others. We cannot assure that you will be able to buy or sell subscription rights.

Over-subscription Privilege	To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege, at the same subscription price of $ per unit. If sufficient units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others).

Reduction in Size of Rights Offering to Preserve Tax Benefits	We reserve the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2010, we had net operating losses totaling approximately $248 million. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the Code, if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. However, we cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light, so as to make it necessary or advisable for us to reduce the size of the offering. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us to more accurately exercise our discretion to preserve our tax benefits.

Transferability of Subscription Rights	We intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “ ” beginning on or about , 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the subscription rights will be accepted. If we are successful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be, in most states, transferable during the subscription period. Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee.

Participation of Directors, Executive Officers and Significant Stockholders

Our directors, executive officers and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights.

At this time, we do not know whether any of our directors, executive officers or significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights.

Any director, executive officer or significant stockholder who subscribes for units under the rights offering will pay $        per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase units at a subscription price of $ per unit.

U.S. Federal Income Tax Consequences	We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension or Cancellation

Although we do not presently intend to do so, we have the option to extend the rights offering for additional periods ending no later than             2012.

Generally, we cannot cancel the rights offering once it has commenced.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps

•      If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., New York City time, on             , 2012, the expiration date of the rights offering. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•      If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., New York City time, on             , 2012, the expiration date of the rights offering.

Subscription Agent

Information Agent

Shares Outstanding Before the Rights Offering	shares of our common stock were outstanding as of , 2012. No shares of Series J preferred stock are outstanding before the closing of this rights offering.

Shares Outstanding After Completion of the Rights Offering	Assuming all units are sold in the rights offering, we expect approximately shares of our common stock and shares of our Series J preferred stock will be outstanding immediately after completion of the rights offering.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent, which we estimate will total $        .

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

Corporate Information	Our principal executive offices are located at 601 108th Avenue Northeast, Suite 800, Bellevue, WA 98004, and our telephone number at that location is (425) 957-6200. Our Internet address is www.motricity.com. We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information in this prospectus, including the risks and uncertainties described below, which we believe describe the most significant, but not all, risks of an investment in our stock, before making a decision to invest in our stock. The occurrence of any risks and uncertainties described below, in the information incorporated herein by reference or any other risks could harm our business, financial condition, results of operations or growth prospects. As a result, the market price of our common stock and preferred stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements. You should carefully read and consider these risk factors together with all of the other information included in this prospectus and all information incorporated by reference before you decide to exercise your subscription rights to purchase the shares in whole or in part.

Our failure to raise additional capital, including in this rights offering, or generate the cash flows necessary to repay our term loan when due and to maintain and expand our operations and invest in our services could result in a default under our term loan and reduce our ability to continue normal operations.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs until June 2012. However, this may not be the case. If we are not able to raise sufficient capital in this rights offering or otherwise, we will require additional capital to repay our term loan when due and we also may require additional capital to execute our longer term business plan. We may require capital to complete planned upgrades and enhancements to our products and services, increase our investment in capital equipment to support new and existing customers, extend our marketing and sales efforts, expand internationally and make strategic acquisitions if attractive opportunities become available. Our future capital requirements will depend on many factors, including our future operating performance, our ability to successfully realign our costs and strategic path, the time and cost of our service enhancements, the rate of mobile data subscriber growth, the acceptance rate of mobile devices as multi-functional computing platforms, the demand for wireless applications, the time and cost of successfully entering into new customer contracts and the amount of investment needed to achieve our sales and marketing objectives.

If we raise additional capital in an equity financing including in this rights offering, our stockholders may experience significant dilution of their ownership interests and the per share value of our common stock and/or Series J preferred stock could decline. If we engage in debt financing, we may be required to accept terms that further restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. We may not be able to raise any additional capital that we may require on terms acceptable to us or at all. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment.

We depend on a limited number of customers for a substantial portion of our revenues. XL, one of our three largest customers, recently terminated its relationship with us, which may adversely impact our revenues. The loss of any other key customer or any significant adverse change in the size or terms of a contract with any other key customer could significantly further reduce our revenues.

We depend, and expect to continue to depend, on a limited number of significant wireless carriers for a substantial portion of our revenues. Currently, a number of the top U.S. carriers use our services. In the event that one or more of these major wireless carriers decides to reduce or stop using our managed and professional services, we could be forced to shift our marketing focus to smaller wireless carriers, which could result in lower revenues than expected and increased business development, marketing and sales expenses. This could cause our business to be less profitable and our results of operations to be adversely affected.

In addition, a change in the timing or size of a professional services project by any one of our key customers could result in significant variations in our revenue and operating results. Our operating results for the foreseeable future will continue to depend on our ability to effect sales to a small number of customers. Any revenue growth will depend in part on our success in selling additional services to our large customers and expanding our customer base to include additional customers that deploy our solutions in large-scale networks serving significant numbers of subscribers.

In 2009, we generated approximately 53% of our total revenue from contracts with AT&T Mobility LLC and its affiliates, or AT&T, and 20% of our total revenue from contracts with Verizon Wireless and its affiliates. In 2010, we generated approximately 44%, 24% and 13% of our total revenue from contracts with AT&T, Verizon Wireless and XL respectively. For the nine months ended September 30, 2011, we generated approximately 44%, 16% and 11% of our total revenue from contracts with AT&T, Verizon Wireless and XL, respectively. XL recently terminated its relationship with us and this may adversely impact our revenues going forward. Certain of our other customers, including AT&T and Verizon may terminate our agreements by giving advance notice. Our ability to continue the terms of our agreements may be impacted by constraints in liquidity and capital resources, the exploration of financing alternatives and the realignment of our strategic path. Failure to renew or maintain our agreements with AT&T, Verizon Wireless or our other large customers and to obtain new customers would materially reduce our revenue and have a material adverse effect on our business, operating results and financial condition.

We are increasing our focus on our mobile advertising and enterprise business and re-evaluating our international carrier business. If we are unable to successfully realign our business to focus on our mobile advertising and enterprise business and obtain new customers for that business, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Effective December 31, 2011, we agreed to terminate our relationship with XL. With this, we are increasing our focus on our mobile advertising and enterprise business and re-evaluating our international carrier business. There are no assurances that we will be able to generate sufficient revenues from our other customers or from our mobile advertising and enterprise business. If we are not successful in our efforts to realign our strategy to focus on our mobile advertising and enterprise business, and to obtain new customers for that business, our revenues, results of operations and financial condition may be adversely impacted.

The mobile data services industry is, and likely will continue to be, characterized by rapid technological changes, which will require us to develop new products and service enhancements, and could render our existing services obsolete.

The market for content and applications for mobile devices is characterized by rapid technological change, with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Our success will depend, in part, on our ability to enhance and expand our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of wireless carriers and their subscribers, respond to technological advances and emerging industry standards and practices and license leading technologies that will be useful in our business in a cost-effective and timely way. We may not be able to successfully use new technologies or adapt our current and planned services to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our existing services obsolete, unmarketable or uncompetitive from a pricing standpoint.

The market in which we operate is highly competitive and many of our competitors have significantly greater resources.

The mobile data communications services market is rapidly evolving and intensely competitive. Our competitors include mobile device manufacturers, search engines, portals and directories, and wireless service integrators. Competition in the wireless industry throughout the world continues to increase at a rapid pace as consumers, businesses and governments realize the market potential of wireless communications products and services. In addition, new competitors or alliances among competitors could emerge and rapidly acquire significant market share, to our detriment. There may be additional competitive threats from companies introducing new and disruptive solutions. Some of our competitors may be better positioned than we are. Although we have attained a significant position in the industry, many of our current and potential competitors may have advantages over us, including:

•	longer operating histories and market presence;

•	greater name recognition;

•	access to larger customer bases;

•	single source solutions that deliver mobile devices, hardware, services and infrastructure;

•	economies of scale and cost structure advantages;

•	greater sales and marketing, manufacturing, distribution, technical, financial and other resources; and

•	government support.

These competitors also have established or may establish financial or strategic relationships among themselves or with our existing or potential customers or other third parties. In addition, some of our competitors have used and may continue to use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with wireless carriers and may devote substantially greater resources to system development than we do. These relationships may affect customers’ decisions to purchase services from us.

We also face competition from existing service providers in the international markets in which we already compete or may enter. For example, in India we compete with numerous companies, some of which are solely focused on the local mobile data services market, and are directly owned and managed by local citizens. These factors could provide local competitors with advantages over us, particularly if the local government enacts laws or policies that favor local competitors or restrict or disadvantage us because our international operations are part of a U.S.-domiciled company. Other competitors in international markets are subsidiaries of larger companies with established local operations, and with greater experience and resources. In other countries that we may enter, there may be incumbent competitors presently selling data services products. These incumbents may have competitive advantages that could impede our expansion and growth in these countries.

Competition for our employees is intense and failure to retain and recruit skilled personnel could negatively affect our financial results as well as our ability to maintain relationships with clients, service existing and new contracts, and drive future growth.

We provide sophisticated mobile data delivery platforms and services to our customers. To attract and retain customers and service our existing and new contracts, we believe we need to demonstrate professional acumen and build trust and strong relationships, and that we must retain, identify, recruit, and motivate new hardware and software engineers, programmers, technical support personnel and marketing and sales representatives. Competition is intense for skilled personnel with engineering, product development, technical and marketing and sales experience, and we may not be able to retain and/or recruit individuals that possess the necessary skills and experience, or we may not be able to employ these individuals on acceptable terms and conditions, or at all. Moreover, competition has been increasing the cost of hiring and retaining skilled professionals as, among other reasons, other companies in the technology sector may offer more compensation, particularly in the form of equity awards. Recent business challenges, reductions in force and changes in our executive management team have also increased turnover of our skilled personnel and we may continue to experience such turn over in the future. Our business and growth may suffer if we are unable to retain current personnel and hire other skilled personnel.

We are exploring various financing alternatives for the Company and considering the strategic direction of the Company as a whole. We may experience difficulties in consummating financing alternatives and realigning our strategic path, and any such alternatives and realignment of our strategic path may not lead to the achievement of desired results.

We cannot assure that we will be successful in exploring, pursuing or consummating any financing alternatives, including this rights offering or in realigning our strategic path. Furthermore, additional capital may be needed to pursue such strategies, including a focus on our mobile advertising and enterprise business and there are no assurances that additional capital is available on favorable terms or at all. Moreover, the process of exploring financing options, realigning our strategic path and effecting cost reductions may be disruptive to our business. The inability to effectively manage the process could materially and adversely affect our business, financial condition or results of operations. If we are not able to consummate financing alternatives or to successfully realign our strategic path and manage the reduction of our costs, our liquidity, capital resources and our ability to expand our business may be adversely impacted.

Our ongoing leadership transition could have a material adverse impact on our business, operating results or financial condition.

In August 2011, Ryan K. Wuerch, our Chief Executive Officer and a director, Allyn P. Hebner, our Chief Financial Officer, James N. Ryan, our Chief Development Officer, and Richard E. Leigh, Jr., our Senior Vice President and General Counsel, were terminated from their positions with us. James R. Smith, Jr., our former President and Chief Operating Officer, assumed the role of interim Chief Executive Officer and we appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of interim Chief Financial Officer. We are considering Mr. Smith as a candidate for permanent Chief Executive Officer, as we continue our evaluation of our executive management team, and we are searching for a permanent Chief Financial Officer. We cannot assure that our efforts to identify and recruit a permanent Chief Executive Officer or a permanent Chief Financial Officer will be successful. Moreover, the uncertainty inherent in our ongoing leadership transition can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, and may increase the likelihood of turnover of other key officers and employees. Our ongoing leadership transition could have a material adverse impact on our business, operating results or financial condition.

If we do not realize the expected benefits from the reduction in force and other cost reductions that we implemented the third and fourth quarter of 2011 and into 2012 and from future cost savings initiatives that we may implement, our operating results and financial conditions could be adversely affected, and we may experience an adverse impact on our business as a result of the reduction in force.

In third and fourth quarter of 2011 and into 2012, we effected a restructuring of our workforce. As a part of this process, we implemented a reduction in our global workforce, canceled hiring plans and commenced a transition from contractor personnel to employees. These measures are designed to realign our strategic path, streamline our business, improve quality, integrate our acquisition of Adenyo and implement cost savings measures. If we are unable to realize the expected operational efficiencies and financial benefits from this restructuring, our operating results and financial condition could be adversely affected. We also implemented other cost savings measures, including a restructuring of our facilities and data centers. We continue to review our cost structure and may implement further cost saving initiatives including divestitures and discontinuation of certain of our business operations. We cannot guarantee that we will be able to realize the cost savings and other anticipated benefits from such efforts, or that such efforts will not interfere with our ability to achieve our business objectives. Moreover, the reduction in force can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, may increase the likelihood of turnover of other key employees, and may have an adverse impact on our business.

We found material weaknesses in our internal control over financial reporting and concluded that our disclosure controls and procedures were not effective as of September 30, 2011. If we fail to properly remediate these or any future weaknesses or deficiencies or fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can manage our business and produce accurate financial statements on a timely basis is a costly and time-consuming effort. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. We are in the process of documenting and reviewing our internal controls and procedures. Beginning with fiscal year 2011, we are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessment of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing this assessment. Our compliance with Section 404 has required and will continue to require that we incur additional expense and expend management time on compliance-related issues.

Our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of September 30, 2011 due to material weaknesses related to our financial statement review procedures. If we fail to successfully remediate these material weaknesses or identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market’s confidence in our financial statements could decline and the market price of our common stock could be adversely impacted. If we fail to develop and maintain proper internal controls our ability to predict our cash needs, our business could be adversely affected.

Our business is susceptible to risks associated with international sales and operations.

In addition to the U.S., we currently operate in the United Kingdom, Canada, the Netherlands and France. We are currently reevaluating our carrier operations in Asia Pacific and South America. As a result, we are subject to the additional risks of conducting business outside the U.S., which may include:

•	increased costs associated with localization of our services, including translations into foreign languages and adaptation to local practices and regulatory requirements;

•	increased costs and resources related to any discontinuation or divestitures of operation in such jurisdictions;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	difficulties managing and staffing international operations;

•	delays resulting from difficulty in obtaining export licenses, tariffs and other trade barriers and restrictions on export or import of technology;

•	less stringent intellectual property protections;

•	unexpected changes in, or impositions of, legislative, regulatory or tax requirements and burdens of complying with a wide variety of foreign laws and other factors beyond our control;

•	general geopolitical risks in connection with international operations, such as political, social and economic instability;

•	compliance with anti-corruption and bribery laws, including the Foreign Corrupt Practices Act of 1977;

•	changes in diplomatic, trade or business relationships;

•	foreign currency fluctuations that may substantially affect the dollar value of our revenue and costs in foreign markets;

•	foreign exchange controls that may prevent or limit our ability to repatriate income earned in foreign markets;

•	increased financial accounting and reporting burdens; and

•	differences in cultural and business norms may be disruptive and cause inefficiencies.

Open mobile phone operating systems and new business models may reduce the wireless carriers' influence over access to mobile data services, and may reduce the total size of our market opportunity.

The majority of our revenue is based on mobile subscribers accessing mobile content and applications through our customers’ carrier-branded mobile solutions. However, with the growth of the iPhone and smartphone business models, our customers’ services may be bypassed or become inaccessible. These business models, which exclude carrier participation beyond transport, along with the introduction of more mobile phones with open operating systems that allow mobile subscribers to browse the Internet and, in some cases, download applications from sources other than a carrier’s branded services, create a risk that some carriers will choose to allow this non-branded Internet access without offering a competitive value-added carrier-branded experience as part of their solution set. These so-called “open operating systems” include Symbian, BlackBerry, Android, Windows Mobile and iOS (iPhone). We believe wireless carriers need to offer branded services that can compete head-to-head with the new business models and open technologies in order to retain mobile subscribers and increase average revenue per user. Although our solutions are designed to help wireless carriers deliver a high value, competitive mobile data experience, if mobile subscribers do not find these carrier-branded services compelling, there is a risk that mobile subscribers will use open operating systems to bypass carrier-branded services and access the mobile Internet. It is also possible one or more wireless carriers will adopt a non-carrier branded, third-party web portal model. To the extent this occurs, the total available market opportunity for providing our current services and solutions to carriers may be reduced.

Our sales cycle can be long, which may make our revenues and operating results less predictable.

Wireless carriers must typically make substantial investments to deploy our mobile data services solution. As a result, the typical sales cycle for our services is long, averaging nine to twelve months per customer. Many of the potential customers for our services have only recently begun to evaluate the benefits of expanding their offerings of mobile services, and many have only recently designated personnel to evaluate, procure and implement new mobile services. We believe that we may be required to spend a significant amount of time and resources educating potential customers on the use and benefits of our services, and in turn, we expect potential customers to spend a significant amount of time performing internal reviews and obtaining authorization to purchase our services. Furthermore, the emerging and evolving nature of mobile data technological standards and services may lead potential customers to postpone purchasing decisions.

We have a history of net operating losses and may continue to suffer losses in the future.

For the years ended December 31, 2006, 2007, 2008, 2009, and 2010, we had net losses of approximately $55.2 million, $77.9 million, $78.0 million, $16.3 million and $7.0 million, respectively. For the nine months ended September 30, 2011, we had net losses of approximately $184.9 million. If we cannot become profitable, our financial condition will deteriorate, and we may be unable to achieve our business objectives.

We compete with in-house mobile data solutions similar to those we offer.

The mobile data service industry is evolving rapidly to address changing industry standards and the introduction of new technologies and network elements. Wireless carriers are constantly reassessing their approaches to delivering mobile data to their subscribers, and one or more of our customers could decide to deploy an in-house mobile data delivery service solution that competes with our services. Even if the mobile data delivery services offered by a mobile service provider's in-house solution were more limited than those provided by our services, a wireless carrier may elect to accept limited functionality or services in lieu of providing a third party access to its network. An increase in the use of in-house solutions by wireless carriers could have an adverse effect on our business, operating results and financial condition.

Demand for our managed and professional services depends on increases in carrier subscribers’ use of mobile data services and mobile devices to access the mobile Internet and on our customers’ continued investment and improvement in wireless networks.

Our services comprise a mobile data service delivery platform that enables wireless carriers to monitor and charge their subscribers for access to mobile applications, content and programs that are developed by third parties and hosted by us. The majority of our revenue is based on mobile subscribers accessing mobile content and applications through our customers’ carrier-branded mobile solutions. Our ability to generate revenues from our services will depend on the extent to which businesses and consumers continue to adopt and use mobile devices to access the mobile Internet and to receive products and services via their mobile devices. While many consumers use mobile devices to communicate, the majority of consumers do not presently use mobile devices to access the mobile Internet or obtain other products or services. Consumers and businesses may not significantly increase their use of mobile data services and mobile devices to access the mobile Internet and to obtain products and services as quickly as our business model contemplates. If consumers do not continue to increase their use of mobile data services, our business, operating results and financial condition will be adversely impacted.

Further, increased demand by consumers for mobile data services delivered over wireless networks will be necessary to justify capital expenditure commitments by wireless carriers to invest in the improvement and expansion of their networks. Demand for mobile data services might not continue to increase if there is limited availability or market acceptance of mobile devices designed for such services; the multimedia content offered through wireless networks does not attract widespread interest; or the quality of service available through wireless networks does not meet consumer expectations. If long-term expectations for mobile data services are not realized or do not support a sustainable business model, wireless carriers may not commit significant capital expenditures to upgrade their networks to provide these services, the demand for our services will decrease, and we may not be able to increase our revenues or become profitable in the future.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology could be adversely affected.

Our business relies upon certain unpatented or unregistered intellectual property rights and proprietary information, including the mCore platform. Consequently, although we take measures to keep our key intellectual property rights and proprietary information confidential, we may not be able to protect our technology from independent invention by third parties. We currently attempt to protect most of our key intellectual property through a combination of trade secret, copyright and other intellectual property laws and by entering into employee, contractor and business partner confidentiality agreements. Such measures, however, provide only limited protection, and under certain circumstances we may not be able to prevent the disclosure of our intellectual property, or the unauthorized use or reverse engineering or independent development of our technology. This may allow our existing and potential competitors to develop products and services that are competitive with, or superior to, our services.

Further, we may choose to expand our international presence. However, many of these countries’ intellectual property laws are not as stringent as those of the U.S. Effective patent, copyright, trademark and trade secret protections may be unavailable or limited in some foreign countries. As a result, we may not be able to effectively prevent competitors in these countries from using or infringing our intellectual property rights, which would reduce our competitive advantage and ability to compete in these regions or otherwise harm our business. In the future, we may also have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and divert our management’s attention and resources. In addition, such litigation may not be successful.

Consolidation in the telecommunications industry may reduce the number of our customers and negatively impact our financial performance.

The telecommunications industry continues to experience consolidation and an increased formation of alliances among telecommunications service providers and between telecommunications service providers and other entities. Should one of our significant customers consolidate with another company or enter into such an alliance and decide either to use a different mobile data service provider or to manage its transactions internally, it could have a negative material impact on our prospects. These consolidations and alliances may cause us to lose customers or require us to reduce prices as a result of enhanced customer leverage, which would have a material adverse effect on our business. We may not be able to offset the effects of any price reductions. We may not be able to expand our customer base to make up any decreases in revenue if we lose customers or if our transaction volumes decline.

We expect that our revenue will fluctuate, which could cause our stock price to decline.

Our revenue is subject to fluctuations due to the timing of sales of high-dollar professional services projects. Because these projects occur at irregular intervals and the dollar values vary based on customer needs, we may experience quarter-to-quarter fluctuations in revenue. In addition, any significant delays in the deployment of our services, unfavorable sales trends in our existing service categories, or changes in the spending behavior of wireless carriers could adversely affect our revenue growth. If our revenue fluctuates or does not meet the expectations of securities analysts and investors, our stock price would likely decline. Further, much of our revenue is based on managed services, which include a variable component that can fluctuate on a quarterly basis based on subscriber usage.

If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist our common stock or Series J preferred stock if listed, which could have an adverse impact on the liquidity and market price of our common stock and Series J preferred stock.

Our common stock is currently listed on the Nasdaq Global Select Market and we intend to apply for listing of the subscription rights and our Series J preferred stock on the Nasdaq Global Select Market. We are and will be required to meet certain qualitative and financial tests to maintain the listing of our common stock on the Nasdaq Global Select Market and of our Series J preferred stock if listed. Under Nasdaq rules, a stock can be delisted and not allowed to trade on Nasdaq if the closing bid price of the stock over a 30 consecutive trading-day period is less than $1.00 per share. There is a risk that the share price of our common stock or Series J preferred stock could decline to levels over a period of time so that we could no longer meet these listing requirements, and thus may be delisted from Nasdaq. A delisting of our common stock or Series J preferred stock could negatively impact us by reducing the liquidity and market price of our capital stock and the number of investors willing to hold or acquire our capital stock. This could also negatively impact our ability to raise capital in an equity financing, including in this rights offering. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our capital stock. Within the last twelve months, our common stock traded below the $1.00 per share level on 8 days. The closing price on January 9, 2012, was $0.87 per share.

Our customer contracts lack uniformity and often are complex, which subjects us to business and other risks.

Our customers include some of the largest wireless carriers which have substantial purchasing power and negotiating leverage. As a result, we typically negotiate contracts on a customer-by-customer basis and sometimes accept contract terms not favorable to us in order to close a transaction, including indemnity, limitation of liability, refund, penalty or other terms that could expose us to significant financial or operating risk. If we are unable to effectively negotiate, enforce and accurately and timely account and bill for contracts with our key customers, our business and operating results may be adversely affected.

In addition, we have contractual indemnification obligations to our customers, most of which are unlimited in nature. If we are required to fulfill our indemnification obligations relating to third-party content or operating systems that we provide to our customers, we intend to seek indemnification from our suppliers, vendors, and content providers to the full extent of their responsibility. Even if the agreement with such supplier, vendor or content provider contains an indemnity provision, it may not cover a particular claim or type of claim or may be limited in amount or scope. As a result, we may or may not have sufficient indemnification from third parties to cover fully the amounts or types of claims that might be made against us. Any significant indemnification obligation to our customers could have a material adverse effect on our business, operating results and financial condition.

We provide service level commitments to our customers, which could cause us to incur financial penalties if the stated service levels are not met for a given period and could significantly reduce our revenue.

Our customer agreements provide service level commitments on a monthly basis. Our service level commitment varies by customer. If we are unable to meet the stated service level commitments or suffer extended periods of unavailability and/or degraded performance of our service, we may incur financial penalties. Our revenue could be significantly impacted if we suffer unscheduled downtime that exceeds the allowed downtimes under our agreements with our customers. The failure to meet our contractual level of service availability may require us to credit affected customers for a significant portion of their monthly fees, not just the value for the period of the downtime. As a result, failure to deliver services for a relatively short duration could result in our incurring significant financial penalties. Service level penalties represented 4% of total revenue in 2008, 1% of total revenue in 2009, 1% of total revenue in 2010 and less than 1% of total revenue for the nine months ended September 30, 2011. Any system failure, extended service outages, errors, defects or other performance problems with our managed and professional services could harm our reputation and may damage our customers’ businesses.

We use datacenters to deliver our platform and services. Any disruption of service at these facilities could harm our business.

We host our services and serve all of our customers from various datacenter facilities located around the U.S. and globally. Several of our datacenter facilities are operated by third parties. We do not control the operations at the third-party facilities. All of these facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, terrorist attacks, power losses, telecommunications failures and similar events. They also could be subject to break-ins, computer viruses, denial of service attacks, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the third-party facilities without adequate notice or other unanticipated problems could result in lengthy interruptions in our services. Although we maintain off-site tape backups of our customers’ data, we do not currently operate or maintain a backup datacenter for any of our services, which increases our vulnerability to interruptions or delays in our service. Interruptions in our services might harm our reputation, reduce our revenue, cause us to incur financial penalties, subject us to potential liability and cause customers to terminate their contracts other than in the customer-owned facility.

Capacity constraints could disrupt access to our services, which could affect our revenue and harm our reputation.

Our service goals of performance, reliability and availability require that we have adequate capacity in our computer systems to cope with the volume of traffic through our service delivery platforms. If we are successful in growing the size and scope of our operations, we will need to improve and upgrade our systems and infrastructure to offer our customers and their subscribers enhanced services, capacity, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of our business rises, with no assurance that our revenues will grow. If our systems cannot be expanded in a timely manner to cope with increased traffic we could experience disruptions in service, lower customer and subscriber satisfaction and delays in the introduction of new services. Any of these problems could impair our reputation and cause our revenue to decline.

Our research and development investments may not lead to successful new services or enhancements.

We will continue to invest in research and development for the introduction of new products and enhancements to existing services designed to improve the capacity, data processing rates and features of our services. We must also continue to develop new features and to improve functionality of our platform based on specific customer requests and anticipated market needs. Research and development in the mobile data services industry, however, is complex, expensive and uncertain. We believe that we must continue to dedicate a significant amount of resources to research and development efforts to maintain our competitive position. If we are not able to expend sufficient capital on such research and development or if our efforts do not lead to the successful introduction of service enhancements that are competitive in the marketplace, there could be a material adverse effect on our business, operating results, financial condition and market share.

Our solutions are complex and may take longer to develop than anticipated, and we may not recognize revenue from new service enhancements until after we have incurred significant development costs.

Most of our services must be tailored to meet customer specifications. In addition, our international customers often require significant customization of our platform to meet local needs. As a result, we often develop new features and enhancements to our existing services. These new features and enhancements often take substantial time to develop because of their complexity and because customer specifications sometimes change during the development cycle. We often do not recognize revenue from new services or enhancements until we have incurred significant development costs. In addition to delayed recognition of revenue from such new services and enhancements, our operating results will suffer if the new services or enhancements fail to meet our customers’ expectations.

We have limited experience operating in foreign jurisdictions. Operating in international markets requires significant management attention and financial resources. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and any exits from operation in such jurisdictions may require significant cost and resources.

Our ability to use net operating and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of this rights offering and future transactions.

Sections 382 and 383 of the Code contain rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in the years after the ownership change. For purposes of applying these rules we intend to take the position that the Series J preferred stock shall not be considered “stock” for purposes of measuring an ownership change under Section 382. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the Company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards and certain built-in losses is equal to the product of the applicable long term tax exempt rate and the value of the Company’s stock immediately before the ownership change. If we experience a change in control, including as a result of this rights offering, we may be unable to offset our taxable income with losses (or our tax liability with credits) before such losses and credits expire.

In addition, it is possible that this rights offering and future transactions (including issuances of new shares of our common stock or issuances of our Series J preferred stock if such interest is treated as “stock” for tax purposes and sales of shares of our common stock or sales of our Series J preferred stock if such interest is treated as “stock” for tax purposes) will cause us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our pre-change loss or certain built-in losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 and those attributes already subject to limitations (as a result of our prior ownership changes) may be subject to more stringent limitations.

Our ability to sell our services is highly dependent on the quality of our support and services offerings, and our failure to offer high quality support and services would have a material adverse effect on our sales and results of operations.

Our customers depend on our support organization to resolve issues relating to our service delivery platforms. We believe that a high level of support is critical for the successful marketing and sale of our services and future enhancements to our products. Failure to effectively assist our customers in deploying their primary mobile data services, quickly resolve post-deployment issues, and otherwise provide effective ongoing support would adversely affect our ability to sell our services to existing customers and could harm our reputation among potential customers. In addition, if we expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. As a result, our failure to maintain high quality support and services could have a material adverse effect on our business, operating results and financial condition.

We rely on the development of content and applications by third parties, and if wireless carriers and their subscribers do not find such content compelling, our sales could decline.

Our business is dependent on the availability of content and applications for mobile devices that wireless carriers and their subscribers find useful and compelling. A significant percentage of our revenue is derived from the sale of applications and content through marketplaces and portals we operate for our wireless carrier customers. We also believe that demand for our services will increase as the number of applications and the volume of mobile content increases because our services facilitate the navigation and organization of large numbers of applications and large amounts of content. We do not develop applications or content; rather, we facilitate the sale and consumption of applications and content developed by third parties through our wireless carrier customers. If third-party developers fail to create content and applications that wireless carriers and their subscribers find useful and compelling, our sales would decline, and that would have a significant adverse effect on our business, operating results and financial condition.

We have a significant relationship with a development vendor, and changes to that relationship may result in delays or disruptions that could harm our business.

We rely upon development vendors to provide additional capacity for our technical development and quality assurance services. Our primary development vendor is GlobalLogic, Inc., a software research and development company providing software development services primarily from its offices in India and Ukraine. If GlobalLogic were, for any reason, to cease operations, we might be unable to replace it on a timely basis with a comparably priced provider. We would also have to expend time and resources to train any new development vendor that might replace GlobalLogic. If GlobalLogic were to suffer an interruption in its business, or experience delays, disruptions or quality control problems in its software development operations, or if we had to change development vendors, our ability to provide services to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

Our solutions may contain undetected software errors, which could harm our reputation and adversely affect our business.

Our solutions are highly technical and have contained and may contain undetected errors, defects or security vulnerabilities.

Some errors in our solutions may only be discovered after a solution has been deployed and used by our wireless carrier customers. Any errors, defects or security vulnerabilities discovered in our solutions after commercial release could result in loss of revenue or delay in revenue recognition, loss of customers and increased service cost, any of which could adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention away from the business and adversely affect the market’s perception of us and our services. In addition, if our business liability insurance coverage is inadequate or future coverage is unavailable on acceptable terms or at all, our operating results and financial condition could be adversely impacted.

If we fail to manage future growth effectively, our business could be harmed.

Our revenue from continuing operations grew from $21.9 million during the year ended December 31, 2006 to $133.4 million during the year ended December 31, 2010. This growth placed significant demands on our management, operational and financial infrastructure. To be able to grow effectively in the future and to manage such growth, if achieved, we must succeed in the realignment of our strategic path and improve and continue to enhance our managerial, operational and financial controls, and train and manage our employees. We must also manage new and existing relationships with customers, suppliers, business partners and other third parties. These activities will require significant expenditures and allocation of valuable management resources. If we fail to maintain the efficiency of our organization during periods of growth, our profit margins may decrease, and we may be unable to achieve our business objectives.

In the third quarter 2011, we recognized significant impairment losses related to our goodwill, intangible and fixed assets. Additional impairment losses may be recognized which would adversely affect our financial results.

We are required under GAAP to test goodwill for impairment annually and to assess our amortizable intangible assets, including capitalized software costs, and long-lived assets, as well as goodwill, for impairment when events or changes in circumstance indicate the carrying value may not be recoverable. In the third quarter 2011, we recorded impairment charges of $162.3 million and in the years ended December 31, 2009 and December 31, 2008 we recorded impairment charges of $5.8 million and $29.1 million, respectively. Our third quarter 2011 charges represent our best estimate of the impairment incurred during the three months ended September 30, 2011. Factors which have led to impairments include significant decline of our market capitalization below the book value of our net assets, changes in business strategy, restructuring of the business in connection with acquisitions, actual performance of acquired businesses below our expectations and expiration of customer contracts. Unanticipated events or changes in circumstances could impact our ability to recover the carrying value of some or all of these assets. In addition, we may make additional acquisitions in the future which would increase the amount of such assets on our books that would be subject to potential future impairment. In the event any of our current or future assets became impaired or if we are required to adjust our third quarter 2011 impairment charge in the future when we determine the final amount of the impairment, the associated impairment charge could adversely impact our results of operations.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.

Our business activities involve the use, transmission and storage of confidential information. We believe that we take commercially reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. If such unauthorized disclosure or access does occur, we may be required, under existing and proposed laws, to notify persons whose information was disclosed or accessed. We may also be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information may result in the termination of one or more of our commercial relationships and/or a reduction in customer confidence and usage of our services, which would have a material adverse effect on our business, operating results and financial condition.

We may be subject to liability for our use or distribution of information that we receive from third parties.

As part of our business, we obtain content and commercial information from third parties. When we distribute this information, we may be liable for the data contained in that information. There is a risk that we may be subject to claims related to the distribution of such content such as defamation, negligence, intellectual property infringement, violation of privacy or publicity rights and product or service liability, among others. Laws or regulations of certain jurisdictions may also deem some content illegal, which may expose us to additional legal liability. We also gather personal information from subscribers in order to provide personalized services. Gathering and processing this personal information may subject us to legal liability for, among other things, defamation, negligence, invasion of privacy and product or service liability. We are also subject to laws and regulations, both in the U.S. and abroad, regarding the collection and use of subscriber information. If we do not comply with these laws and regulations, we may be exposed to legal liability. Some of the agreements by which we obtain content do not contain indemnity provisions in our favor. Even if a given contract does contain indemnity provisions, they may not cover a particular claim or type of claim or the party granting indemnity may not have the financial resources to cover the claim. Our insurance coverage may be inadequate to cover fully the amounts or types of claims that might be made. Any liability that we incur as a result of content we receive from third parties could adversely impact our results of operations.

Actual or perceived security vulnerabilities in mobile devices and privacy concerns related to mobile device technology could negatively affect our business.

The security of mobile devices and wireless networks is critical to our business. Individuals or groups may develop and deploy viruses, worms and other malicious software programs that attack mobile devices and wireless networks. Security experts have identified computer worms targeted specifically at mobile devices. Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to protect their data privacy and reduce the security threat posed by viruses, worms and other malicious software. Wireless carriers and device manufacturers may also spend more on protecting their wireless networks and mobile devices from attack, which could delay adoption of new mobile devices that tend to include more features and functionalities that facilitate increased use of mobile data services. Actual or perceived security threats, and reactions to such threats, could reduce our revenue or require unplanned expenditures on new security initiatives.

Lawsuits have been filed against us and certain of our current and former directors and officers, which could divert management’s attention and adversely affect our business, results of operations and cash flows.

Lawsuits have been filed against us and certain of our current and former directors and officers in the U.S. District Court, Western District of Washington at Seattle alleging various violations of federal securities laws and of state law, including breaches of fiduciary duties and unjust enrichment, relating to alleged false and misleading statements and omissions made by us in our registration statement for our initial public offering, subsequent reports filed with the Securities and Exchange Commission and other press releases and public statements. As these cases are at a very early stage, at this time, we are not able to predict the probability of the outcome or estimate of loss, if any, related to these matters. However, these types of litigation often are expensive and divert management’s attention and resources. As a result, any of such claims, whether or not ultimately successful, could adversely affect our business, results of operations and cash flows.

Claims by others that we infringe their intellectual property rights could force us to incur significant costs.

We cannot be certain that our services do not and will not infringe the intellectual property rights of others. Many parties in the telecommunications and software industries have begun to apply for and obtain patent protection for innovative proprietary technologies and business methods. Given that our platform interacts with various participants in the mobile data ecosystem, existing or future patents protecting certain proprietary technology and business methods may preclude us from using such proprietary technology or business methods, or may require us to pay damages for infringement or fees to obtain a license to use the proprietary technology or business methods (which may not be available or, if available, may be on terms that are unacceptable), or both, which would increase our cost of doing business. In addition, litigation concerning intellectual property rights and the infringement of those rights, including patents, trademarks and copyrights, has grown significantly over the last several years and is likely to grow further in the future. If we become the subject of infringement claims, we may be forced into litigation, which will require us to devote significant resources and management’s time and attention to defend against such infringement claims. If it is determined that our services infringe the intellectual property rights of a third party, we may be required to pay damages or enjoined from using that technology or forced to obtain a license (which may not be available or, if available, may be on terms that are unacceptable) and/or pay royalties to continue using that technology. The assertion of intellectual property infringement claims against our technology could have a material adverse effect on our business, operating results and financial condition.

We may engage in acquisitions, dispositions and exits that could disrupt our business, cause dilution to our stockholders and harm our business, operating results or financial condition.

We may make selective domestic and international acquisitions of, and investments in, businesses that offer new products, services and technologies, augment our market coverage, and/or enhance our technological capabilities. Acquisitions and investments outside of the U.S. involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. We may also dispose of certain businesses or assets or close existing businesses; such dispositions or closures may have an adverse effect on our business.

Acquisitions and dispositions in the high-technology sector are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions or dispositions will be successful and will not materially adversely affect our business and operations. In addition, the integration of any business we acquire may require that we incur significant restructuring charges. Acquisitions involve numerous risks, including difficulties in integrating the operations, management information systems and internal controls, technologies, products, and personnel of the acquired companies, particularly companies with overlapping business segments and widespread operations and/or complex products, such as Adenyo. Integration may be a difficult, drawn out process further complicated by such factors as geographic distances, lack of experience operating in the geographic market or industry sector of the acquired business, delays and challenges associated with integrating the business with our existing businesses, diversion of management’s attention from daily operations of the business, potential loss of key employees and customers of the acquired business, the potential for deficiencies in internal controls at the acquired business, performance problems with the acquired business’ technology, difficulties in entering markets in which we have no or limited direct prior experience, exposure to unanticipated liabilities of the acquired business, insufficient revenues to offset increased expenses associated with the acquisition, and our ability to achieve the growth prospects and synergies expected from any such acquisition. Even when an acquired business has already developed and marketed products and services, there can be no assurance that product or service enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such acquired assets.

Any acquisition may also cause us to assume liabilities, record goodwill and non-amortizable intangible assets that will be subject to impairment testing and potential impairment charges, incur amortization expense related to certain intangible assets, increase our expenses and working capital requirements, and subject us to litigation, which would reduce our return on invested capital. Failure to manage and successfully integrate the acquisitions we make could materially harm our business and operations.

Any future acquisitions may require additional debt or equity financing, which in the case of debt financing, will increase our leverage and, in the case of equity financing, would be dilutive to our existing stockholders. Any decline in our perceived credit-worthiness associated with an acquisition could adversely affect our ability to borrow and result in more restrictive borrowing terms. As a result of the foregoing, we also may not be able to complete acquisitions or strategic transactions in the future to the same extent as in the past, or at all. These and other factors could harm our ability to achieve anticipated levels of profitability at acquired operations or realize other anticipated benefits of an acquisition or disposition, and could adversely affect our business, operating results, and financial condition.

Government regulation of the mobile industry is evolving, and unfavorable changes or our failure to comply with regulations could harm our business and operating results.

As the mobile industry continues to evolve, we believe greater regulation by federal, state or foreign governments or regulatory authorities becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information and other mobile marketing regulations, could affect our and our customers’ ability to use and share data, potentially reducing our ability to utilize this information for the purpose of continued improvement of the overall mobile subscriber experience. In addition, any regulation of the requirement to treat all content and application provider services the same over the mobile Internet, sometimes referred to as net neutrality regulation, could reduce our customers’ ability to make full use of the value of our services. Further, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations to access the Internet may be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the mobile Internet and the viability of mobile data service providers, which could harm our business and operating results. Finally, any further or more restrictive regulation of the ability of wireless carriers to include charges for goods and services in a mobile subscriber’s bill or their ability to offer up these capabilities to third parties, such as ourselves, on a bill-on-behalf-of basis could negatively impact our business.

Our use of open source software could limit our ability to commercialize our services.

We have incorporated open source software into our services. Although we closely monitor our use of open source software, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our services. In that event, we could be required to seek licenses from third parties in order to continue offering our services, to re-engineer our products or to discontinue sales of our services, any of which could materially adversely affect our business.

The market price of our common stock and Series J preferred stock may be highly volatile or may decline regardless of our operating performance.

Broad market and industry factors may adversely affect the market price of our common stock and Series J preferred stock, regardless of our actual operating performance. Factors that could cause wide fluctuations in the stock price may include, among other things:

•	actual or anticipated variations in our financial condition and operating results;

•	overall conditions or trends in our industry;

•	addition or loss of significant customers;

•	competition from existing or new products;

•	changes in the market valuations of companies perceived by investors to be comparable to us;

•	announcements by us or our competitors of technological innovations, new services or service enhancements;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures or capital commitments;

•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•	additions or departures of key personnel;

•	changes in the estimates of our operating results or changes in recommendations by any securities or industry analysts that elect to follow our common stock; and

•	sales of our common stock by us or our stockholders, including sales by our directors and officers.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Our common stock price has declined significantly since our IPO in 2010 and may continue to do so as a result of the above described factors as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. We are subject to this type of litigation and may be the target of additional litigation of this nature. Such securities litigation could result in substantial costs and a diversion of our management’s attention and resources, whether or not we are successful in such litigation.

Mr. Carl C. Icahn indirectly owns a significant amount of our common stock and the note issued under our term loan, he has a relationship with two of our directors, our charter waives the corporate opportunity doctrine as it relates to funds affiliated with him and he may have interests that diverge from those of other stockholders.

Mr. Carl C. Icahn controls approximately 16.6% of the voting power of our common stock as of September 30, 2011 and such ownership percentage may increase further as a result of this rights offering. Transactions could be difficult to complete without the support of Mr. Carl C. Icahn. It is possible that Mr. Carl C. Icahn may not support transactions, director appointments and other corporate actions that other stockholders would support. In addition, Mr. Brett C. Icahn, one of our directors, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, another of our directors, is married to Mr. Carl C. Icahn’s wife’s daughter.

In our restated certificate of incorporation, we renounce and provide for a waiver of the corporate opportunity doctrine as it relates to the funds affiliated with Koala Holding LP, an affiliate of Mr. Carl C. Icahn, Technology Crossover Ventures, and any person or entity affiliated with these investors. As a result, Mr. Carl C. Icahn and entities controlled by him will have no fiduciary duty to present corporate opportunities to us. These exempted persons are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. They may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are directed by the exempted persons to themselves or their other affiliates instead of to us.

In addition, on September 16, 2011, we entered into, and on November 14, 2011, we amended, a $20 million term loan with High River Limited Partnership, which is secured by substantially all of our assets. High River Limited Partnership is beneficially owned by Mr. Carl C. Icahn. The term loan provides that we are required to use the net proceeds from corporate transactions, such as in this rights offering, to prepay the term loan without premium or penalty. Mr. Carl C. Icahn’s interests may also conflict with those of other stockholders as long as the term loan remains outstanding.

Our historical financial statements may not be indicative of future performance.

In light of our acquisitions of the mobile division of InfoSpace in December 2007 and of Adenyo in April 2011, our operating results only reflect the impact of those acquisitions from the acquisition date, and therefore comparisons with prior periods are difficult. As a result, our limited historical financial performance as owners of the mobile division of InfoSpace and the Adenyo business may make it difficult for stockholders to evaluate our business and results of operations to date and to assess our future prospects and viability. Furthermore, our brief operating history has resulted in revenue and profitability growth rates that may not be indicative of our future results of operations. As a result, the price of our common stock may be volatile.

In addition, we exited two lines of business in 2007 and 2008, our direct to consumer business, which was sold in two transactions in 2007 and 2008, and a business we refer to as media and entertainment, which was discontinued in 2008. The loss from discontinued operations in the 2008 period includes losses from these discontinued businesses.

As a result of the foregoing factors, the recent significant changes in our Company, our exploration of financing alternatives, the termination of the XL Agreements and the realignment of the strategic plan for our Company, including our decision to reevaluate our international carrier operations, our historical results of operations are not necessarily indicative of the operating results to be expected in the future.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or Series J preferred stock, or if our operating results do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock and Series J preferred stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these reports or analysts. If any of the analysts who cover our Company downgrades our stock, or if our operating results do not meet the analysts’ expectations, our stock price could decline. Moreover, if any of these analysts ceases coverage of our Company or fails to publish regular reports on our business, we could lose visibility in the financial markets, which in turn could cause our stock price and trading volume to decline.

We have not paid or declared dividends in the past, and do not plan to pay or declare dividends in the future, other than in connection with the rights offering and dividends payable on Series J preferred stock and, as a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We have never declared or paid any dividends on our common stock and currently, other than the distribution of subscription rights pursuant to the rights offering and dividends payable on Series J preferred stock described herein, do not expect to declare or pay dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used in the operation and growth of our business and the payment of dividends on our Series J preferred stock. Any determination to pay dividends on our common stock in the future will be at the discretion of our board of directors. In addition, our ability to pay dividends on our common stock is currently limited by the covenants of our term loan and the terms of our Series J preferred stock when issued and may be further restricted by the terms of any future debt or preferred securities. Accordingly, your only opportunity to achieve a return on your investment in our Company may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

Risks Related to This Offering

This rights offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The offering price, the number of shares we propose to issue, and the number of shares actually issued if we complete the rights offering, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

If you exercise your subscription rights, you commit to purchasing units at the designated subscription price and you may not revoke your subscription rights even if the public trading market price of the common stock and/or the Series J preferred stock decreases below the price you believe may be indicated by the subscription price per unit.

Your exercise of subscription rights to purchase units is irrevocable. If you exercise your subscription rights and, afterwards, the public trading market price of the common stock and/or the Series J preferred stock decreases below the price you believe may be indicated by the subscription price per unit, you will have committed to buying units at a price above the prevailing market price and could have an immediate unrealized loss.

The subscription price of the units determined for the rights offering is not necessarily an indication of the fair value of our common stock or our Series J preferred stock.

The per unit subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of the shares underlying the units to be offered in the rights offering. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. Furthermore, the market price of our Series J preferred stock may decline after the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

There may not be a trading market for the subscription rights or our Series J preferred stock.

Although we intend to apply for listing of the subscription rights and our Series J preferred stock on the Nasdaq Global Select Market, the subscription rights and our Series J preferred stock will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights or Series J preferred stock. We cannot assure that the applications for listing of the subscription rights and/or Series J preferred stock will be accepted. If any or all of the listing applications are not accepted, we intend to proceed with the rights offering. Unless indicated otherwise, the subscription rights are transferable until 5:00 p.m., New York City time, on            , 2012, the last business day prior to the expiration date, at which time they will expire, and therefore, will be no longer transferable. Any subscription rights not exercised by the expiration date will expire without any payment to the holders of those unexercised subscription rights. We are not responsible if you elect to sell your subscription rights and/or Series J preferred stock and no public or private market exists to facilitate the purchase of subscription rights and/or Series J preferred stock.

If you do not exercise your subscription rights, your percentage ownership in Motricity will be diluted.

Assuming we sell the full amount of units in connection with the rights offering, we will issue approximately                new shares of our common stock and                shares of our Series J preferred stock. If you choose not to exercise your basic subscription privilege in full prior to the expiration of the rights offering, your relative ownership interest in our company will be diluted. Furthermore, the terms of the Series J preferred stock allow dividends on the Series J preferred shares to be paid in kind and, therefore, your ownership may be further diluted. See “Dilution” for a more detailed discussion of effects of the rights offering on our stockholders.

Our common stock is ranked junior to our Series J preferred stock.

Our common stock is ranked junior to our Series J preferred stock. Upon the issuance of the Series J preferred stock underlying the units in this rights offering, the outstanding Series J preferred stock also will have a preference upon our dissolution, liquidation or winding up in respect of assets available for distribution to our stockholders. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. In the future, we may attempt to increase our capital resources by making additional offerings of equity securities, including classes or series of additional preferred stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offering. Thus, our stockholders bear the risk of our future offerings.

There can be no assurance that in the event of any voluntary or involuntary liquidation, winding up or dissolution of our company, we will be able to make distributions or payments in full to all the holders of the Series J preferred shares.

The Series J preferred stock will rank senior to our common stock, but we may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock. There can be no assurance that in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, we will be able to make distributions or payments in full to all the holders of the Series J preferred shares.

The dividends on our Series J preferred stock can be paid in kind.

The terms of the Series J preferred stock allow dividends on the Series J preferred shares to be paid in kind and, therefore, allow the repayment of the principal and accrued dividends on the Series J preferred stock to be deferred until the final maturity of the Series J preferred stock. There can be no assurance that we will have enough capital to repay the full amount of the principal and accrued dividends when the payment of principal and accrued dividends on the Series J preferred stock become due.

Our Series J preferred stock lacks covenants restricting our actions, giving management broad discretion to use cash generated from this rights offering.

The terms of the Series J preferred stock do not contain restrictive covenants on our actions, therefore our management will have broad discretion to use cash generated from this rights offering. Management might not apply cash generated from the rights offering in ways that increase the value of your investment. We intend to (and are required to) use the net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan with High River Limited Partnership. If the net proceeds from this rights offering are greater than the amounts outstanding under the term loan, we will use any excess funds for general corporate and working capital purposes. There can be no assurance that we will use the proceeds from the rights offering for expenditures that will increase the value of our company or that are otherwise in the interests of the holders of the Company’s capital stock.

As a purchaser of units in the rights offering, you will experience immediate dilution.

You will pay a subscription price for each unit that exceeds the per share value attributed from our tangible assets less our total liabilities. Therefore, if we distributed our total tangible assets after deducting our total liabilities to our stockholders following this rights offering, our stockholders would receive less per share of common stock than you paid in this rights offering. After giving effect to the issuance of units in this rights offering at a subscription price of $        per units, after deducting estimated expenses payable by us, our net tangible book value would be approximately $        million, or $        per share of common. Accordingly, if you exercise rights and purchase units in this rights offering you will suffer immediate dilution of $        per share of common stock in net tangible book value. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of stock outstanding adjusted for this rights offering and the expected use of the proceeds of this rights offering, based on the subscription price of $        per unit. For more information, see “Dilution.”

You will not be able to sell the shares underlying the units you buy in the rights offering until you receive your stock certificates, DRS statements or your account is credited with the common stock or Series J preferred stock.

If you purchase units in the rights offering by timely submitting a rights certificate and payment, we will mail you stock certificates or DRS statements as soon as practicable after the closing of the rights offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase units, your account with your nominee will be credited with the shares of our common stock and our Series J preferred stock underlying the units you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates or DRS statements have been delivered or your account is credited, you may not be able to sell your shares even though the common stock and/or Series J preferred stock issued in the rights offering is listed for trading on Nasdaq. The price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares, if at all.

If you do not act promptly and follow the subscription instructions, we will reject your exercise of subscription rights.

If you desire to purchase units in the rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and that all payments clear before the expiration of the rights offering at 5:00 p.m., New York City time, on             , 2012. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the expiration of the rights offering. We are also not responsible if you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering. Neither we nor the subscription agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We further reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us to more accurately exercise our discretion to preserve our net operating loss and related tax benefits. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase units in the rights offering.

Any uncertified check used to pay for units in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the procedures to exercise your subscription rights and will not receive the shares underlying the units you wish to purchase.

You may not receive all of the units for which you subscribe pursuant to the over-subscription privilege.

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $         per unit. If over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). You may not receive any or all of the number of units for which you over-subscribed. If the pro rated number of units allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest or penalty, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription privilege (including by purchasing rights from other holders and exercising those rights).

Because we do not have a backstop or any other formal commitments from any of our stockholders to participate in the rights offering, the net proceeds we receive from the rights offering may be lower than currently anticipated, and we may need to raise additional capital in the future to be able to repay the term loan and to execute our longer term business plan.

There will be no backstop or other guarantee to the rights offering, and we do not have any formal commitments from any of our stockholders to participate in the rights offering. Therefore, we cannot assure you that any of our stockholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege. If our holders subscribe for fewer units than anticipated, the net proceeds we receive from the rights offering could be significantly reduced. If the rights offering is not fully subscribed and we do not raise the desired amount of capital in this rights offering, we may need to raise additional capital in the future to be able to repay the term loan and to execute our longer term business plan.

Even if fully subscribed, the net proceeds we receive from the rights offering also may be lower than currently anticipated because we have reserved right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits.

We have reserved the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. If the size of this rights offering is reduced, we may need to raise additional capital in the future to be able to repay the term loan. We may also need to raise additional capital to execute our longer term business plan. Even if we reduce the size of the rights offering, it is possible that this rights offering and future transactions will cause us to undergo one or more ownership changes and substantially reduce the benefits associated with our net operating losses and related tax attributes.

There are material federal income tax considerations that should be considered.

We intend to take the position that the distribution of the subscription rights in this rights offering will be a non-taxable distribution under Section 305(a) of the Code. This position, however, is not binding on the IRS or the courts. If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as gain from the disposition of our common stock. Please see the discussion of the “Certain U.S. Federal Income Tax Consequences” for additional information. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

There is no obligation for our directors or executive officers to subscribe for any units in the rights offering.

None of our directors and none of our executive officers have an obligation to subscribe for any units in the rights offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

As earnings are inadequate to cover fixed charges, we have provided the coverage deficiency amounts. Due to losses in years ended December 31, 2006, 2007, 2008, 2009 and 2010 and the nine months ended September 31, 2011, the ratio coverage was less than 1:1. Additional earnings of $42.2 million, $51.6 million, $75.1 million, $14.4 million, $4.9 million and $192.3 million would have been required in each of those periods, respectively, to achieve coverage of 1:1. Please refer to Exhibit 12.1 filed with this registration statement, of which this prospectus forms a part, which sets forth the computation of the ratio of earnings to fixed charges and preference dividends.

USE OF PROCEEDS

We expect to receive net proceeds from the rights offering of approximately $         million, after deducting fees and expenses. We intend to (and are required to) use the net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan with High River Limited Partnership. If the net proceeds from this rights offering are greater than the amounts outstanding under the term loan, we will use any excess funds for general corporate and working capital purposes.

High River Limited Partnership is beneficially owned by Mr. Carl C. Icahn, a beneficial holder, as of September 30, 2011, of approximately 16.6% of our outstanding shares. Mr. Brett C. Icahn, a director of the Company, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, a director of the Company, is married to Mr. Carl C. Icahn’s wife’s daughter. The term loan with High River Limited Partnership was unanimously approved by the disinterested directors of the Company’s Board of Directors. We entered into the term loan on September 16, 2011. We amended the terms of the term loan on November 14, 2011 to extend the maturity date of the term loan, among other things. The term loan accrues interest at 9% per year, which is paid-in-kind quarterly through capitalizing interest and adding it to the principal balance and is secured by a first lien on substantially all of our assets. The principal and interest are due and payable at maturity on June 14, 2012. The term loan further provides that we are required to use the net proceeds from corporate transactions, such as in this rights offering, to prepay the term loan without premium or penalty. If High River Limited Partnership chooses to exercise subscription rights in the rights offering, in lieu of cash payment of the subscription price for such rights, at our discretion, we may accept a discharge of all or the portion of indebtedness under the term loan that corresponds to the subscription price. We used the proceeds of the term loan to pay the amounts outstanding under our credit facility with Silicon Valley Bank and to provide additional working capital. The number of units subscribed for in the rights offering will determine the amount of proceeds that will be applied to repayment of this indebtedness. If the rights offering is not fully subscribed and we do not raise the desired amount of capital in this rights offering, we may need to raise additional capital in the future to be able to repay the term loan. We may also need to raise additional capital to execute our longer term business plan.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs until June 2012. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any strategic alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

If we are unable to raise sufficient funds in this rights offering or to negotiate a long term credit facility on acceptable terms, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan when due. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary – Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $50 million in new capital through a rights offering to allow our existing stockholders to purchase additional shares of our common stock and shares of our Series J preferred stock based on their pro rata ownership percentage without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

DETERMINATION OF SUBSCRIPTION PRICE

In determining the subscription price, our board of directors based on recommendation by a special committee (which received advice from an independent financial advisor) considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of director determined the terms of the Series J preferred stock and that the per unit subscription price should be equal to $         per unit. There was no formula used in determining the subscription price or terms of the Series J preferred stock. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in determining the subscription price or terms of the Series J preferred stock and the $         per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units offered in the rights offering.

The price per unit in the rights offering may not be indicative of the market value of shares of our common stock or Series J preferred stock. Further, we cannot provide you any assurances as to the liquidity of the trading market for the shares of our common stock or shares of our Series J preferred stock issued in the rights offering. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. Further, our Series J preferred stock will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock or shares of our Series J preferred stock issued in the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

DESCRIPTION OF CAPITAL STOCK AND THE RIGHTS

Capital Stock

We are a Delaware corporation. The rights of our stockholders are governed by our restated certificate of incorporation and our amended and restated bylaws, each of which is incorporated herein by reference, and by the provisions of applicable law, including the Delaware General Corporation Law. Our authorized capital stock consists of 975,000,000 shares, consisting of: (i) 625,000,000 shares of common stock, par value $0.001 per share and (ii) 350,000,000 shares of preferred stock, $0.001 par value per share. As of January 2, 2012, we had outstanding 46,225,844 shares of common stock and no shares of preferred stock.

The following is a summary of the material terms, rights and preferences of our capital stock. You should also read our restated certificate of incorporation, including our certificate of designations related to the Series J preferred stock and our amended and restated bylaws before you purchase any of our securities offered by this prospectus. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

Common Stock

Our common stock trades on the Nasdaq Global Select Market under the symbol “MOTR.” On January 9, 2012, the last quoted sale price of our common stock was $0.87 per share. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

General. Pursuant to our restated certificate of incorporation, we are authorized to issue up to 350,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding. The board of directors has the authority, without any further vote or action by the stockholders, to issue other preferred stock, from time to time, in one or more series and to fix the preferences, limitations and rights of the shares of each series, including dividend rights, conversation rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each series. Our board of directors has authorized the issuance of Series J preferred stock in connection with this rights offering and has fixed the rights and preferences of such Series J preferred stock in certificate of designations related to the Series J preferred stock which is being filed as an exhibit to this registration statement.

We currently have no shares of preferred stock outstanding, and we intend to issue up to                 shares of Series J preferred stock in connection with this rights offering. The rights and privileges of the Series J preferred stock are described below.

Series J Preferred Stock

This section describes the general terms and provisions of our Series J preferred stock. You should also read our restated certificate of incorporation, our certificate of designations relating to the Series J preferred stock, and our amended and restated bylaws, each of which has been filed with the SEC or, in the case of the certificate of designations relating to the Series J preferred stock, is being filed as an exhibit hereto.

General. In connection with the rights offering, we are issuing up to                 shares of our Series J preferred stock. For a complete description of the terms of the Series J preferred stock, please see a copy of the certificate of designations relating to the Series J preferred stock, a copy of which is available from us and is being filed as an exhibit to this registration statement.

Ranking. The Series J preferred stock will rank senior to our common stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock.

Dividends. On a quarterly basis, our board of directors may at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock in an amount equal to 2% of the liquidation preference, as in effect at such time (initially $         per share) and (ii) thereafter in an amount equal to 3% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased quarterly (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, by an amount equal to 2% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date and (ii) thereafter by an amount equal to 3% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date.

Liquidation Preference. The liquidation preference of the Series J preferred stock is initially $         per share. On a quarterly basis, our board of directors may at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, in an amount equal to 2% of the liquidation preference, as in effect at such time, and (ii) thereafter in an amount equal to 3% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted quarterly by in kind dividends as described above. The quarterly accretion will continue until the shares are redeemed, or until we liquidate, dissolve or wind-up our affairs.

Conversion Rights. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

Redemption. We may, at our option, at any time, redeem our shares of Series J preferred stock at a redemption price equal to 100% of the liquidation preference per share in effect at such time. There is no prohibition on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments.

Voting Rights. Except as to matters, if any, as may be required by applicable law, the shares of Series J preferred stock are not entitled to any voting rights.

Market. We intend to apply for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “            ” and the units on the Nasdaq Global Select Market under the symbol “            ” beginning on or about             , 2012. If the listing application for the Series J preferred stock is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the Series J preferred stock will be accepted. If we are successful in listing the Series J preferred stock on the Nasdaq Global Select Market, they will be transferable upon issuance.

Subscription Rights

The rights to subscribe for units, being registered under this prospectus, are separate securities from their underlying shares. This section describes the terms and provisions of those rights. For further information about these rights and this rights offering, please see “The Rights Offering” in this prospectus.

Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege. Each basic subscription privilege entitles the holder to purchase         units, subject to delivery of the required documents and payment of the subscription price of $        per unit, prior to the expiration date of             , 2012. To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $        per unit. If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights according to the procedure described elsewhere in this prospectus.

The subscription rights are transferable until 5:00 p.m., New York City time on the last business day prior to the expiration date of this rights offering, and we intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “            ” beginning on or about             , 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the subscription rights will be accepted. If we are successful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be, in most states, transferable during the subscription period.

DILUTION

We expect to receive net proceeds from the rights offering of approximately $        million, after deducting fees and expenses. We intend to (and are required to) use the net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan with High River Limited Partnership. If the net proceeds from this rights offering are greater than the amounts outstanding under the term loan, we will use any excess funds for general corporate and working capital purposes. As further described in that certain promissory note for such loan, the proceeds from the term loan were used to repay our indebtedness to Silicon Valley Bank and for general business purposes.

Purchasers of common stock included in our units in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of             , 2011 was approximately $        million, or $        per share of our common stock, based upon                 shares of our common stock outstanding. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of units in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of $50 million and after deducting estimated offering expenses payable by us of $        , and the allocation of $        of the purchase price of the units to the purchase of the Series J preferred stock included in the units, our pro forma net tangible book value as of             , 2012 would have been approximately $         million, or $         per share of common stock. This represents an immediate increase in pro forma net tangible book value to existing stockholders of common stock of $         per share and an immediate dilution to the common stock purchased in the rights offering of $         per share.

The following table illustrates this per share dilution of common stock, assuming a fully subscribed rights offering of             units at the subscription price of $         per unit to raise a maximum of $50 million in this offering, and an estimated allocation of $         per share of the unit subscription price to common stock included in the units.

Subscription price allocated to common stock	$	[	]
Net tangible book value per share of common stock prior to the rights offering		[	]
Increase per share of common stock attributable to the rights offering		[	]
Pro forma net tangible book value per share of common stock after the rights offering		[	]

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has traded on the Nasdaq Global Select Market under the symbol “MOTR” since June 21, 2010. The closing price of our common stock on January 9, 2012 was $0.87.

The following table sets forth the range of high and low intra-day sale prices as reported by the Nasdaq Global Select Market for each period indicated:

	High	Low
2010
Second quarter	$9.96	$8.45
Third quarter	$13.42	$6.55
Fourth quarter	$31.95	$12.11
2011
First quarter	$23.09	$11.70
Second quarter	$15.40	$7.30
Third quarter	$8.48	$1.59
Fourth quarter	$2.14	$0.78
2012
First quarter (through January 9, 2012)	$1.13	$0.86

As of January 2, 2012, an aggregate of 46,225,844 shares of common stock were issued and outstanding and were owned by approximately 304 stockholders of record, including record owners holding shares on behalf of an indeterminate number of beneficial owners, based on information provided by our transfer agent. We have never declared or paid any dividends on our common stock and currently, other than the distribution of subscription rights pursuant to the rights offering and dividends payable on Series J preferred stock described in this prospectus, do not expect to declare or pay dividends on our common stock in the foreseeable future.

THE RIGHTS OFFERING

Reasons for the Rights Offering

We expect to receive net proceeds from the rights offering of approximately $         million, after deducting fees and expenses. We are required to use net proceeds from this offering to repay all of the amounts outstanding under our $20 million term loan with High River Limited Partnership, the proceeds from which we used to repay our loan from Silicon Valley Bank. The number of units subscribed for in the rights offering will determine the amount of proceeds that will be applied to repayment of this indebtedness. If the net proceeds from this rights offering are greater than the amounts outstanding under the term loan, we will use any excess funds for general corporate and working capital purposes.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs until June 2012. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

If we are unable to raise sufficient funds in this rights offering or to negotiate a long term credit facility on acceptable terms, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan when due. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary – Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $50 million in new capital through a rights offering to allow our existing stockholders to purchase additional shares of our common stock and shares of our Series J preferred stock based on their pro rata ownership percentage and without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

The Subscription Rights

We are distributing to the record holders of shares of our common stock as of 5:00 p.m., New York City time, on             , 2012, the record date, subscription rights to units at a price of $         per unit. Each unit consists of                  shares of our common stock and                  shares of our Series J preferred stock. The subscription rights entitle the holders of our common stock to purchase an aggregate of approximately                  units consisting of                  shares of our common stock and                  shares of our Series J preferred stock for an aggregate purchase price of $50 million.

Each holder of record of our common stock will receive one subscription right that includes a basic subscription privilege to purchase one unit consisting of                  shares of our common stock and                  shares of our Series J preferred stock for each share of our common stock owned by such holder as of 5:00 p.m., New York City time, on             , 2012, the record date and an over-subscription privilege as described herein.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MOTR”. The last reported sale price of our common stock on             , 2012 was $         per share. We intend to apply for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “            ” and the units on the Nasdaq Global Select Market under the symbol “            ” beginning on or about             , 2012. If the listing application for the units and/or Series J preferred stock is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of Series J preferred stock will be accepted.

The subscription rights are transferable until 5:00 p.m., New York City time on the last business day prior to the expiration date of this rights offering, and we intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “            ” beginning on or about             , 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the subscription rights will be accepted. If we are successful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be, in most states, transferable during the subscription period. Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee.

Basic Subscription Privilege

Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of                  share of common stock and                  share of Series J preferred stock, subject to delivery of the required documents and payment of the subscription price of $         per unit, before the rights offering expires. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase rights from others and exercise all or a portion of those rights or you may seek to sell all or a portion of your rights. The rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

The number of units that you may purchase appears on your subscription rights certificate if you hold Motricity shares in your name. There is no minimum number of units you must purchase, but you may not purchase fractional units or fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering. If you exercise any portion of your basic subscription privilege, we will cause the subscription agent to deliver certificates representing the shares of our common stock and Series J preferred stock underlying the units that you purchased or credit your account at your record holder with the shares of our common stock and Series J preferred stock underlying the units that you purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through

the exercise of their basic subscription privilege at the same subscription price of $         per unit. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription privilege (including by purchasing rights from others and exercising those rights).

If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of units than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of units for which the holder oversubscribed, and the remaining units will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit.

For example, if 12,000 total units are available and (i) four holders exercised their basic subscription privilege to purchase 100 units, 200 units, 300 units and 400 units, respectively, as of the expiration date of the rights offering, (ii) holders (including the four holders listed above) that exercised rights to purchase an aggregate of 2,000 units with respect to their basic subscription privilege are exercising their over-subscription privilege with respect to 10,000 available over-subscription units and (iii) all holders that are exercising the over-subscription privilege are exercising the over-subscription privilege with respect to all of the 10,000 available over-subscription units, except for the holder who exercised rights to purchase 400 units who is only exercising the over-subscription privilege with respect to 100 of such available units, the pro rata allocation would be effected as follows:

•

the holder that exercised rights to purchase 100 units as of the expiration date of the rights offering would receive 500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 100 divided by 2,000 = 0.05 multiplied by 10,000 available units = 500 units);

•

the holder that exercised rights to purchase 200 units as of the expiration date of the rights offering would receive 1,000 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 200 divided by 2,000 = 0.10 multiplied by 10,000 available units = 1,000 units);

•

the holder that exercised rights to purchase 300 units as of the expiration date of the rights offering would receive 1,500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 300 divided by 2,000 = 0.15 multiplied by 10,000 available units = 1,500 units);

•

the holder that exercised rights to purchase 400 units as of the expiration date of the rights offering would receive 500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 400 divided by 2,000 = 0.20 multiplied by 10,000 available units = 2,000 units, however, this holder only subscribed for an additional 100 units pursuant to the over-subscription privilege, therefore, the remaining 1,900 units to which the holder would have otherwise been entitled is re-allocated to the other over-subscribers on the same pro rata basis);

•

the remaining holders that exercised rights to purchase an aggregate of 1,000 units as of the expiration date of the rights offering would receive 5,000 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 1,000 divided by 2,000 = 0.50 multiplied by 10,000 available units = 5,000 units);

•

of the remaining 1,900 units, 118 units will be distributed to the holder that exercised rights to purchase 100 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 100 divided by the 1,600 remaining over-subscribing rights = 0.0625 multiplied by 1,900 available units = 118 units, after rounding down to the nearest whole unit);

•

of the remaining 1,900 units, 237 units will be distributed to the holder that exercised rights to purchase 200 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 200 divided by the 1,600 remaining over-subscribing rights = 0.125 multiplied by 1,900 available units = 237 units, after rounding down to the nearest whole unit);

•

of the remaining 1,900 units, 356 units will be distributed to the holder that exercised rights to purchase 300 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 300 divided by the 1,600 remaining over-subscribing rights = 0.1875 multiplied by 1,900 available units = 356 units, after rounding down to the nearest whole unit); and

•

of the remaining 1,900 units, 1,187 units will be distributed to the remaining holders who exercised rights as of the expiration date of the rights offering (i.e., 1,000 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available units = 1,187 units, after rounding down to the nearest whole unit).

In order to properly exercise your over-subscription privilege, you should deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription privilege but in any event you must deliver such payment prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units that may be available to you (i.e., for the maximum number of units available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription without reduction). Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them.

Brokers, dealers, custodian banks, and other nominee holders of subscription rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription privilege and the number of units subscribed for pursuant to the over-subscription privilege by such beneficial owner. We will not offer or sell in connection with this offering any units that are not subscribed for pursuant to the basic subscription privilege or the over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any orders for units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription privilege in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of subscription rights pursuant to the basic subscription privileges.

To the extent the aggregate subscription price of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with your exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payments will be returned to you by the subscription agent, without interest or penalty, as soon as practicable after expiration of the rights offering.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional units.

We will cause the subscription agent to deliver certificates representing shares of our common stock and our Series J preferred stock underlying units purchased by you in the rights offering or to credit your account at your record holder with shares of our common stock and Series J preferred stock underlying units purchased by you in the rights offering with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Limitation on the Purchase of Units

You may only purchase the number of whole units consisting of shares of common stock and Series J preferred stock purchasable upon exercise of the basic subscription privileges included in the subscription rights distributed to you in the rights offering, or purchased by you as a result of buying subscription rights, plus the maximum amount of over-subscription privilege units available, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date, by the number of rights purchased by you as a result of buying subscription rights, and by the extent to which other stockholders exercise their subscription rights, which we cannot determine prior to completion of the rights offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We further reserve the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2010, we had net operating losses totaling approximately $248 million. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the Code, if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. However, we cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light, so as to make it necessary or advisable for us to reduce the size of the offering. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us more accurately to exercise our discretion to preserve our tax benefits.

Determination of Subscription Price

In determining the subscription price, our board of directors based on recommendation by a special committee (which received advice from an independent financial advisor) considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of directors, determined that the per share subscription price should be equal to $         per unit and the terms of the Series J preferred stock. There was no formula used in determining the subscription price or terms of the Series J preferred stock. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in determining the subscription price or terms of the Series J preferred stock.

The $         per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units to be offered in the rights offering.

The price per unit in the rights offering may not be indicative of the market value of shares of our common stock or Series J preferred stock. This rights offering or other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit. Further, our Series J preferred stock will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock or shares of our Series J preferred stock issued in the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Directors’, Executive Officers’ and Significant Stockholders’ Participation

Our directors, executive officers and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights. Our directors and officers are entitled to participate in the offering on the same terms and conditions applicable to all stockholders.

At this time, we do not know whether any of our directors, executive officers or significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights.

Any director, executive officer or significant stockholder who subscribes for units under the rights offering will pay $        per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

Limitation to the Rights Offering under State Securities Laws

If the subscription rights and the Series J preferred stock each are listed on the Nasdaq Global Select Market, the subscription rights and the Series J preferred stock will each, under Section 18 of the Securities Act, be a covered security, and therefore exempt from state securities regulation. This “blue sky” state exemption is important because, if achieved, it will enable us to offer the rights to all holders of our common stock, regardless of the regulations in the holders’ states of residency. Without this exemption, state securities regulation could preclude certain holders from taking part in the rights offering. We currently intend to proceed with the rights offering even if we do not obtain listing for the subscription rights and/or the Series J preferred stock on the Nasdaq Global Select Market.

If we do not obtain listing for the subscription rights and/or the Series J preferred stock on the Nasdaq Global Select Market, we will apply for qualification of this rights offering with certain state securities commissions. We currently intend to proceed with the rights offering even if we do not receive qualification for this rights offering from certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares underlying units you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of any existing stockholders who do not exercise their basic subscription privileges will be diluted. The dilutive effect is described in more detail in “Dilution” above.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be canceled or modified. All questions as to the validity, form, eligibility, including times of receipt and matters pertaining to beneficial ownership, and the acceptance of rights certificates and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional, or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold a Motricity stock certificate, the number of units you may purchase pursuant to your basic subscription privileges is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “—Subscription Agent,” to be received before 5:00 p.m., New York City time, on             , 2012, the expiration date of the rights offering. Rights holders who fully exercise all basic subscription privileges issued to them may participate in the over-subscription right by indicating on their rights certificate the number of units they are willing to acquire. If sufficient remaining units are available after the basic subscription, all over-subscriptions will be honored in full. Otherwise, remaining units will be allocated on a pro rata basis as described under “Over-Subscription Privilege” above.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, we will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for units in the rights offering and follow the instructions provided by your nominee.

Payment Method

Except as set forth in the section called “Use of Proceeds,” payments submitted to the subscription agent must be made in full U.S. currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “ (acting as Subscription Agent for Motricity, Inc.)”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “ (acting as Subscription Agent for Motricity, Inc.)”; or

•	U.S. postal money order payable to “ (acting as Subscription Agent for Motricity, Inc.)”.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. Uncertified checks which do not clear prior to the expiration date will not be considered payment for subscription rights. The subscription agent will be deemed to receive payment upon:

The subscription agent will be deemed to receive payment upon:

•	receipt by of any certified check or bank draft, drawn upon a U.S. bank;

•	clearance of any uncertified check deposited by ;

•	receipt by of any postal, telegraphic or express money order; or

•	receipt of collected funds in a account.

If you elect to exercise your subscription rights, you should consider using a certified check or bank draft to ensure that the subscription agent receives your funds before the rights offering expires. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require several business days. Accordingly, holders who wish to pay the subscription price by means of an uncertified personal check should make payment sufficiently in advance of the expiration of the rights offering to ensure that the payment is received and clears by that date. If you send a certified check or bank draft, drawn upon a U.S. bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Rights Certificate or Payment

If you fail to complete and sign the required rights certificates or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect rights certificate, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of units under the over-subscription privilege and the elimination of fractional units. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York City time, on             , 2012, which is the expiration date of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering, although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires, but in no event will we extend the rights offering beyond             , 2012. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., New York City time,             , 2012, expiration date that we have established for the rights offering. Generally, we cannot cancel the rights offering once it has commenced.

Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, any such unexercised rights will terminate automatically and have no value. Thereafter, we will not issue additional shares of common stock or shares of Series J preferred stock in connection with this rights offering.

Subscription Agent

The subscription agent for this offering is                     . The address to which rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires. Do not send or deliver these materials to us.

By mail:	By overnight courier:

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

Our information agent for the rights offering is                     . If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact                     at (XXX) XXX-XXXX (toll-free) or, for banks and brokers, at (XXX) XXX-XXXX.

Any questions regarding us may be directed to                     at (425) 957-6200, Monday through Friday, between 11:00 a.m. and 8:00 p.m., New York City time.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent, which we estimate will total $        .

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

No Fractional Units

All units will be sold at a purchase price of $        per units. We will not issue fractional units or fractional shares.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a beneficial owner of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact our information agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, dealer, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., New York City time,             , 2012, expiration date.

Transferability of Subscription Rights

We intend to apply for listing of the subscription rights on the Nasdaq Global Select Market under the symbol “            ” beginning on or about             , 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of the subscription rights will be accepted. If we are successful in listing the subscription rights on the Nasdaq Global Select Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the related subscription rights on the Nasdaq Global Select Market, the subscription rights will be, in most states, transferable during the subscription period. Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee which may charge a transaction fee or commission to sell rights. Although we intend to apply for listing of the subscription rights on the Nasdaq Global Select Market, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of or the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.

For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the rights offering or from transferring subscription rights, see “Questions and Answers Related to the Rights Offering — Are there limitations to this rights offering under state securities laws?”.

It should be noted that the resale restrictions of Rule 144 under the Securities Act will apply to the transfer of subscription rights by our affiliates. Affiliated stockholders will have the opportunity to participate in the rights offering on the same basis as other stockholders.

Rule 144

The common stock and Series J preferred stock underlying units sold in this offering will be transferable without restrictions or further registration under the Securities Act, as amended, except for any of our shares purchased by an affiliate which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. The resale restrictions of Rule 144 also will apply to the transfer of subscription rights by our affiliates and to recipients of rights transferred from such affiliates.

Our affiliates who have beneficially owned shares of our common stock and/or Series J preferred stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of our common stock and/or Series J preferred stock then outstanding; and

•	the average weekly trading volume of our common stock and/or Series J preferred stock on Nasdaq, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment including final clearance of any uncertified check. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Holding of Funds

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock or our Series J preferred stock you purchase in the rights offering until certificates representing the shares of our common stock or Series J preferred stock are issued to you, or your account and your nominee is credited with the shares of our common stock and Series J preferred stock underlying units purchased in the rights offering.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the subscription price of $        per unit. Exercising subscription rights may commit you to buying shares of common stock at a price above the prevailing market price of the shares of common stock issuable upon exercise of the rights. Furthermore, a market for our Series J preferred stock may not develop or be maintained and the per unit price may not be an indication of the market price of shares of Series J preferred stock underlying the units.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have a military post office or a foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary duties, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans and other tax exempt entities are urged to consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

U.S. Federal Income Tax Treatment of Rights Distribution

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise, sale or transfer of the subscription rights. Stockholders who exercise subscription rights will incur investment risk on new money invested. The subscription price per unit may not be indicative of the market value of our common stock or Series J preferred stock. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock there has been no market for our Series J preferred stock and you may not be able to sell shares of our Series J preferred stock at a price you believe may be indicated by the price per unit, if at all. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference in, this prospectus. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock and Series J Preferred Stock Outstanding After the Rights Offering

As of January 2, 2012, 46,225,844 shares of our common stock and none of our shares of Series J preferred stock were issued and outstanding. If the rights offering is fully subscribed through the exercise of the subscription rights, then an additional                 shares of our common stock and                 shares of our Series J preferred stock will be issued and outstanding after the closing of the rights offering, for a total of                 shares of common stock issued and outstanding. The preceding sentence assumes that, during the rights offering, we issue no other shares of our common stock or Series J preferred stock other than as described herein and that no warrants or other convertible securities for our common stock are exercised. Additional shares of Series J preferred stock may be issued, if our board of directors determines to issue the dividend on such shares in kind.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax consequences to U.S. holders (as defined below) of the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of shares of common stock and Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege. This discussion is based upon the provisions of the Code, regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion applies only to U.S. holders who acquire the subscription rights in the rights offering. Further, this discussion assumes that the subscription rights or shares of common stock or Series J preferred stock issued upon exercise of the subscription rights or, if applicable, the over-subscription privilege will be held exclusively as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	tax-exempt organizations;

•	persons liable for alternative minimum tax;

•	persons that hold shares of common stock as part of a straddle or a hedging or conversion transaction;

•	retirement plans, individual retirement accounts, or other tax deferred accounts;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes; or

•	persons whose “functional currency” is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of subscription rights or shares of common stock or Series J preferred stock and you are:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds shares of common stock or Series J preferred stock received upon exercise of the subscription rights or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock or Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege.

This discussion addresses only certain aspects of U.S. federal income taxation. This discussion also does not address any federal non-income, state, local or foreign tax considerations to U.S. holders, nor does it address any tax considerations to persons other than U.S. holders. You should consult your own tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences of the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of shares of common stock or Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege.

Taxation of Subscription Rights

Receipt of Subscription Rights

We intend to take the position that the distribution of the subscription rights will be a non-taxable distribution to U.S. holders of our common stock under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2011.

The distribution of the subscription rights would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any. Distributions having this effect are referred to as “disproportionate distributions.” The fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution. We intend to take the position that the outstanding options and other equity-based awards do not cause the subscription rights issued pursuant to the rights offering to be part of a disproportionate distribution. Further, the distribution of the subscription rights would be taxable if it was a right to receive debt, not equity. Although no assurance can be given, we intend to treat the subscription right as a right to receive equity and not debt and further we intend to treat the common stock and Series J preferred stock as equity, not debt, for U.S. federal income tax purposes. The discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution and the subscription rights, common stock and Series J preferred stock will be treated as equity, not debt, for U.S. federal income tax purposes. Each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine whether the subscription rights, common stock or Series J preferred stock are equity for U.S. federal income tax purposes and the particular tax consequences of holding and disposing of such interests.

Tax Basis and Holding Period of Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights.

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If the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights.

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If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights. If you choose to allocate the tax basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your U.S. federal income tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are transferable.

Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights

You generally will not recognize gain or loss upon exercise of the subscription rights.

The aggregate tax basis of the shares of common stock and Series J preferred stock you receive upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege generally will equal the sum of (i) the subscription price and (ii) the tax basis, if any, of the subscription rights as determined above. The aggregate tax basis in the shares of common stock and Series J preferred stock should then be allocated among the classes of shares, that is among the common stock and Series J preferred stock, based on the relative fair market values of such shares at the time the subscription rights are exercised. The tax basis allocated to the Series J preferred shares is subject to adjustment due to the increased liquidation preference, determined as described in “Taxation of Series J Preferred Stock,” below. Additionally, adjustments to your tax basis may occur if the subscription rights constitute Section 306 Stock, determined as described in “Special Rules if Subscription Rights Constitute Section 306 Stock,” below.

Your holding period of the shares of common stock and the shares of Series J preferred stock you receive upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege will begin on the date the subscriptions rights are exercised.

Expiration of Subscription Rights

If you do not exercise the subscription rights, you should not recognize a gain or loss for United States federal income tax purposes and any portion of the tax basis of your existing shares of common stock previously allocated to the subscription rights not exercised, if any, will be re-allocated to the existing common stock.

Sale or Other Disposition of Subscription Rights

Except as described below in “Special Rules if Subscription Rights Constitute Section 306 Stock,” if you sell or otherwise dispose of the subscription rights received in the rights offering prior to the expiration date, you will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) your tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Special Rules if Subscription Rights Constitute Section 306 Stock

The subscription rights may be treated as “Section 306 Stock” for U.S. federal income tax purposes. Section 306 Stock generally includes rights to acquire stock (other than common stock) received in a non-taxable distribution under Section 305(a) of the Code. Stock rights will not be considered Section 306 Stock if no part of the distribution would have been treated as a dividend distribution at the time of the distribution of those rights had money been distributed in lieu of those rights. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2011. Each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine whether the subscription rights constitute, in whole or in part, Section 306 Stock and the particular tax consequences of holding and disposing of Section 306 Stock.

Taxation of Common Stock

Distributions with respect to shares of common stock received upon exercise of the subscription rights or the over-subscription privilege will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for United States federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of common stock and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the shares of common stock in taxable years beginning before January 1, 2013 are generally taxed at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the shares of common stock constituting dividend income paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

If you sell or otherwise dispose of any shares of the common stock, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares of common stock is more than one year. Long-term capital gain of a non-corporate U.S. holder, including individuals, that is recognized in taxable years beginning before January 1, 2013 is generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations.

Taxation of Series J Preferred Stock

Distributions with respect to shares of Series J preferred stock received upon exercise of the subscription rights or the over-subscription privilege will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of Series J preferred stock and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the shares of Series J preferred stock in taxable years beginning before January 1, 2013 are generally taxed at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the shares of Series J preferred stock constituting dividend income paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

Except as described below regarding Section 306 Stock, on the sale or taxable disposition (other than by redemption) of Series J preferred stock, a U.S. holder will recognize capital gain or loss equal to the difference between the proceeds of sale and the holder’s tax basis in the Series J preferred stock. Any capital gain or loss will be long-term capital gain or loss if the holding period for the Series J preferred stock exceeds one year at the time of disposition, and results will be similar to those discussed above in the section “Taxation of Common Stock.”

Special Rules if Series J Preferred Stock Constitutes Section 306 Stock

Under Section 306 of the Code generally, stock acquired through the exercise of a stock right will be treated as stock distributed at the time of the distribution of the rights to the extent of the fair market value of the rights at the time of the distribution, if any. Thus, Series J preferred stock acquired upon the exercise of a subscription right that is properly treated as Section 306 Stock in whole or in part will also be treated in part as Section 306 Stock, and rules similar to those described above under “Special Rules if Subscription Rights Constitute Section 306 Stock” generally would apply to a subsequent sale or taxable disposition (other than in redemption) of that Series J preferred stock. Under those rules generally, a portion of the amount realized by a U.S. holder from such sale or taxable disposition would be treated as ordinary income. In a redemption of Series J preferred stock generally, unless the U.S. holder can establish to the satisfaction of the IRS that neither the distribution of subscription rights nor the subsequent redemption of the Series J preferred stock (or related transactions regarding our common stock with respect to which the subscription rights were issued) is in pursuance of a plan having one of its principal purposes the avoidance of U.S. federal income tax, the amount realized in redemption of the Series J preferred stock will not be offset by the holder’s adjusted tax basis in such stock and will result in dividend income treatment to the extent of our available current or accumulated earnings and profits at the time of the redemption unless the redemption completely terminates the holder’s entire actual and constructive ownership interest in our equity or is a redemption in partial or complete liquidation of us. Each U.S. holder is urged to consult its tax advisor to determine whether the Series J preferred stock constitutes, in whole or in part, Section 306 Stock and the particular tax consequences of holding and disposing of Section 306 Stock.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding (currently at a rate of 28%). Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Tax Consequences to the Company

As of December 31, 2010, we had net operating loss carryforwards of approximately $248 million for U.S. federal income tax purposes. An ownership change generally would produce an annual limitation on the utilization of our pre-ownership change net operating losses and certain other tax assets if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding 3 year period. The amount of the annual limitation generally is equal to the value of our stock immediately prior to the ownership change multiplied by the federal long-term tax-exempt rate.

We intend to take the position that the Series J preferred stock is not “stock” for purposes of determining an ownership change under Section 382 of the Code, as described above. Accordingly, the purchase of Series J preferred stock pursuant to the rights offering should not trigger an ownership change with respect to our stock. This position is not binding on the IRS, or the courts, however. Stock described in Section 1054(a)(4) is not considered “stock” for purposes of measuring an ownership change as described in the preceding paragraph. Section 1504(a)(4) states that for purposes of this subsection, the term “stock” does not include any stock which (A) is not entitled to vote, (B) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (C) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption premium or liquidation premium), and (D) is not convertible into another class of stock. The Series J preferred stock is non-voting, non-convertible and does not participate in corporate growth to any significant extent. Further, the Series J preferred stock is only redeemable at our option. Based on the applicable guidance, we intend to take the position that the Series J preferred stock is Section 1504(a)(4) stock and, therefore, not includible in measuring an ownership change.

Recent Tax Legislation

For taxable years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends and net gains from the disposition of shares of Series J preferred stock. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares of Series J preferred stock.

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE SUBSCRIPTION RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON'S PARTICULAR FACTS AND CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Overview

We will distribute the subscription rights certificates and copies of this prospectus to individuals who owned shares of our common stock at 5:00 p.m. New York City time on             , 2012, the record date of the rights offering. If you wish to exercise your subscription rights and purchase units, you should complete the rights certificate and return it with payment for the shares to the subscription agent at the following address:

By mail:	By overnight courier:

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions about whether your completed rights certificate or payment has been received, you may call our information agent,                     , at (XXX) XXX-XXXX (toll-free) or, for banks and brokers, at (XXX) XXX-XXXX.

Directors, Executive Officers and Employees

We are offering units directly to you pursuant to the rights offering. Our directors and executive officers may participate in the solicitation of our stockholders for the exercise of subscription rights for the purchase of units. We will reimburse these persons for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other employees of Motricity, Inc. may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Other questions from prospective purchasers will be directed to our executive officers. Our other employees have been instructed not to solicit the exercise of subscription rights for the purchase of units or to provide advice regarding the exercise of subscription rights. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the subscription rights or units.

DIRECTORS

The Board of Directors of the Company is currently composed of five members. There is no limit to the number of terms a director may serve and the term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The following table sets forth the name, age and position of each director currently serving on our Board of Directors:

Name	Age	Position	Director Since
Lady Barbara Judge CBE(1)(2)	64	Chairman of the Board	2010
Jay A. Firestone(3)	55	Director	2011
Hunter C. Gary(1)(2)(3)	37	Director	2007
Brett C. Icahn(1)(3)	32	Director	2010
James L. Nelson(2)	62	Director	2011

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

The biographies of our directors are as follows:

Jay A. Firestone has served as one of our directors since July 2011. Since 2006, Mr. Firestone has served as Chairman and Chief Executive Officer at Prodigy Pictures Inc., a leader in the production of quality film, television and cross-platform media. Previously, Mr. Firestone established Fireworks Entertainment in 1996 to produce, distribute and finance television programs and feature films. In 1998, Fireworks Entertainment was acquired by CanWest Global Communications Corporation and Mr. Firestone was named Chairman and Chief Executive Officer and oversaw the company’s Los Angeles and London based television operations as well as its Los Angeles feature film division, Fireworks Pictures. In addition, Mr. Firestone oversaw the company’s interest in New York based IDP Distribution, an independent distribution and marketing company formed by Fireworks in 2000 as a joint venture with Samuel Goldwyn Films and Stratosphere Entertainment. Mr. Firestone has served on the board of directors for the Academy of Canadian Cinema and Television and the Academy of Television Arts and Sciences International Council in Los Angeles. Mr. Firestone has led two successful initial public offerings and in 1998, was nominated for entrepreneur of the year. Mr. Firestone has extensive experience in dealing with financial reporting, which, in addition to his service on another board, enables him to advise our board on a range of matters including financial matters.

Hunter C. Gary has served as one of our directors since 2007. Since November 2010, Mr. Gary has served as the Senior Vice President of Icahn Enterprises, L.P., a diversified holding company engaged in the following continuing operating businesses: investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion. Since June 2003, Mr. Gary has been employed by Icahn Associates Corp. in various roles, most recently as the Chief Operating Officer of Icahn Sourcing LLC. His specialty focuses on post-acquisition management of companies and hands-on involvement with, and support of, portfolio company management to reduce costs and enhance performance. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group, most recently as a Managing Director. Since September 2011, Mr. Gary has served as a director of XO Holdings, Inc., a telecommunications service provider. Since March 2010, Mr. Gary has served as a director of Tropicana Entertainment Inc., which owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. Since January 2008, Mr. Gary has served as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. Since June 2007, Mr. Gary has served as a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. With respect to each company mentioned above, Mr. Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Gary has extensive experience in dealing with operations matters for a variety of companies which, in addition to his service on other boards, enables him to advise our board on a range of matters including operations and oversight.

Brett C. Icahn has served as one of our directors since January 2010. Mr. Brett C. Icahn currently is responsible for co-executing a small/mid cap investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, an entity through which Mr. Carl C. Icahn manages investment funds, where Mr. Brett C. Icahn was an investment analyst from 2002 until April 2010. Since July 2010, Mr. Brett C. Icahn has served as a director of The Hain Celestial Group, Inc., a natural and organic food and personal care products company, and as a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies. Since April 2010, Mr. Brett C. Icahn has served as a director of Take-Two Interactive Software, Inc., a developer, marketer, distributor and publisher of interactive entertainment software games. Since January 2007, Mr. Brett C. Icahn has served as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. Prior to that Mr. Brett C. Icahn served on the board of directors of HowStuffWorks.com, an internet website acquired by Discovery Communication in 2007. With respect to each company mentioned above, Mr. Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Brett C. Icahn has experience with technology companies, both as a board member and as a founder. In addition, his experience as a portfolio manager and an investment analyst provides him with strong skills in dealing with financial matters.

James L. Nelson has served as one of our directors since June 2011. Since April 2010, Mr. Nelson has served as a director of Take-Two Interactive Software, Inc., a publisher, developer, and distributor of video games and video game peripherals. Since March 2010, Mr. Nelson has served as a director of Tropicana Entertainment Inc. From May 2005 until November 2007, Mr. Nelson served as a director of Atlantic Coast Entertainment Holdings, Inc. Since December 2003, Mr. Nelson has served as a director of American Entertainment Properties Corp. From April 2003 through April 2010, Mr. Nelson served as a director of Viskase Companies, Inc., a producer of nonedible cellulose casings and nettings. Since June 2001, Mr. Nelson has also served as a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. With respect to each company mentioned above, Mr. Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the board of Orbitex Financial Services Group, a provider of financial services. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director of Pacific Energy Resources Ltd., an energy producer. Since April 2008, Mr. Nelson has served as a director of the board of directors of Cequel Communications, an owner and operator of a large cable television system. Because of Mr. Nelson’s experience as the chief executive officer of multiple companies, as well as his previous service as director of several other publicly reporting companies, he is able to provide the Board of Directors with the perspective of an experienced executive officer and is able to give insight related to the management and operations of a publicly traded company.

Lady Barbara Judge CBE has served as one of our directors since January 2010 and chairman of the board since June 2010. Since 2011, Lady Judge has been chairman of the United Kingdom Pension Protection Fund and from 2004 to 2010 she was chairman of the United Kingdom Atomic Energy Authority. From 2004 to 2007, Lady Judge was the deputy chairman of the United Kingdom Financial Reporting Council in London. From 2002 through 2004, she was a director of the Energy Group of the United Kingdom’s Department of Trade and Industry. Earlier in her career, Lady Judge served as a commissioner of the U.S. Securities and Exchange Commission, was a partner at the law firm Kaye, Scholer, Fierman, Hays & Handler and was an executive director at Samuel Montagu & Co. Ltd, a British merchant bank. Lady Judge serves as a director of Magna International Inc. and Statoil ASA. Lady Judge has 25 years of experience counseling boards and senior management regarding corporate governance, compliance, disclosure, international business conduct and other relevant issues. Lady Judge’s experience as a former commissioner of the U.S. Securities and Exchange Commission and broad legal and cross-border regulatory experience enables her to provide valuable insights and perspectives to our board.

EXECUTIVE OFFICERS

Set forth below are the name, age, positions and a description of the business experience of each of the Company’s current executive officers:

Name	Age	Position(s)
James R. Smith, Jr.	44	President and Interim Chief Executive Officer
C. Stephen Cordial	60	Interim Chief Financial Officer and Treasurer
Charles Scullion	40	Chief Strategy Officer and Interim President of the
		Company’s mobile marketing and advertising (“MMA”) business

James R. Smith, Jr. has served as our Interim Chief Executive Officer since August 20, 2011. Prior to being appointed to this position, Mr. Smith served as our President and Chief Operating Officer since January 2009. Previously, from 2001 to 2008, Mr. Smith served as vice president and business unit general manager at Avaya, Inc. a communications systems company. Before Avaya, from 1999 to 2001, Mr. Smith was chief operating officer and co-founder of Vector Development, an e-commerce operating company. Earlier in his career, from 1989 to 1999, Mr. Smith held multiple positions with Accenture, most recently as an associate partner.

C. Stephen Cordial has served as our Interim Chief Financial Officer since August 24, 2011 based on an agreement with Tatum. Mr. Cordial is not an employee of the Company and therefore receives a base salary but does not otherwise participate in the Company’s compensation structure. Mr. Cordial has been a partner in the Seattle practice of Tatum since June 2011. Prior to joining Tatum, Mr. Cordial founded Cordial Consulting and provided consulting services to private and public companies from early 2005 to May 2011. During this time, Mr. Cordial held several officer positions, including serving as interim chief financial officer for Natural Products Group, a consumer product company during 2010 and 2011 and Actelis Networks, Inc., a telecommunications equipment manufacturing company during 2008 and 2009. Through Cordial Consulting, Mr. Cordial also served in various positions for Callwave Inc., a provider of telecommunications software, including as chief financial officer, principal accounting officer and senior vice president of business strategy from May 2005 to December 2006. Before founding Cordial Consulting, Mr. Cordial served as the chief executive officer and chief financial officer of Somera Communications, Inc., a telecommunications equipment company, as chief financial officer of Xylan Corporation, a data switching solutions company later acquired by Alcatel, and as chief financial officer of PMC-Sierra, Inc. Mr. Cordial also served as the chief financial officer of

Nexsi Systems Corporation, a developer of high-end network infrastructure and bandwidth management services from 2001 to 2002. (Nexsi Systems, a private corporation, filed for protection under Chapter 7 of the U.S. Bankruptcy Laws on May 17, 2002.) Mr. Cordial’s career includes more than 25 years of operating and financial management experience in the telecommunications and semiconductor industries. Mr. Cordial earned his Master’s Degree in Business Administration from Santa Clara University and his Bachelor’s Degree in Economics from Stanford University.

Charles Scullion has served as our Chief Strategy and Administrative Officer from May 12, 2011 to September 29, 2011 and Chief Strategy Officer and Interim President of MMA since September 29, 2011. From 1997 through 2010, Mr. Scullion held several positions at the Boston Consulting Group (“BCG”), a global management consulting firm and the world’s leading advisor on business strategy. During his time with BCG, Mr. Scullion served as a partner and managing director in the firm’s technology, media and telecommunications practice. In addition, he was part of the firm’s Americas Leadership Team and was Leader of the Americas Organization Practice Area for several years. Prior to joining BCG, Mr. Scullion was in a leadership position from 1992 through 1995 at Procter & Gamble. Mr. Scullion holds an Master's Degree in Business Administration from Harvard Business School and Bachelor of Engineering Science with Distinction from the University of Western Ontario.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “named executive officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. At the end of fiscal year 2011, our named executive officers were:

•	James R. Smith, Jr., President and Interim Chief Executive Officer;

•	C. Stephen Cordial, Interim Chief Financial Officer and Treasurer; and

•	Charles P. Scullion, Chief Strategy Officer and Interim President of Mobile Marketing & Advertising (“MMA”).

Information about the material elements of compensation is also included for the following individuals who served as named executive officers earlier in fiscal year 2011, as described below:

•	Ryan K. Wuerch, Chief Executive Officer;

•	Allyn P. Hebner, Chief Financial Officer;

•	Richard E. Leigh, Jr., Senior Vice President, General Counsel and Corporate Secretary; and

•	James Ryan, Chief Development Officer.

On August 5, 2011, the employment of each of Messrs. Hebner and Ryan was terminated effective as of August 31, 2011 and August 15, 2011, respectively. On August 15, 2011, the employment of Mr. Leigh was terminated effective as of August 31, 2011. On August 21, 2011, the Company and Mr. Wuerch mutually agreed to terminate Mr. Wuerch’s employment with the Company effective as of August 20, 2011.

Effective May 12, 2011, the Company hired Charles Scullion as its Chief Strategy and Administrative Officer. On August 20, 2011, the Company appointed Mr. Smith, its President and Chief Operating Officer, to the position of Interim Chief Executive Officer. The Company appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of Interim Chief Financial Officer effective August 24, 2011. The Company is conducting a search for a permanent Chief Executive Officer and a permanent Chief Financial Officer and has engaged Korn/Ferry International to assist the Company with these searches.

Compensation Philosophy and Objectives

In accordance with past practice, our Compensation Committee continues to review and approve the compensation of our named executive officers and oversee and administer our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the direction, emphasis and components of our executive compensation program will continue to evolve. We favor an empirical-based approach that involves benchmarking as well as consideration of best practices with respect to compensation and benefits.

Our executive compensation program is intended to balance short-term and long-term goals with a combination of cash payments and equity awards that we believe to be appropriate for motivating our executive officers. Our executive compensation program is designed to:

•	align the interests of our executive officers with stockholders by motivating executive officers to increase stockholder value and reward executive officers when stockholder value increases;

•	attract and retain talented and experienced executives that strategically address our short-term and long-term needs;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders; and

•	compensate our executives in a manner that motivates them to manage our business to meet our long-term objectives and create stockholder value.

Our executive compensation program rewards both team and individual accomplishments by emphasizing a combination of corporate results and individual accountability. A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives. In the aggregate, the annual performance bonuses at target generally represent between 3% and 12% of the total target direct compensation (which consists of annual base salary and long-term and short-term incentives) for our named executive officers. Our historic practice with regard to issuing long-term incentives has been to grant restricted stock at the time of hire or promotion. Long-term incentives, based on grant date fair value, generally represent between 57% and 95% of the total target direct compensation for our named executive officers. In 2011, new long-term incentive grants represented between 0% and 57% of total compensation (base salary, target bonus and long-term equity) for our named executive officers. This combination of incentives is designed to balance annual operating objectives and our earnings performance with longer-term stockholder value creation. In 2011, our named executive officers were not eligible to receive bonus awards under our Amended and Restated 2011 CIP (the “2011 CIP”) as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics.

We seek to provide competitive compensation that is commensurate with performance. In the past, we have generally targeted compensation at the median for companies of a similar size in the software and mobile data services industry (based on revenues, market capitalization and other financial metrics) and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when performance goals are exceeded. As the result of and based on performance assessments conveyed to the Compensation Committee by the former Chief Executive Officer and concerns related to executive retention also conveyed to the Compensation Committee by the former Chief Executive Officer, the Compensation Committee approved increases in base compensation and target bonus for Messrs. Hebner, Leigh and Ryan in March 2011 and for Mr. Smith in April 2011 (see the discussion below under the section captioned “—Employment Agreements”).

To ensure we maintain our position to market, it has been our historical practice (prior to our initial public offering in June 2010) to review compensation data as well as best practices with respect to compensation and benefits on an annual basis, based upon informal benchmarking against Radford and fee-based compensation surveys, to ensure executive compensation remains within the relative range noted above. See the section captioned “—Short-Term Incentives” for a more detailed discussion of our annual bonus program. See the section captioned “—Compensation Committee Procedures” for a more detailed discussion of the Compensation Committee’s use of compensation consultants.

We also seek to promote a long-term commitment to us by our executives. We believe that there is great value to us in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedule attached to equity awards is generally based upon continued employment over four years, and is intended to retain our executives and reinforce this long-term orientation. Moreover, the form of non-qualified stock option agreement for senior management under the Amended and Restated 2010 LTIP (described below) sets forth stock ownership guidelines which require executives to own, within five years of the date of the grant of an option, stock equal in value to at least one and one-half times the executive’s annual base salary (determined as of the last day of the fifth year following the grant date). Failure of an executive to achieve the ownership guidelines within the specified timelines will result, in the discretion of the

Compensation Committee, in forfeiture of the option. As of July 19, 2011, this ownership guideline was revised to require named executive officers, other than Chief Executive Officer, to own, within five years of the date of grant of an option, stock equal in value to at least three times the executive’s annual base salary.

The Compensation Committee has also established stock ownership guidelines for the Chief Executive Officer which require the Chief Executive Officer to own, within five years of the prior option grant dated March 26, 2010, stock equal to four times his annual base salary (determined as of the last day of such five-year period). When calculating the number of shares that the Chief Executive Officer is required to hold, the Chief Executive Officer’s base salary will be multiplied by four and then divided by the average closing price for Common Stock over the 30 trading days prior to the date of calculation. As of July 19, 2011, this ownership guideline was revised to require our permanent Chief Executive Officer to own, within five years of his grant of an option, stock equal to six times his annual base salary.

Compensation Committee Procedures

The Compensation Committee’s responsibilities and authorities are specified in the Compensation Committee’s Charter which was approved by the Board of Directors on April 4, 2010 and revised and restated by the Compensation Committee on September 1, 2011. The Compensation Committee’s functions and authority include, but are not limited to, the review and approval of employment agreements, offer letters, severance and separation agreements, base salary, annual bonus and incentive, option and equity grants and other compensation and employment decisions for the following: employees with a base salary and bonus above a specified threshold, each executive officer of the Company including the named executive officers and such other senior officers as the Compensation Committee deems appropriate. In addition, the Compensation Committee is responsible for the evaluation of the performance of our Chief Executive Officer, oversight and administration of our equity plans and approval of non-customary compensation, equity grants, severance or other plans that are outside of the terms and conditions contained in the applicable plan and have an aggregate dollar value exceeding a specified threshold. The Compensation Committee is also responsible for the review and approval of all our human resources plans such as the 401(k) plan, health and welfare plans, recommending to the Board the compensation for our Board of Directors and any other matters delegated to the Compensation Committee by our Board of Directors.

Compensation Committee meetings are expected to be held at least quarterly to review and consider decisions on topics including, but not limited to: review and approval of bonus awards for the prior performance period under our Corporate Incentive Plan (“CIP”) and our Amended and Restated 2010 LTIP (described below). The chairperson of the Compensation Committee reports on Compensation Committee actions and recommendations at full meetings of our Board of Directors. The Compensation Committee meets outside the presence of all of our executive officers, including our named executive officers, to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers and consults with our Chief Executive Officer. Our Chief Executive Officer reviews annually each other named executive officer’s performance with the Compensation Committee and recommend appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers for the Compensation Committee to consider. Based upon the recommendations of our Chief Executive Officer and in consideration of the objectives described above and the elements described below, the Compensation Committee considers the Chief Executive Officer's recommendations and approves the annual compensation packages of our executive officers. The Compensation Committee also annually analyzes and reviews our Chief Executive Officer’s performance and determine any cash performance awards under the CIP and grants of long-term equity incentive awards based on its assessment of his performance with input from any independent consultants engaged by the Compensation Committee.

In order to ensure that we continue to remunerate our executives appropriately and align our compensation programs with the interest of our stockholders, the Compensation Committee retained Frederic W. Cook & Co. in connection with our IPO and we renewed its retention in February 2011, as our independent compensation consultant to review its policies and procedures with respect to executive compensation in connection with our initial public offering. In addition, the Compensation Committee utilizes the Company’s outside legal counsel, Brown Rudnick LLP, to provide advice and assistance with respect to the terms and conditions of the Company’s executive employment and compensation related agreements and plans. Frederic W. Cook & Co. has assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer companies and by providing guidance on industry best practices. The Compensation Committee retains the right to modify or terminate its relationship with Frederic W. Cook & Co., and to retain other outside advisors to assist the Compensation Committee in carrying out its responsibilities. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Frederic W. Cook & Co. will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2011, Frederic W. Cook & Co. provided no services to the Company other than its advice to the Compensation Committee on executive compensation issues.

Compensation Risk Assessment

In April 2011, our Compensation Committee engaged Frederic W. Cook & Co. to conduct a risk-assessment of the Company’s compensation programs. As part of this assessment, Frederic W. Cook & Co. reviewed both cash incentive compensation plans and individual cash incentive awards for the presence of certain design elements that could incent employees to incur excessive risk, the ratio and level of incentive to fixed compensation, the amount of manager discretion, the percentage of compensation expense as compared to the business units revenues, and the presence of other design features that serve to mitigate potentially excessive risk taking, such as the Company’s clawback policy, stock ownership guidelines, multiple performance metrics, caps on individual or aggregate payments and similar features. After considering the results of the risk assessment, the Compensation Committee concluded that the level of risk associated with the Company’s compensation programs is not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

The Compensation Committee determines all components of executive compensation and considers the following elements (discussed in detail below) to promote our pay-for-performance philosophy and compensation goals and objectives:

•	base salary;

•	annual cash incentive awards linked to our overall performance;

•	grants of long-term equity-based compensation, such as restricted stock or options;

•	termination and change of control provisions; and

•	benefits generally available to employees.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial and job security, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted more heavily toward at-risk pay (annual bonus incentives and long-term equity incentives). Initial incentive packages for our key executives were negotiated at the time of the employment offer. Equity incentives were viewed to be a critical element of the total compensation package and have historically been issued at the time of hire or promotion; although additional grants have been issued based upon individual circumstances. All incentives are aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay, during 2011, at approximately the 50th percentile of our competitive market.

On February 17, 2011, the Compensation Committee approved a peer group consisting of the following companies:

CommVault Systems Inc.	Comscore, Inc.	Concur Technologies Inc.	Digital River Inc/DE	EBIX Inc.

EPIQ Systems Inc.	LivePerson Inc.	MicroStrategy Inc.	NetSuite Inc.	Neustar Inc.

PegaSystems Inc.	RightNow Technologies Inc.	Smith Micro Software Inc.	SolarWinds, Inc.	SuccessFactors, Inc.

Synchronoss Technologies, Inc.	Taleo Corp.	WebSense, Inc.

Base Salary

The primary component of short-term compensation of our executive officers has historically been base salary. The base salary established for each of our executive officers is intended to reflect competitive wages for positions in companies of similar size and stage of development operating in the software and mobile data services industry, representing each individual’s job duties and responsibilities, experience, and other discretionary factors deemed relevant by our Chief Executive Officer and/or Board of Directors. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Chief Executive Officer makes recommendations for each executive’s base salary (including his own), based on our executives’ experience and with reference to the base salaries of similarly situated executives in the software and mobile data services industry, that are then reviewed and approved by the Compensation Committee.

Base salaries are reviewed during the first half of the fiscal year by our Compensation Committee, and may be recommended for adjustment from time to time based on the results of this review. In past years, the Compensation Committee, with guidance from our Chief Executive Officer, reviewed the performance of all executive officers, and based on this review and any relevant competitive market data (through salary survey information provided by our human resources department, informal discussions with recruiting firms and research), set the executive compensation package for each executive officer for the coming year.

Annual base salary increases have historically been based upon our pay-for-performance philosophy, whereby pre-determined quantitative and qualitative individual goals and objectives are established at the beginning of the performance period for named executive officers below the Chief Executive Officer, and measured and assessed at the end of the performance year. Based upon each individual’s performance rating and compensation range position, individuals are eligible for a merit increase based upon the established guidelines within budget for the performance year. The Compensation Committee determines whether to increase the base salaries of any of our named executive officers based upon its assessment of each named executive officers performance and utilizes recommendations from its independent compensation consultant. The base salaries paid to our named executive officers in fiscal year 2011 are set forth in the Summary Compensation Table below.

In addition, Mr. Smith received a merit increase of his annual salary and equity grants. Mr. Smith’s offer letter was amended on April 19, 2011 to reflect increases in Mr. Smith’s annual base salary and target earnings opportunity percentage under our CIP. Mr. Smith’s annual base salary increased to $400,000, effective April 7, 2011, and his participation in our 2011 CIP increased to a target earnings opportunity of 75% of his annual base salary for 2011. On April 19, 2011 the Compensation Committee approved a 2011 bonus equity grant to Mr. Smith under the 2010 LTIP, pursuant to which he was issued an option to purchase 120,000 shares of Common Stock under the 2010 LTIP.

Short-Term Incentives

On an annual basis, or at the commencement of an executive officer’s employment with us, the Compensation Committee typically sets a target level of short term incentive compensation that is structured as a percentage of such executive officer’s annual base salary. Our executives participate in our annual CIP which ensures that short-term incentives are tied directly to our financial performance for the fiscal year. Depending upon corporate performance, an executive officer may receive from 0% up to 150% of his target incentive amount. These corporate performance objectives are designed to be challenging but achievable. The performance metrics and objectives are weighted in a specific manner as defined by the Compensation Committee in the CIP. In April 2011, the Compensation Committee approved the 2011 CIP, which incorporated several changes to the 2010 CIP, including among others, adjustments to the performance metrics and objectives used and the Compensation Committee’s consideration of certain factors in the calculation thereof. The Compensation Committee and Board of Directors amended and restated the 2011 CIP on September 1, 2011 (as amended and restated, the “2011 CIP”). In 2011, for all named executive officers, the 2011 CIP was revised and as a result 10% of the annual incentive target opportunity is discretionary and will be determined at the sole and absolute discretion of the Committee; 30% of the annual incentive target is tied directly to the achievement of our revenue objectives; and 60% of the annual incentive target opportunity is tied to achievement of the Company’s Adjusted Net Income objective. The Compensation Committee clarified that (i) the 2011 CIP would exclude the effect that any acquisition (other than one previously initiated acquisition) would have on either achievement of our revenue objectives or achievement of our CIP Adjusted Net Income objectives, and (ii) employees of subsidiaries acquired during a plan fiscal year are not eligible to participate in the 2011 CIP. The 2011 CIP expands the definition of “Cause” relevant to termination of employment and expands the ability of the Company to initiate a clawback and recover the value of an incentive payment awarded under the 2011 CIP.

“CIP Adjusted Net Income” means the Company’s net income (loss) determined in accordance with U.S. generally accepted accounting principles (U.S., GAAP) adjusted to exclude amortization of purchased intangibles, stock-based compensation expense, restructuring expenses, asset impairments and M&A transaction related charges including abandoned transaction charges and non-cash tax expense consistent with the definition used for our public market reporting.

The following tables illustrate the metrics, thresholds and potential awards for our named executive officers under the 2011 CIP. In order for a named executive officer to receive any payment under the 2011 CIP the Company must meet the threshold performance targets for each of the revenue and CIP Adjusted Net Income metrics, as established by the Compensation Committee.

2011 CIP Metrics:

% of CIP Adjusted Net Income Target Achieved: Weighting 60%	CIP Adjusted Net Income Payout % of Target
less than 90%	0%
greater than or equal to 90%	60%
100%	100%
115%	125%
130%	150%

% of Revenue Target Achieved: Weighting 30%	Revenue Payout % of Target
less than 95%	0%
greater than or equal to 95%	60%
100%	100%
105%	125%
110%	150%

At this time, we are not disclosing the specific performance targets for the CIP Adjusted Net Income and revenue metrics set forth above because disclosure of the specific targets under the CIP would signal areas of strategic focus and give competitors harmful insight into the direction of our business. We are committed to the long-term success and growth of our enterprise and disclosing short-term objectives would run counter to both our compensation and business philosophy of focusing on long-term goals and, as a result, could result in confusion for investors. As we gain experience as a public company and expand, we will continue to assess whether the disclosure of specific performance metrics will cause us competitive harm. The 2011 targets above may not be changed from those previously established, except with the written consent of the Compensation Committee. Pursuant to the terms of the CIP, participation in the plan is at the Company’s discretion and the Compensation Committee retains the discretion to alter, modify or amend the plan. These bonuses are intended to annually reward executive officers who have a positive impact on corporate results.

In addition, the Compensation Committee may adjust performance measures, targets and payout ranges due to extraordinary or nonrecurring events, such as significant financings, equity offerings or acquisitions. We believe that establishing competitive cash bonus opportunities helps us attract and retain qualified and highly skilled executives, and allows our executives to fully focus on the business objectives without the burden of considering potential loss of wealth due to extenuating circumstances.

Furthermore, the 2011 CIP provides that if the Compensation Committee determines that the calculations underlying the targets were incorrect (including but not limited to mistakes in the Company’s audited financial statements for the year), then the Compensation Committee may either adjust bonus awards (upward or downward) or, with respect to officers that are reporting persons pursuant to Section 16(a) of the Exchange Act, recover all (or a portion) of a bonus award. This includes stated thresholds for minimum payout for the CIP Adjusted Net Income and revenue financial targets of 90% and 95%, respectively. The 2011 CIP similarly incorporates graduated thresholds for incremental payouts commensurate with the three weighted performance categories ranging from 0% to 150%.

Our named executive officers’ threshold and maximum awards under the CIP are based upon pre-determined quantitative goals and objectives established at the beginning of the performance period, as noted above. Maximum achievement of the CIP was set at a level that significantly exceeded our business plan and had a low probability of payout. These metrics are measured and assessed at the end of the performance year. For fiscal year 2011, Messrs. Smith and Scullion were eligible to receive on-target annual cash bonuses of 75% and 70%, respectively, of their fiscal year 2011 base salaries. Mr. Smith’s bonus award, if any, will be calculated by factoring the time he spent in his two different positions during fiscal year 2011, and Mr. Scullion’s bonus award, if any, will be pro-rated according to his start date of May 12, 2011. Mr. Cordial is not eligible for a bonus award under the 2011 CIP. Additionally, the employment of Messrs. Wuerch, Leigh, Hebner and Ryan was terminated prior to the date of payment of the bonus awards. Consequently, in accordance with Section 3 of the 2011 CIP, they were not entitled to receive any bonus award.

Following the completion of the audit of our financial statements and the determination of actual performance under our 2011 CIP, we will calculate each named executive officer’s fiscal year 2011 bonus by multiplying each named executive officer’s respective eligible earnings by the target bonus, and then by actual achievement for each performance metric, taking into account the applicable weighting for each metric (i.e., 60% weighting for CIP Adjusted Net Income, 30% weighting for revenue and 10% discretionary). For 2011, we do not expect our named executive officers to receive any incentive awards under our 2011 CIP as a result of the Company’s failure to achieve, in the aggregate, our revenue, CIP Adjusted Net Income and discretionary performance metrics.

Long-Term Equity-Based Compensation

The Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, the Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have historically awarded equity-based compensation in the form of restricted stock and stock options. The Compensation Committee believes equity awards provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time.

In addition to restricted stock granted upon commencement of employment with us, our Compensation Committee may grant additional equity awards to retain our executives and to recognize the achievement of corporate and individual goals and/or strong individual performance.

During March and April of 2011, the Compensation Committee approved grants of options to purchase shares of Common Stock under the 2010 LTIP to each of the named executive officers other than Mr. Wuerch at the request of the Company in connection with the annual evaluation of and retention considerations for each such named executive officer. The Compensation Committee anticipates issuing future annual equity grants to the named executive officers as a combination of market stock units and stock options which will be subject to performance and time vesting requirements.

Equity Incentive Plans

2004 Stock Plan

The 2004 Amended and Restated Stock Incentive Plan of Motricity, Inc. (the “2004 Motricity, Inc. Stock Plan”) provided grants of incentive stock options, non-qualified stock options, shares of stock and restricted stock to eligible participants, including executive officers, employees and directors. The purpose of the 2004 Motricity, Inc. Stock Plan was to provide equity incentives to selected participants, thereby creating a means to raise the level of stock ownership by eligible participants, to more closely align the interests of our executives, employees and directors with those of our stockholders.

The Compensation Committee will no longer make further grants under the 2004 Motricity, Inc. Stock Plan as a result of implementing and launching the Motricity, Inc. 2010 Long Term Incentive Plan in April of 2010. For further information about the 2004 Motricity, Inc. Stock Plan, we refer you to the complete copy of the 2004 Motricity, Inc. Stock Plan, which is incorporated by reference into this registration statement on Form S-1.

2010 Long-Term Incentive Plan

The Compensation Committee approved the terms of the Motricity, Inc. Amended and Restated 2010 Long-Term Incentive Plan, or the “2010 LTIP” and recommended it to the Board of Directors. The Board of Directors approved the 2010 LTIP on September 26, 2011, and the stockholders approved the 2010 LTIP on October 28, 2011. The 2010 LTIP provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, will be eligible for grants under the 2010 LTIP. The purpose of the 2010 LTIP is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. The following is a summary description of the 2010 LTIP and is qualified in its entirety by reference to the full text of the 2010 LTIP, which is set forth as Appendix A to our Definitive Proxy Statement filed with the SEC on September 27, 2011.

Administration. The 2010 LTIP is administered by the Company’s Compensation Committee and all actions taken with respect to the 2010 LTIP will be made in accordance with the Compensation Committee’s Charter. For purposes of the 2010 LTIP, to the extent required by applicable law, it is intended that each member of the Compensation Committee qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) an “independent director” under the rules of the principal U.S. national securities exchange on which our shares are listed. The Compensation Committee has full authority to administer and interpret the 2010 LTIP. Among the Compensation Committee’s powers are to determine the form, amount and other terms and conditions of awards, clarify, construe or resolve any ambiguity in any provision of the 2010 LTIP or any award agreement, amend the terms of outstanding awards and adopt such rules, forms, instruments and guidelines for administering the 2010 LTIP as it deems necessary or proper. All actions, interpretations and determinations by the Compensation Committee or by our Board of Directors are final and binding.

Available Shares. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2010 LTIP or with respect to which awards may be granted may not exceed 6,365,621 shares, which may be either authorized and unissued shares of Common Stock or shares of Common Stock held in or acquired for our treasury. In general, if awards under the 2010 LTIP are for any reason cancelled, or expire or terminate unexercised, or are settled in cash, the shares covered by such awards will again be available for the grant of awards under the 2010 LTIP.

Following the Section 162(m) “transition period” (as described in “Federal Income Tax Consequences” below), the maximum number of shares subject to any award of stock options, or stock appreciation rights (which are referred to herein as “SARs”), or shares of restricted stock, or other stock-based awards subject to the attainment of specified performance goals which may be granted during any fiscal year to any participant will be 266,666 shares per type of award, provided that the maximum number of shares issued in any one year period for all types of awards does not exceed 4% of the Company’s issued and outstanding shares of Common Stock. Except as otherwise required by the Code, there are no annual individual share limitations applicable to participants for restricted stock or other stock-based awards that are not subject to the attainment of specified performance goals. The maximum number of shares subject to any performance award during any fiscal year to any participant shall be 266,666 shares. The maximum value of a cash payment made under a performance award which may be granted with respect to any fiscal year to any participant shall be $5,440,000. The maximum value of cash payments made under performance awards granted with respect to any fiscal year to all participants shall be $14,104,670.

The foregoing share limitations imposed under the 2010 LTIP are subject to adjustment to the extent the Compensation Committee deems such adjustment appropriate and equitable to prevent dilution or enlargement of participants’ rights.

Eligibility for Participation. Members of our Board of Directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2010 LTIP. The selection of participants is within the sole discretion of the Compensation Committee.

Award Agreement. Awards granted under the 2010 LTIP shall be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability, or vesting of awards or conditions regarding the participant’s employment, as determined by the Compensation Committee in its sole discretion.

Awards Under the 2010 LTIP. The following types of awards are available under the 2010 LTIP:

Restricted Stock. The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2010 LTIP and discussed in general below.

Stock Options. The Compensation Committee may grant non-qualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Compensation Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 5 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value). Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee in its sole discretion. The 2010 LTIP specifically provides that an outstanding option may not be modified to reduce the exercise price nor may a new option at a lower price be substituted for a surrendered option, unless such action is approved by the stockholders of the Company. The maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the 2010 LTIP is 6,365,621 shares.

Stock Appreciation Rights. The Compensation Committee may grant SARs either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (which is referred to herein as a “Tandem SAR”), or independent of a stock option (which is referred to herein as a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of Common Stock or cash (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of Common Stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of an event as the Compensation Committee may, in its sole discretion, designate at the time of grant or thereafter.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units or restricted stock units) under the 2010 LTIP that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Compensation Committee shall determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other stock- based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2010 LTIP and discussed in general below.

Other Cash-Based Awards. The Compensation Committee, in its discretion, may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards. The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee may grant performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as performance awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock (based on the then current fair market value of such shares), as determined by the Compensation Committee, in its sole discretion. Based on service, performance and/or such other factors or criteria, if any, as the Compensation Committee may determine, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award. The Compensation Committee has “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code.

Performance Goals. The Compensation Committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Compensation Committee: (i) earnings per share; (ii) operating income; (iii) gross income; (iv) net income (before or after taxes); (v) cash flow; (vi) gross profit; (vii) gross profit return on investment; (viii) gross margin return on investment; (ix) gross margin; (x) operating margin; (xi) working capital; (xii) earnings before interest and taxes; (xiii) earnings before interest, tax, depreciation and amortization; (xiv) return on equity; (xv) return on assets; (xvi) return on capital; (xvii) return on invested capital; (xviii) net revenues; (xix) gross revenues; (xx) revenue growth; (xxi) annual recurring revenues; (xxii) recurring revenues; (xxiii) license revenues; (xxiv) sales or market share; (xxv) total shareholder return; (xxvi) economic value added; (xxvii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; (xxviii) the fair market value of a share of Common Stock; (xxix) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; or (xxx) reduction in operating expenses.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, including: (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (ii) an event either not directly related to our operations or not within the reasonable control of management; or (iii) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of our performance (or subsidiary, division or other operational unit) under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Acquisition Event. In the event of a merger or consolidation in which the Company is not the surviving entity, a transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock, or the sale or transfer of all or substantially all of the Company’s assets (collectively, an “Acquisition Event”), then the Compensation Committee may terminate all outstanding and unexercised options, SARs, or any other stock-based award that provides for a participant elected exercise by cashing out such awards upon the date of consummation of the Acquisition Event or by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such participant shall have the right to exercise in full all of his or her outstanding awards contingent on the occurrence of the Acquisition Event.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of Common Stock covered by any award until the participant becomes the record holder of such shares.

Forfeiture and Clawback. Unless otherwise provided by the Compensation Committee in the governing award agreement, the 2010 LTIP provides that (a) in the event that the participant’s conduct meets the definition of “Cause” during the later of the 12-month period following exercise of an award or the 24-month period commencing on the date of vesting, distribution, or settlement of an award, the Company shall recover from the participant within the applicable period after such vesting, exercise, settlement, or distribution, an amount equal to any gain realized on such award, and (b) if the participant engages in conduct that meets the definition of “Cause” then all outstanding awards terminate and expire.

Unless otherwise provided by the Compensation Committee in the governing award agreement, the 2010 LTIP also provides that in the event of a restatement of the Company’s financial statements that reduces the amount of any previously awarded performance award, where the performance goals would not otherwise have been met had the results been properly reported, the award will be cancelled and the participant will pay the Company an amount equal to any gain realized on such award within (a) 24 months preceding such financial restatement for any participant who has a position with the Company as a vice president, senior vice president, executive officer or named executive officer or (b) 12 months preceding such financial restatement for all other participants.

Ownership Guidelines and Holding Period. The 2010 LTIP includes ownership guidelines requiring (i) the Chief Executive Officer to own, within five years of the date of grant of an option or restricted stock, stock equal in value to at least six times of such executive’s annual base salary and (ii) the other executive officers to own, within five years of the date of grant of an option or restricted stock, stock equal in value to at least three times of each such executive’s annual base salary. In addition, the 2010 LTIP provides that if the participant has been granted restricted stock, such participant will continue to hold stock equal to 100% of the amount needed to meet the ownership guidelines discussed above for a period of at least 6 months following the termination of his or her employment with the Company for any reason.

Amendment and Termination. Notwithstanding any other provision of the 2010 LTIP, our Board of Directors may at any time amend any or all of the provisions of the 2010 LTIP, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2010 LTIP, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability. Awards granted under the 2010 LTIP are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of non-qualified stock options in an award agreement at the time of grant or thereafter to certain family members.

Other Executive Benefits

Our executives are eligible for the following benefits on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

Moreover, our named executive officers may be eligible for other benefits and perquisites based upon individual circumstances.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees. Our named executive officers will be eligible for those benefits typically available to all of our employees and shall be subject to the terms and conditions of the governing plans. Our Compensation Committee retains the right to amend or terminate such plans.

Policy Regarding Claw Back of Incentive Compensation

In fiscal year 2011, the Compensation Committee incorporated a clawback policy into the Company’s 2011 CIP pursuant to which named executive officers and other 2011 CIP participants will be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and has further expanded the scope of the clawback through an amendment to the plan. See “—Short-Term Incentives” for a further description of the clawback feature of the 2011 CIP. In addition, the 2010 LTIP provides that in the event of a restatement of the Company’s financial statements that reduces the amount of any previously awarded performance award, where the performance goals would not otherwise have been met had the results been properly reported, the award will be canceled and the participant will pay the Company an amount equal to any gain realized on such award. See “—2010 Long Term Incentive Plan” for a further description of the clawback feature of the 2010 LTIP.

Employment Agreements and Severance and Change of Control Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. We recognize that the possibility of a change of control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of our Company and our stockholders. We have entered into employment agreements or offer letters with our named executive officers. Mr. Smith and our former executive officers other than Mr. Wuerch had employment agreements that provided for the payment of a sale bonus based upon the price of the transaction to assist in maximizing the sale price and further minimizing employment security concerns arising in the course of negotiating and completing a significant transaction. In connection with his appointment as the Company’s Interim Chief Executive Officer, Mr. Smith’s offer letter was amended on August 21, 2011 to, among other things, remove in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company. By contrast, Mr. Wuerch’s contract provided that if he was terminated by the Company without cause or he resigned for good reason in connection with a change of control, he would be eligible to receive two times the sum of his base salary and the average of his annual bonuses for the three-year period preceding his termination and accelerated vesting of 50% of specified equity awards. These benefits are quantified in the section captioned “—Employment Agreements.”

The named executive officers are also entitled to between nine and 12 months of severance in the event their employment is terminated by the Company without cause or the named executive officer resigns for good reason not in connection with a change in control. These benefits are described in the section captioned “—Employment Agreements.” The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011. As a result, they forfeited their sales bonuses, and the actual benefits that were paid out to them are disclosed below in the section captioned “—Employment Agreements.”

Tax and Accounting Considerations

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the Chief Executive Officer and the three other most highly paid executive officers (other than a company’s Chief Executive Officer and the Chief Financial Officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by the corporation before it was publicly held. The Compensation Committee’s policy will be to qualify compensation paid to executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise when it considers it in our best interests to do so.

The Compensation Committee considers the manner in which Section 409A of the Code affects deferred compensation opportunities that we offer to our employees. Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a way that limits employees’ ability to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements to comply with Section 409A to the extent deemed necessary by the Compensation Committee.

The Compensation Committee does not believe that tax gross-ups, other than with respect to relocation expenses and other similar perquisites which necessitate a gross-up in order to make the executive whole from a tax perspective, paid by companies to their executive officers are in the best interests of stockholders. As a result, the Compensation Committee will not approve any employment agreement or compensation plan that provides our executive officers with a gross-up for federal and/or state income taxes that may arise under either Section 409A of the Code or the golden parachute excise tax rules of Section 280G of the Code.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this registration statement.

From the members of the Compensation Committee of Motricity, Inc.:

Hunter C. Gary, Chairman

Lady Barbara Judge CBE

James L. Nelson

Results of Shareholder Advisory Votes on Executive Compensation

Our board of directors, our Compensation Committee, and our management value the opinions of our stockholders. At our 2011 annual meeting of stockholders held on October 28, 2011, stockholders cast an advisory vote on the compensation of our named executive officers. More than 95% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation. The board of directors and Compensation Committee reviewed the final vote results, and we did not make any changes to our executive compensation program as a result of the vote. Further, at our 2011 annual meeting, the stockholders cast an advisory vote on whether future say-on-pay votes should occur every one, two or three years. In the proxy statement provided to stockholders in connection with the 2011 annual meeting, our board of directors recommended that the stockholders vote in favor of an annual vote on this proposal and our stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Accordingly, we have determined that our stockholders should vote on a say-on-pay proposal each year.

2011 Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services provided to us during the year ended, December 31, 2011.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James R. Smith, Jr. (4)	2011	381,998	—	—	687,564		—	646,604	1,716,166
President & Interim Chief Executive Officer (Former Chief Operating Officer)	2010 2009	331,997 329,650	— —	1,309,987 4,050,000	— —		197,206 244,766	2,081,091 91,728	3,920,281 4,716,144
C. Stephen Cordial (5)	2011	184,922	—	—	—		—	—	184,922

Interim Chief Financial	2010	—	—	—	—		—	—	—
Officer and Treasurer	2009	—	—	—	—		—	—	—

Charles P. Scullion (6)	2011	220,932	—	360,000	785,687		—	362,572	1,729,191
Chief Strategy Officer	2010	—	—	—	—		—	—	—
and Interim President of
MMA	2009	—	—	—	—		—	—	—

Ryan K. Wuerch (7)	2011	364,324	—	—	—		—	840,372	1,204,696
Former Chief Executive Officer	2010	415,622	—	—	3,101,564	(12)	401,615	3,300,518	7,219,319

	2009	365,000	—	—	—		369,563	78,264	812,827

Allyn P. Hebner (8)	2011	239,171	—	—	292,352	(12)	—	554,374	1,085,897
Former Chief Financial Officer	2010 2009	275,000 279,750	— —	— 2,025,000	— n/a		163,350 207,714	835,032 7,258	1,273,382 2,519,722
Richard E. Leigh, Jr. (9)	2011	230,114	—	—	292,352	(12)	—	588,071	1,110,537
Former Senior Vice President, General Counsel & Corporate Secretary	2010 2009	290,000 290,000	— —	— —	— —		156,600 195,750	836,082 7,350	1,282,682 493,100
James Ryan (10)	2011	206,875	—	—	292,352	(12)	—	730,412	1,229,639
Former Chief Development Officer	2010 2009	275,000 160,416	— —	— 3,500,000	— n/a		148,500 108,281	1,012,384 n/a	1,435,884 3,768,697

(1)	Represents FASB ASC 718 grant date fair value of restricted share awards. Restricted share awards granted under the 2004 Motricity, Inc. Stock Plan were subject to double trigger vesting, where accrued vesting is quarterly over a four-year term, and where a second qualifying event has to trigger the actual vesting of shares. Restricted Share awards granted under the 2010 LTIP were subject to time- based vesting, 25% per annum.
(2)	Executive officers were not eligible to receive bonus awards under the 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics.
(3)	All Other Compensation for the years 2011 for our named executive officers consisted of the following:

Name	Year	401(k) Match ($)	Relocation ($)	Medical ($)	Restricted Stock Earnings ($)	Severance ($) (a)	Attorneys’ Fees	Total of All Other Comp ($)
James R. Smith, Jr.	2011	501	—	9,125	636,978	—	—	646,604
C. Stephen Cordial	2011	—	—	—	—	—	—	—
Charles P. Scullion	2011	2,372	350,137	4,563	—	—	5,500	362,572
Ryan K. Wuerch	2011	—	—	6,084	434,288	400,000	—	840,372
Allyn P. Hebner	2011	1,250	—	6,084	322,040	225,000	—	554,374
Richard E. Leigh, Jr.	2011	1,500	—	18,366	238,205	300,000	—	558,071
James Ryan	2011	—	—	6,084	499,328	225,000	—	730,412

(a)	These amounts reflect total severance to be paid to executive officers whose employment with the Company has terminated. Actual payments will be paid monthly over a period of nine to twelve months following the executive officer’s termination date.

(4)	The Company amended Mr. Smith’s offer letter on August 21, 2011 in connection with his appointment as Interim Chief Executive Officer.
(5)	In connection with Mr. Cordial’s appointment to the position of Interim Chief Financial Officer, the Company entered into an Interim Services Agreement with SFN Professional Services LLC, parent to Mr. Cordial’s direct employer Tatum. Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure.
(6)	Mr. Scullion became the Company’s Chief Strategy Officer effective May 12, 2011 and was later appointed Interim President of MMA.
(7)	Mr. Wuerch terminated employment with the Company on August 20, 2011. For further discussion, see the section below captioned “—Employment Agreements.”
(8)	Mr. Hebner terminated employment with the Company on August 31, 2011. For further discussion, see the section below captioned “—Employment Agreements.”
(9)	Mr. Leigh terminated employment with the Company on August 31, 2011. For further discussion, see the section below captioned “—Employment Agreements.”
(10)	Mr. Ryan terminated employment with the Company on August 15, 2011. For further discussion, see the section below captioned “—Employment Agreements.”
(11)	For 2011, we do not expect our named executive officers to receive any incentive awards under our 2011 CIP as a result of the Company’s failure to achieve, in the aggregate, our revenue, CIP Adjusted Net Income and discretionary performance metrics.
(12)	Each of Messrs. Wuerch, Hebner, Leigh and Ryan forfeited all vested stock options because they were not exercised within 90 days of their respective terminations.

2011 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2011 with respect to our named executive officers.

2011 Grants of Plan-Based Awards

Name (2)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards (1)			Estimated Future Payouts Under Equity Incentive Awards			All other Stock Awards	All other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(#)
James R. Smith, Jr.	4/19/2011	145,517	269,476	390,470					120,000	12.70	687,564
C. Stephen Cordial (3)
Charles P. Scullion	5/12/2011	104,965	194,379	281,850				40,000	193,500	9.00	1,145,687

(1)	Amounts shown reflect the threshold, target and maximum payout amounts under the 2011 CIP. The target payout is equal to a percentage of each named executive officer’s eligible earnings (which generally means wages actually paid during the fiscal year). See the section captioned “—Short-Term Incentives” for a detailed description of the named executive officer’s target CIP bonus opportunities. At threshold performance under the CIP, the named executive officers will receive 60% of their target payout, at target performance under the CIP the named executive officers will receive 100% of their target payout and at maximum performance the named executive officers will receive 150% of their target payout. No amounts are payable with respect to each metric if performance is below threshold and in order for a named executive officer to receive a bonus under the 2010 CIP, the Company’s actual performance must meet the threshold targets for both the revenue and CIP Adjusted Net Income metrics.

(2)	Names excluded from this table are Messrs. Wuerch, Hebner, Leigh, and Ryan, who received awards of Stock Options in March 2011, which were forfeited within 90 days of their respective terminations.
(3)	Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not participate in the Company’s compensation structure.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2011 with respect to the named executive officer. The market value of the shares in the following table is the fair value of such shares at December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

	Option Awards					Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
James R. Smith, Jr.		120,000		12.70	4/19/2021	116,672	105,004
C.Stephen Cordial(5)	—	—	—	—	—	—	—	—	—
Charles P. Scullion		193,500		9.00	5/12/2021	40,000	36,000

(1)	Names excluded from this table are Messrs. Wuerch, Hebner, Leigh, and Ryan, who received awards of Stock Options in March 2011, which were forfeited within 90 days of their respective terminations.
(2)	The options vest over a four year period with 25% vesting on the anniversary of the date of grant.
(3)	Represents grant date fair value per share.
(4)	Represents the product of multiplying the number of unvested restricted shares by the value of Common Stock of $0.90 as of December 31, 2011, the last day of our fiscal year.
(5)	Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure.

Equity Compensation Plan Information

The following table describes certain information regarding our equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,256,273	$13.03	4,521,626
Equity compensation plans not approved by security holders(1)	4,000	$20.4	—

(1)	Represents one grant to an employee prior to the approval of the 2010 LTIP. The grant is subject to the terms and conditions of the 2010 LTIP.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the vesting or exercise of stock options during the fiscal year ended December 31, 2011 with respect to our named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ryan K. Wuerch	—	—	51,660	434,288
Allyn P. Hebner	—	—	57,293	322,040
Richard E. Leigh, Jr.	—	—	37,501	238,205
James R. Smith, Jr.	—	—	99,999	633,728
James Ryan	—	—	87,500	499,328
C. Stephen Cordial (1)	—	—	—	—
Charles P. Scullion	—	—	—	—

(1)	Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure.

Pension Benefits & Non-qualified Deferred Compensation

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, that permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. The Compensation Committee may in its sole discretion determine to approve a performance-based matching contribution, subject to the Company’s achievement of certain financial metrics. For fiscal year 2011, Messrs. Scullion, Hebner, Leigh, and Smith each received matching contributions in the amounts of $2,372, $1,250, $1,500, and $501, respectively. We do not provide and do not intend to provide any non-qualified deferred compensation or defined benefit pension plans to any of our named executive officers or other employees.

Employment Agreements

James R. Smith, Jr.

Mr. Smith’s offer letter was signed and accepted as of January 8, 2009. The offer letter states that Mr. Smith is entitled to an annual base salary of $332,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Smith is currently entitled to participate in our CIP with a prorated target earnings opportunity of 55% of his annual base salary. Mr. Smith may also be eligible to participate in our equity incentive plans and is currently provided medical, health and dental insurance coverage for himself and his dependents. Based upon satisfaction of the terms of his relocation commitment, Mr. Smith received a restricted stock award of 333,333 shares under the 2004 Motricity, Inc. Stock Plan. He also received a grant of an additional 66,666 shares on February 9, 2010, because he was an active employee in good standing on January 5, 2010, the one-year anniversary of his start date with the Company. Mr. Smith’s agreement stated that he will be eligible for a “Sale Completion” bonus, should the Company be sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Smith’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, no Sale Completion bonus is payable if he is terminated prior to the sale of the Company. The offer letter specifies that Mr. Smith’s employment is “at will” and can be terminated without cause or notice at any time, but also provides that Mr. Smith will be entitled to severance pay and health insurance benefits if, as defined in the offer letter, he is terminated without cause or resigns for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Smith will receive his monthly base salary in effect at the time of termination, along with continued health coverage, for a period of nine months. The offer letter specifies that, during his employment with us and for nine months thereafter, Mr. Smith will not engage in specified competitive activities or solicit our customers or interfere with our business. Mr. Smith’s offer letter states that he is subject to the terms and conditions of our non-disclosure agreement and that he shall not serve as a member of another board without prior approval from the Chief Executive Officer. Mr. Smith’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. Mr. Smith’s offer letter was further amended on April 19, 2011 to reflect increases in Mr. Smith’s annual base salary and target earnings opportunity percentage under our CIP. Mr. Smith’s annual base salary increased to $400,000, effective April 7, 2011, and his participation in our 2011 CIP increased to a target earnings opportunity of 75% of his annual base salary for 2011. In 2011, our named executive officers were not eligible to receive bonus awards under our 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics. On April 19, 2011 the Compensation Committee approved a 2011 bonus equity grant to Mr. Smith under the 2010 LTIP. Mr. Smith was issued an option to purchase 120,000 shares of Common Stock under the 2010 LTIP.

Mr. Smith’s offer letter was further amended on August 21, 2011 in connection with his appointment as the Company’s Interim Chief Executive Officer, the amendment removes in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company and provides for a broader definition of “good reason.”

Charles P. Scullion

Mr. Scullion has entered into an employment agreement with the Company effective May 12, 2011 for an initial 2 year term, which will automatically renew for successive one year periods unless either the Company or Mr. Scullion provides at least 90 days prior written notice of an intent to terminate the employment agreement earlier. Under the terms of the amended agreement, Mr. Scullion is entitled to an annual base salary of $345,000. Mr. Scullion is a current participant in the 2011 CIP, and has a target earnings opportunity of 70% of his annual base salary. Any 2011 CIP award would be prorated for the term of his service during fiscal 2011. In 2011, our named executive officers were not eligible to receive bonus awards under our 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics. In consideration of Mr. Scullion’s relocation from Texas to the state of Washington by July 31, 2011, he received $290,000 as reimbursement of relocation costs subject to forfeiture under the terms of the Company’s relocation program. Mr. Scullion also received commuting expenses for the period from his hire through his permanent relocation. Additionally, in accordance with the terms of his employment agreement, on May 12, 2011, our Compensation Committee approved the grant to Mr. Scullion under the terms of our 2010 LTIP of options to purchase 193,500 shares of Common Stock at $9.00 per share and 40,000 shares of restricted stock, each award to vest in pro-rata equal installments on each of the first four anniversaries of the effective date of the employment agreement, provided that Mr. Scullion remains an employee in good standing on the applicable vesting dates. With respect to such options and such restricted stock, 25% of the outstanding unvested portion of each such award will immediately vest and become exercisable in the event Mr. Scullion resigns for good reason, as defined in the employment agreement, other than due to death or disability. Under the terms of his employment agreement, Mr. Scullion is eligible to participate in the Company’s Severance/Change in Control Plan and contingent upon his execution of a release and waiver of claims in favor of the Company (i) in the event Mr. Scullion is terminated by the Company without cause, as defined the plan, he will receive 9 months of continued base salary payments, and (ii) in the event that after a change in control (as defined in the plan) Mr. Scullion is terminated by the Company without cause or resigns for good reason, each as defined in the plan, he will receive (x) 9 months of continued base salary payments, and (y) accelerated vesting of 50% of all outstanding and unvested options, restricted stock, or performance stock units, which he then holds to acquire securities from the Company. The employment agreement specifies that during his employment with us and for 12 months thereafter, Mr. Scullion will not engage in specified competitive activities and for two years following his termination, he agrees not to solicit our customers or interfere with our business. Mr. Scullion’s agreement states that he is subject to the terms and conditions of our non-disclosure, non-competition, and intellectual property protection agreement.

C. Stephen Cordial

In connection with Mr. Cordial’s appointment to the position of Interim Chief Financial Officer, the Company entered into a Interim Services Agreement with SFN Professional Services LLC, parent to Mr. Cordial’s direct employer Tatum (“SFNPS”), dated August 24, 2011, which sets forth the terms and conditions of the services that Mr. Cordial will provide to the Company. Pursuant to the services agreement, the Company will pay SFNPS a fee of $43,400 per month for Mr. Cordial’s services. The Company or SFNPS may terminate the services agreement at any time, provided that SFNPS must provide the Company with 15 days advance written notice, subject to certain exceptions. Pursuant to the services agreement, SFNPS agrees not to solicit our employees or interfere with our business and agrees to be bound by certain confidentiality terms. A non-disclosure and intellectual property protection agreement executed by Mr. Cordial and attached as an exhibit to the services agreement specifies that during his employment with us Mr. Cordial will not engage in specified competitive activities and for two years following his termination, he agrees not to solicit our customers or interfere with our business. The non-disclosure and intellectual property protection agreement states that Mr. Cordial is further subject to the confidentiality and invention assignment terms and conditions.

Ryan K. Wuerch

On August 21, 2011, the Company and Mr. Wuerch mutually agreed, effective August 20, 2011, to terminate Mr. Wuerch’s employment with the Company and terminate his amended and restated executive employment agreement. Pursuant to the terms of the employment agreement, such termination also effected the immediate resignation of Mr. Wuerch from the Board of Directors of the Company and from all his positions as an officer of the Company. In connection with Mr. Wuerch’s termination, the Company and Mr. Wuerch entered into a release agreement, effective August 20, 2011, setting forth the terms of Mr. Wuerch’s mutually agreed upon termination. Pursuant to the release agreement, Mr. Wuerch agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Wuerch’s employment agreement, the Company agreed to pay Mr. Wuerch severance in the gross amount of $450,000. Pursuant to the terms of Mr. Wuerch’s Non-Qualified Stock Option Agreement, dated March 26, 2010, an option with respect to 125,000 additional shares of Common Stock vested and became exercisable effective upon Mr. Wuerch’s termination. The option has an exercise price of $20.40 per share and remained exercisable for 90 days from the termination after which time it expires. Mr. Wuerch did not exercise his option prior to its expiration, and the option was forfeited. Furthermore, in accordance with the terms of a Restricted Stock Grant Agreement, dated January 1, 2008, 17,220 of Mr. Wuerch’s restricted shares of Common Stock vested and became non-forfeitable as of the effective date of Mr. Wuerch’s termination. Following his termination, Mr. Wuerch remains subject to certain non-disclosure and non-solicitation covenants with the non-solicitation obligations continuing for two years from the date of termination. If there is a breach of the release agreement by Mr. Wuerch, among other things, the Company is not obligated to make any more payments under the release agreement.

Mr. Wuerch entered into an amended and restated employment agreement with the Company effective January 19, 2010 for an initial 24-month term, which automatically renewed for successive one year periods unless either the Company or Mr. Wuerch provided at least 90 days prior written notice of an intent to terminate the employment agreement earlier. Under the terms of the amended agreement, Mr. Wuerch was entitled to an annual base salary of $375,000; provided that on the effective date of our initial public offering (“initial public offering”), Mr. Wuerch’s annual base salary increased to $450,000. Mr. Wuerch also received “Temporary Adjustment” payments (which represent a COLA adjustment agreed upon in 2008 in connection with his relocation from North Carolina to the state of Washington) prior to our initial public offering in 2010 equal to 20% of his base salary. Mr. Wuerch participated in the 2010 CIP, and had a target earnings opportunity of 75% of his annual base salary until our initial public offering, upon which Mr. Wuerch’s incentive opportunity under the CIP was increased to 100% of his annual base salary. Mr. Wuerch’s 2010 CIP award was prorated for each of the foregoing percentages based upon the date of the initial public offering (June 17, 2010). Mr. Wuerch’s employment agreement also provided that, in the event a “company sale” (as defined in his employment agreement) occurred prior to the earlier of an initial public offering and July 25, 2010, in which the “aggregate value” (as defined in the agreement) is (i) $300,000,000 or less, Mr. Wuerch would have been entitled to receive a lump sum payment equal to $2,000,000 (less the applicable percentage if less than 100% of the Company’s equity is sold), or (ii) greater than $300,000,000, Mr. Wuerch would have been entitled to receive a lump sum payment equal to 1% times the aggregate value of the company sale (less the applicable percentage if less than 100% of the Company’s equity is sold ), in any case such lump sum to be reduced by the aggregate “equity proceeds” (as defined in the agreement); provided, that Mr. Wuerch remained employed by the Company at the time of the company sale or have been terminated without “cause” or have resigned for “good reason” (each as defined in the agreement) within four months prior to such company sale. Since an initial public offering occurred prior to a “company sale”, Mr. Wuerch was not entitled to foregoing “company sale” payment.

Additionally, in accordance with the terms of his employment agreement, on March 26, 2010, our Compensation Committee approved the grant to Mr. Wuerch under the terms of our 2010 LTIP of options to purchase 333,333 shares of Common Stock at $20.40 per share to vest in pro-rata equal installments on each of the first four anniversaries of the effective date of the initial public offering, provided that the initial public offering occurred prior to July 31, 2010, Mr. Wuerch remained an employee in good standing on the applicable vesting dates and the employment agreement had not been previously terminated. With respect to such option, 50% of the outstanding unvested portion of the option immediately vested and became exercisable in the event Mr. Wuerch was terminated by the Company without cause, other than due to death or disability, or Mr. Wuerch resigned for good reason, as such terms are defined in his employment agreement. Under the terms of his employment agreement, in the event Mr. Wuerch was terminated by the Company without cause or he resigned for good reason, as defined in his employment agreement, contingent upon his execution of a release and waiver of claims in favor of the Company, he was to receive (i) 12 months of continued base salary payments, (ii) a pro-rated amount of his annual bonus based on actual performance for the year in which his employment terminated, payable in a lump sum at the time the Company paid such bonuses under the CIP and (iii) accelerated vesting of 50% of all outstanding and unvested options issued in connection with the employment agreement. In the event Mr. Wuerch was terminated by the Company without cause or he resigned for good reason in connection with a change of control (as defined in his employment agreement), contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Wuerch was to receive (i) an amount equal to two times the sum of (x) his base salary and (y) the average actual annual bonuses received by him over the three-year period prior to the date of his termination, payable in installments over the 12-month period following his termination of employment and (ii) accelerated vesting of 50% of all outstanding and unvested options issued in connection with the employment agreement. The employment agreement specified that during his employment with us and for 12 months thereafter, Mr. Wuerch would not engage in specified competitive activities and for two years following his termination, he agreed not to solicit our customers or interfere with our business. Mr. Wuerch’s agreement stated that he was subject to the terms and conditions of our non-disclosure agreement.

Allyn P. Hebner

On August 31, 2011, the Company entered into a release agreement with Mr. Hebner, effective August 31, 2011, setting forth the terms pursuant to which Mr. Hebner’s employment with the Company was terminated and Mr. Hebner resigned as an officer of the Company. Pursuant to the release agreement, Mr. Hebner agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Hebner’s offer letter, the Company agreed to pay Mr. Hebner severance in the gross amount of $225,000 to be paid in equal installments over nine months following the effective date of the release agreement. In accordance with the terms of a Restricted Stock Grant Agreement, dated May 7, 2009, 36,459 of Mr. Hebner’s restricted shares of Common Stock vested and became non-forfeitable as of the effective date of Mr. Hebner’s termination. Furthermore, Mr. Hebner remains subject to the non-disclosure, non-competition and non-solicitation covenants described above.

Mr. Hebner served as Interim Chief Financial Officer effective August 4, 2008 and was subsequently offered the position of permanent Chief Financial Officer. Upon the commencement of his service as our permanent Chief Financial Officer on March 6, 2009, Mr. Hebner signed an offer letter which adjusted his annual base salary to equal $275,000 to be payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Hebner was entitled to participate in our CIP with a prorated target earnings opportunity of 55% of his annual base salary for 2010. Mr. Hebner was also eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Hebner received a restricted stock award of 166,666 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Hebner’s offer letter stated he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Hebner’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, Mr. Hebner’s agreement stated that he was subject to the terms and conditions of our non-disclosure agreement, and that he would not serve as a member of another board without prior approval from the Chief Executive Officer. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Hebner’s employment was “at will” and could be terminated without cause or notice at anytime, but also provided that Mr. Hebner was entitled to severance pay if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Hebner was to receive his monthly base salary in effect at the time of termination for a period of nine months. The offer letter specified that, during his employment with us and for nine months thereafter, Mr. Hebner would not engage in specified competitive activities and for two years following his termination solicit our customers or interfere with our business. Mr. Hebner’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Hebner’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Hebner’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Hebner was issued a grant of an option to purchase 45,000 shares of Common Stock under the 2010 LTIP.

Richard E. Leigh, Jr.

On August 31, 2011, the Company entered into a release agreement with Mr. Leigh, setting forth the terms pursuant to which Mr. Leigh’s employment with the Company was terminated and Mr. Leigh resigned as an officer of the Company effective

August 31, 2011. Pursuant to the release agreement, Mr. Leigh agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Leigh’s offer letter, the Company agreed to pay Mr. Leigh severance in the gross amount of $300,000 to be paid in equal installments over twelve months following the effective date of the release agreement, together with continued health coverage. In accordance with the terms of a Restricted Stock Grant Agreement, dated January 30, 2009, 20,835 of Mr. Leigh’s restricted shares of Common Stock vested and became non-forfeitable as of the effective date of Mr. Leigh’s termination. Furthermore, Mr. Leigh remains subject to the non-disclosure covenants described above.

Mr. Leigh’s offer letter was signed and accepted on August 12, 2008. The offer letter stated that Mr. Leigh was entitled to an annual base salary of $290,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Leigh was entitled to participate in our CIP with a target earnings opportunity of 50% of his annual base salary for 2010. Mr. Leigh was eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Leigh received a restricted stock award of 133,333 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Leigh’s agreement stated he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Leigh’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Leigh’s employment was “at will” and could be terminated without cause or notice at any time, but also provided that Mr. Leigh was entitled to severance pay and health insurance benefits if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Leigh was to receive his monthly base salary in effect at the time of termination, along with continued health coverage, for a period of 12 months. Mr. Leigh’s offer letter stated that he was subject to the terms and conditions of our non-disclosure agreement. Mr. Leigh’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Leigh’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Leigh’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Leigh was issued a grant of an option to purchase 45,000 shares of Common Stock under the 2010 LTIP.

James Ryan

On August 12, 2011, the Company entered into a release agreement with Mr. Ryan, effective August 15, 2011, setting forth the terms pursuant to which Mr. Ryan’s employment with the Company was terminated and Mr. Ryan resigned as an officer of the Company. Pursuant to the release agreement, Mr. Ryan agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Ryan’s offer letter, the Company agreed to pay Mr. Ryan severance in the gross amount of $225,000 to be paid in equal installments over nine months following the effective date of the release agreement. In accordance with the terms of a Restricted Stock Grant Agreement, dated August 6, 2009, 58,333 of Mr. Ryan’s restricted shares of Common Stock vested and became non-forfeitable as of the effective date of Mr. Ryan’s termination. Furthermore, Mr. Ryan remains subject to the non-disclosure, non-competition and non-solicitation covenants described above.

Mr. Ryan’s offer letter was signed and accepted on May 23, 2009. The offer letter stated that Mr. Ryan was entitled to an annual base salary of $275,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Ryan was entitled to participate in our CIP with a prorated target earnings opportunity of 50% of his annualized base salary for 2010. Mr. Ryan was also eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Ryan received a restricted stock award of 233,333 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Ryan’s offer letter also stated that he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Ryan’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Ryan’s employment was “at will” and could be terminated without cause or notice at any time, but also provided Mr. Ryan was entitled to severance pay if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Ryan was to receive his monthly base salary in effect at the time of termination for a period of nine months. The offer letter specified that, during his employment with us and for nine months thereafter, Mr. Ryan would not engage in specified competitive activities and for two years following his termination of employment he would not solicit our customers or interfere with our business. Mr. Ryan’s offer letter stated that he was subject to the terms and conditions of our non-disclosure agreement. Mr. Ryan’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Ryan’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Ryan’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Ryan was issued a grant of an option to purchase 45,000 shares of Common Stock under the 2010 LTIP.

Non-Disclosure Agreements

In addition to the restrictive covenants contained in their offer letters and employment agreements, each of the named executive officers have agreed to comply with our non-disclosure and non-competition agreement (the “Non-Disclosure Agreement”) on the following terms, respectively:

Name	Employment Document	Non- Disclosure Agreement	Non- Compete	Non- Solicitation Period Length	Intellectual Property Protection
James R. Smith, Jr.	Offer Letter	Yes	9 Months	9 Months	1 Year
C. Stephen Cordial	Interim Services Agreement	Yes	N/A	2 Years	1 Year
Charles Scullion	Employment Agreement	Yes	1 Year	2 Years	1 Year
Ryan K. Wuerch	Employment Agreement	Yes	1 Year	2 Years	1 Year
Allyn P. Hebner	Offer Letter	Yes	9 Months	2 Years	1 Year
Richard E. Leigh, Jr.	Offer Letter	Yes	N/A	N/A	N/A
James Ryan	Offer Letter	Yes	9 Months	2 Years	1 Year

Each of the named executive officers also agrees that the remedy of damages for any breach by him of the provisions of either the employment agreement, offer letter or the Non-Disclosure Agreement is inadequate and that we may be entitled to injunctive relief, without posting any bond, and each agrees not to oppose granting of such relief on the grounds that the damages would adequately compensate us.

Potential Payments Upon Termination Without Cause or For Good Reason and without a Change of Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or had the employee terminated for good reason on December 31, 2011 and a change of control had not occurred on or prior to that date. Amounts below reflect potential payments pursuant to the amended employment agreements and offer letters for such named executive officers. The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011 and the actual benefits that were paid out to them are disclosed above in the section captioned “—Employment Agreements.”

Name of Executive Officer	Cash Severance Benefits ($)		Continued Health Benefits ($)	Value of Accelerated Equity Awards ($)(2)	Total ($)
James R. Smith, Jr.	300,000	(1)	8,864	52,502	361,366
C. Stephen Cordial (3)	—		—	—
Charles Scullion	258,750	(1)	—	18,000	276,750

(1)	Represents severance nine months of base salary for each of Messrs. Smith and Scullion. See the section captioned “—Employment Agreements” for a description of the severance payable to the named executive officers.

(2)	Represents accelerated vesting of 50% of each named executive officer’s unvested restricted stock, in accordance with the terms of the restricted share grant agreements where 50% of the unvested restricted shares vest upon a termination without cause or for good reason.
(3)	Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure.

Potential Payments Upon Termination Without Cause or for Good Reason in connection with a Change of Control

The named executive officers do not receive additional benefits upon a termination due to death or disability (with or without a change of control).

Change of Control with Continued Employment

The following table sets forth the quantitative estimates of the benefits to be received by each named executive officer, if a change of control had occurred on December 31, 2011 and each named executive officer continued his employment with the Company. Amounts below reflect potential payments pursuant to the amended employment agreements and offer letters for such named executive officers. On August 21, 2011, in connection with his appointment as the Company’s Interim Chief Executive Officer, Mr. Smith’s offer letter was further amended, removing in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company. The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011, and the actual benefits that were paid out to them are disclosed above in the section captioned “—Employment Agreements.”

Name of Executive Officer	Cash Benefit ($) Sale Bonus	Value of Accelerated Equity Awards ($)(1)	Total ($)
James R. Smith, Jr.	—	52,502	52,502
C. Stephen Cordial (2)	—	—	—
Charles Scullion	—	—	—

(1)	Represents accelerated vesting of 50% of each named executive officer’s unvested restricted stock, in accordance with the terms of the restricted share grant agreements where 50% of the unvested restricted shares vest upon a change of control.
(2)	Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure.

Director Compensation

To date, we have provided cash compensation to non-employee directors for their services as directors or members of committees of the Board of Directors. We have reimbursed and will continue to reimburse such non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

In accordance with our Compensation Committee Charter, our Compensation Committee has adopted a compensation program for such non-employee directors, or the “Non-Employee Director Compensation Policy.”

On April 29, 2011, the Compensation Committee approved and recommended to the Board of Directors, which subsequently approved board compensation effective through May 1, 2012 that is deemed to be competitive with the market for non-employee director’s compensation. Such non-employee board members shall receive the following cash compensation: $30,000 annually; the chairperson of the board will receive an additional fee earned of $20,000; the chairperson of each of the Audit Committee and Compensation Committee will receive an additional $15,000 and the chairperson of the Governance and Nominating Committee will receive an additional $10,000. Each of the members of the Audit Committee, Compensation Committee and Governance and Nominating Committee, excluding the chair positions, will receive an additional $5,000. In addition, the Compensation Committee approved and recommended to the Board of Directors, which subsequently approved, the granting of restricted stock equal in value to $140,000 to each non-employee director as part of their annual compensation. The Compensation Committee approved and recommended to the Board of Directors, which subsequently approved, the increase of the restricted stock award from $120,000 to $140,000 in value to compensate the non-employee directors for the additional responsibilities associated with the Company’s stock becoming publicly traded. Additionally, non-employee director members of special committees received a one-time special retainer of $10,000 for their prior service, and non-employee directors shall receive a special meeting fee of $1,500 per meeting for attendance at more than eight meetings of the Board of Directors or eight meetings of any committee on which they serve between May 1, 2011 and April 30, 2012. For purposes of determining special meeting fees, only meetings that exceed thirty minutes in duration will be counted. The non-employee director compensation policy also provides that non-employee directors must own shares of the Company equal to four times their cash retainer within five years of joining our Board of Directors. As of July 19, 2011, this ownership guideline was revised to require our non-employee members of the board to own three times their cash retainer within five years of joining our Board of Directors.

Subsequent annual grants of equity to such non-employee members of the board, if any, will be made on May 1 of each year in conjunction with the annual meeting of the Company’s stockholders. In accordance with our non-employee director compensation policy, on April 29th, 2011 active non-employee directors received a grant of restricted stock, subject to a one year vest on the anniversary date of the grant.

Below is a summary table of what our 2011 non-employee board members (other than directors receiving compensation from and appointed by our principal stockholders) have received through December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (7)	Total ($)
Brett Icahn	57,500	138,025	—	—	186,900	382,425
Barbara Judge (Thomas)	71,500	138,025	—	—	230,532	440,057
Brian Turner (2)	39,162	138,025	—	—	351,520	528,707
Hunter Gary	56,228	138,025	—	—	186,900	381,153
Suzanne King (3)	32,500	138,025	—	—	186,900	357,425
Jeffrey Bowden (4)	—	—	—	—	—	—
James L. Nelson (5)	47,529	35,252	—	—	—	82,781
Jay A. Firestone (6)	51,277	35,252	—	—	35,252	121,781

(1)	The value of Stock Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are restricted stock, is based on the closing price of our Common Stock on the grant date.
(2)	Mr. Turner resigned from the Board on July 11, 2011.
(3)	Ms. King resigned from the Board on June 30, 2011.
(4)	Mr. Bowden resigned from the Board on February 9, 2011 and did not receive compensation as a director for 2011.
(5)	Mr. Nelson was appointed to the Board on June 29, 2011.
(6)	Mr. Firestone was appointed to the Board on July 11, 2011
(7)	Amounts in this column reflect income received as a result of restricted stock released throughout 2011.

All of our directors are eligible to participate in our 2010 LTIP and their compensatory equity grants will be granted under, and subject to the terms of, the 2010 LTIP.

Limitation of Liability and Indemnification Matters

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Restated Certificate of Incorporation and By-laws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 2, 2012, certain information regarding the ownership of Common Stock by (1) each person known to us to beneficially own 5% or more of Common Stock; (2) each of our executive officers named in the 2010 Summary Compensation Table; (3) each of our current executive officers and directors; and (4) all of our executive officers and directors as a group. With respect to executive officers named in the 2010 Summary Compensation Table, the employment of the following executive officers with the Company has been terminated on or before the date of this table: Messrs. Wuerch, Hebner, Leigh, and Ryan.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws. Shares of Common Stock subject to options or warrants or other convertible securities that are currently exercisable or exercisable within 60 days of January 2, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based upon 46,226,797 shares of Common Stock outstanding as of January 2, 2012.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Entities affiliated with Carl C. Icahn(1)	7,873,373	16.6%
c/o Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153

Directors and Named Executive Officers:
Ryan K. Wuerch	(2)	(2)%
James R. Smith, Jr.(3)	190,225		*
Allyn P. Hebner	(4)	(4	)*
Richard E. Leigh, Jr.	(5)	(5	)*
James Ryan	(6)	(6	)*
Charles Scullion(7)	40,000		*
Hunter C. Gary(8)	24,339		*
Brett C. Icahn(9)	29,241		*
Lady Barbara Judge CBE(10)	32,339		*
James L. Nelson(11)	16,867		*
Jay A. Firestone(12)	16,867		*
C. Stephen Cordial(13)	—		*
All directors and executive officers as a group (8 persons)(14)	349,878	0.8%

*	Less than 1%
(1)	Information in the table and this footnote is based upon information contained in a Schedule 13G filed with the SEC on February 11, 2011 by Mr. Carl C. Icahn and includes 1,091,334 shares of Common Stock issuable upon exercise of a warrant beneficially owned by entities affiliated with Mr. Carl C. Icahn. As of December 31, 2010, Mr. Carl C. Icahn had shared voting power and shared dispositive power with regard to 6,782,039 shares.

(2)	On August 21, 2011, the Company and Mr. Wuerch mutually agreed, effective August 20, 2011, to terminate Mr. Wuerch’s employment with the Company. Therefore, the Company is unable to confirm Mr. Wuerch’s beneficial ownership.
(3)	Includes 166,672 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock) and 36,777 shares of Common Stock. On August 20, 2011, the Company appointed Mr. Smith, its President and Chief Operating Officer, to the position of Interim Chief Executive Officer.
(4)	On August 5, 2011, the employment of Mr. Hebner was terminated effective as of August 31, 2011. Therefore, the Company is unable to confirm Mr. Hebner’s beneficial ownership.
(5)	On August 15, 2011, the employment of Mr. Leigh was terminated effective August 31, 2011. Therefore, the Company is unable to confirm Mr. Leigh’s beneficial ownership.
(6)	On August 5, 2011, the employment of Mr. Ryan was terminated effective as of August 15, 2011. Therefore, the Company is unable to confirm Mr. Ryan’s beneficial ownership.
(7)	Includes 40,000 shares of Common Stock. Effective May 12, 2011, the Company hired Mr. Scullion as its Chief Strategy and Administrative Officer.
(8)	Includes 10,339 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock) and 14,000 shares of Common Stock.
(9)	Includes 10,339 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock), 18,696 shares of Common Stock, and 206 shares of Common Stock issuable upon exercise of a warrant.
(10)	Includes 15,672 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock) and 16,667 shares of Common Stock.
(11)	Includes 16,867 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock).
(12)	Includes 16,867 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock).
(13)	The Company appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of Interim Chief Financial Officer effective August 24, 2011.
(14)	All directors and executive officers as a group does not include the following individuals whose employment with the Company has been terminated: Messrs. Wuerch, Hebner, Leigh and Ryan.

PROPERTIES

Our corporate headquarters is located in Bellevue, Washington and comprises approximately 65,000 square feet of space leased through December 20, 2013. We also perform a range of business functions out of offices in Morrisville, North Carolina. We have sales and product development functions in the United Kingdom and Canada and regional offices in the Netherlands, France, Indonesia, Singapore, India and Malaysia. We also operate one datacenter facility located in Washington State. In addition, we use third-party operated datacenters located in other U.S. states and foreign countries to provide services to our customers. We believe that our existing properties are in good condition and sufficient and suitable for the conduct of our business. As our existing leases expire we believe that suitable space will be available to us on commercially reasonable terms.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Brown Rudnick LLP, Boston, Massachusetts. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Motricity, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Adenyo Inc., which comprise the consolidated statement of financial position as at December 31, 2010, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Silverback Media Plc, which comprise the consolidated statement of financial position as at December 31, 2009, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, have been incorporated by reference in this prospectus in reliance upon the report of MSPC Certified Public Accountants and Advisors, PC, an independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement, including the exhibits to the Registration Statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are summaries only and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission.

We maintain a website at www.motricity.com. The information on or available through our website is not, and should not be considered, a part of this report. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as well as other reports relating to us that are filed with or furnished to the Securities and Exchange Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. In addition, you may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later. Other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Securities and Exchange Commission rules, we incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents:

•

Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 28, 2011 and amended by the filing of a Form 10-K/A with the SEC on May 2, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission on May 5, 2011;

•

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on August 15, 2011 and amended by the filing of Form 10-Q/A with the Securities and Exchange Commission on August 18, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on November 21, 2011;

•

Our Current Reports on Form 8-K, as filed with the SEC on January 4, 2011, January 31, 2011, February 15, 2011, March 18, 2011, April 14, 2011, April 15, 2011, April 22, 2011, April 25, 2011, July 1, 2011, July 15, 2011, August 9, 2011, August 17, 2011, August 22, 2011, August 25, 2011, September 7, 2011, September 8, 2011, September 22, 2011, September 30, 2011, October 5, 2011, November 2, 2011, November 14, 2011, December 16, 2011, and January 5, 2012;

•

Amendment to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on January 31, 2011 as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on February 1, 2011;

•

Amendments to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on April 14, 2011, as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on June 24, 2011 and on our Form 8-K/A, as filed with the Securities and Exchange Commission on December 2, 2011;

•

Amendment to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on January 5, 2012, as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on January 9, 2012;

•	The description of our common stock included in our Form 8-A filed with the Securities and Exchange Commission on June 15, 2010;

•	The description of our Series J Preferred Stock included in our Form 8-A filed with the Securities and Exchange Commission on , 2012; and

•

Our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 27, 2011 and amended on October 14, 2011 and supplemented on October 21, 2011, October 31, 2011, November 22, 2011 and December 5, 2011.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Motricity, Inc.

601 108th Ave Northeast

Suite 800 Bellevue, WA 98004

(425) 957-6200

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F. Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Motricity. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

In addition, we make available, without charge, through our website, www.motricity.com, electronic copies of our filings with the Securities and Exchange Commission, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Until [            ], 2012 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            Units

SUBSCRIPTION RIGHTS TO PURCHASE

            UNITS

CONSISTING OF AN AGGREGATE OF             SHARES OF COMMON STOCK

AND             SHARES OF 8% REDEEMABLE SERIES J PREFERRED STOCK

PRELIMINARY PROSPECTUS

            , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee		$5,730
Accounting fees and expenses*	$
Legal fees and expenses*	$
Printing and engraving expenses*	$
Subscription agent, information agent and registrar fees and expenses*	$
Miscellaneous*	$
Total*	$

*	Estimated pursuant to Item 511 of Regulation S-K

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102 of the DGCL, our restated certificate of incorporation contains a provision to limit the personal liability of our director’s violations of their fiduciary duty. This provision eliminates each director’s liability to us and our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with our officers and directors, substantially in the form of the indemnification agreement filed by us as an exhibit to the registration statement on Form S-1 filed with the SEC on January 22, 2010. These indemnification agreements provide contractual indemnification to our officers and directors in addition to the indemnification provided in our restated certificate of incorporation and bylaws.

We currently have directors’ and officers’ liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Incorporated by Reference	Description of Documents

3.1	A	Restated Certificate of Incorporation

3.2	B	Bylaws

3.3		Form of Certificate of Designations relating to Series J preferred stock**

4.1		Form of Subscription Rights Certificate**

5.1		Form of Opinion of Brown Rudnick LLP regarding legality of securities registered**

10.1	D	Master Services Agreement, dated as of December 30, 2008, between GlobalLogic, Inc. and Motricity, Inc. ‡

10.2	D	Second Amended and Restated Wireless Services Agreement #00014249, dated as of July 22, 2005, between InfoSpace Mobile, Inc. and Cingular Wireless LLC, as amended ‡

10.3	D	WAP 2.0 Hosting Agreement, dated as of June 24, 2004, between Premium Wireless Services USA, Inc. d/b/a InfoSpace Mobile and Cellco Partnership d/b/a Verizon Wireless, as amended ‡

10.4	E	Amendment Number 9 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of November 8, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless

10.5	F	Amendment Number 8 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of June 30, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless ‡

10.6	F	Amendment Number 7 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of March 29, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless ‡

10.7	B	Office Lease, dated as of December 21, 2007, between WA-Three Bellevue Center, LLC and Motricity, Inc. ‡

10.8	C	Employment Offer Letter, dated as of May 22, 2009, between Motricity, Inc. and Jim Ryan

10.9	C	Employment Offer Letter, dated as of January 7, 2009, between Motricity, Inc. and James R. Smith, Jr.

10.10	C	Employment Offer Letter, dated as of March 6, 2009, between Motricity, Inc. and Allyn P. Hebner

10.11	C	Employment Offer Letter, dated as of August 8, 2008, between Motricity, Inc. and Richard E. Leigh, Jr.

10.12	C	Second Amended and Restated Employment Agreement, as amended, dated as of January 1, 2008, between Motricity, Inc. and Ryan K. Wuerch

10.13	C	Amended and Restated Executive Employment Agreement, dated as of January 19, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.14	D	Option Agreement, dated as of March 26, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.15	D	Form of First Amendment to Employment Offer Letter Agreement of Executive Officers

10.16	C	Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc., as amended through August 4, 2005

10.17	D	Motricity, Inc. 2010 Amended and Restated Corporate Incentive Plan ‡

10.18	B	Motricity, Inc. 2010 Long-Term Incentive Plan

10.19	B	Form of Stock Option Agreement under 2004 Plan

10.20	B	Form of Restricted Stock Grant Agreement under 2004 Plan

10.21	C	Form of Motricity, Inc. Indemnification Agreement

10.22	D	Form of Stock Option Agreement under the 2010 Long-Term Incentive Plan

10.23	D	Certificate of Amendment to the 2004 Stock Incentive Plan of Motricity, Inc.

10.24	E	Master Service Agreement, dated as of October 1, 2010, between Motricity Inc. and AT&T Services, Inc.

10.25	E	Service Exhibit No. 20100607.090.S.002, dated as of October 1, 2010, between Motricity, Inc. and AT&T Services, Inc. ‡

10.26	F	Form of Restricted Stock Agreement under the 2010 Long-Term Incentive Plan

10.27	H	Advisory Agreement, dated May 5, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.28	A	Amendment to Advisory Agreement dated May 5, 2010, dated June 14, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.29	I	Omnibus Amendment Agreement, dated January 20, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.30	J	Arrangement Agreement, dated January 30, 2011, among Adenyo Inc., 7761520 Canada Inc. and Motricity, Inc. and Michael Orr, as shareholder representative

10.31	K	Development Work Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.32	K	Software License and Maintenance Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.33	K	System Supply, Integration and Managed Services Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.34	M	Second Amendment to Letter Agreement, dated as of April 19, 2011, by and between James R. Smith, Jr. and Motricity, Inc.

10.35	N	Amendment Number 10 to Agreement Number 750-67761-2004 Between Cellco Partnership D/B/A Verizon Wireless and Motricity, Inc. †

10.36	N	2011 Corporate Incentive Plan

10.37	O	Agreement by and between Brian Turner and Motricity, Inc. dated July 11, 2011

10.38	Q	Release Agreement between Motricity, Inc. and James Ryan, dated August 12, 2011

10.39	R	Release Agreement between Motricity, Inc. and Ryan K. Wuerch, dated August 21, 2011

10.40	R	Third Amendment to Letter Agreement between Motricity, Inc. and James R. Smith, Jr., dated August 21, 2011

10.41	S	Interim Services Agreement between Motricity, Inc. and SFN Professional Services LLC, dated August 24, 2011

10.42	T	Release Agreement between Motricity, Inc. and Allyn P. Hebner, dated August 31, 2011

10.43	T	Release Agreement between Motricity, Inc. and Richard E. Leigh, Jr., dated August 31, 2011

10.44	U	Promissory Note issued by Motricity, Inc. in favor of High River Limited Partnership, dated September 16, 2011

10.45	U	Security Agreement between Motricity, Inc. and High River Limited Partnership, dated September 16, 2011

10.46	V	Executive Employment Agreement between Motricity, Inc. and Charles Scullion, dated May 12, 2011

10.47	V	Letter Agreement between Motricity, Inc. and Charles Scullion, dated September 29, 2011

10.48	V	Motricity, Inc. Executive Officer Severance/Change in Control Plan

10.49	W	Motricity, Inc. 2010 Long-Term Incentive Plan, as amended

10.50	X	First Amendment to Service Exhibit No. 20100607.090.S.002 between Motricity, Inc. and AT&T Services, Inc., dated September 1, 2011 †

10.51	X	Fourth Amendment to the Second Amended and Restated Wireless Services Agreement #00014249 between Motricity, Inc. (formerly known as InfoSpace Mobile, Inc.) and AT&T Mobility LLC (formerly known as Cingular Wireless LLC), dated September 1, 2011 †

10.52	X	Motricity, Inc. Amended and Restated 2011 Corporate Incentive Plan †

10.53	X	First Amendment to the System Supply, Integration and Managed Services Agreement between PT XL Axiata Tbk. and PT Motricity Indonesia, dated June 30, 2011

10.54	Y	First Amendment to Promissory Note by and between Motricity, Inc. and High River Limited Partnership, dated November 14, 2011

12.1		Statement re Computation of Ratios*

16.1	U	Letter from PricewaterhouseCoopers LLP dated September 22, 2011

23.1		Consent of PricewaterhouseCoopers LLP*

23.2		Consent of KPMG LLP*

23.3		Consent of MSPC Certified Public Accountants and Advisors, PC *

24.1		Power of Attorney (included on signature page of this registration statement)*

99.1		Form of Instructions as to Use of Motricity, Inc. Subscription Rights Certificates**

99.2		Form of Letter to Clients**

99.3		Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.4		Form of Nominee Holder Certification**

99.5		Form of Beneficial Owner Election Form**

99.6		Form of Letter to Stockholders**

99.7		Form of Notice of Important Tax Information**

*	Filed herewith.
**	To be filed by amendment.

†	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
‡	Confidential treatment was granted for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
(1)	If not filed herewith, filed as an exhibit to the document referred to by letter as follows:
A	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 15, 2010
B	Registration Statement on Form S-1/A, File No. 333-164471, filed on April 26, 2010
C	Registration Statement on Form S-1, File No. 333-164471, filed January 22, 2010
D	Registration Statement on Form S-1/A, File No. 333-164471, filed June 2, 2010
E	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 3, 2010
F	Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2010, filed on August 6, 2010
G	Registration Statement on Form S-1/A, File No. 333-164471, filed June 16, 2010
H	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 7, 2010
I	Registration Statement on Form S-1/A, File No. 333-164471, filed on March 8, 2010
J	Current Report on Form 8-K, filed February 1, 2011
K	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011
L	Current Report on Form 8-K, filed on April 15, 2011
M	Current Report on Form 8-K, filed on April 22, 2011
N	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 5, 2011
O	Current Report on Form 8-K, filed on July 15, 2011
P	Current Report on Form 8-K, filed on August 9, 2011
Q	Current Report on Form 8-K, filed on August 17, 2011
R	Current Report on Form 8-K, filed on August 22, 2011
S	Current Report on Form 8-K, filed on August 25, 2011
T	Current Report on Form 8-K, filed on September 7, 2011
U	Current Report on Form 8-K, filed on September 22, 2011
V	Current Report on Form 8-K, filed on October 5, 2011
W	Current Report on Form 8-K, filed on November 2, 2011
X	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed on November 21, 2011
Y	Current Report on Form 8-K, filed on November 14, 2011

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, in the State of Washington, on January 9, 2012

January 9, 2012	MOTRICITY, INC.

	By:	/s/ James R. Smith, Jr.
James R. Smith, Jr.
President, and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date

*	President, Interim Chief Executive Officer,
James R. Smith, Jr.	Principal Executive Officer	January 9, 2012

Interim Chief Financial Officer, Principal
*	Financial Officer, Treasurer, Principal
C. Stephen Cordial	Accounting Officer	January 9, 2012

*
Hunter C. Gary	Director	January 9, 2012

*
Brett C. Icahn	Director	January 9, 2012

*
Lady Barbara Judge CBE	Director	January 9, 2012

*
James L. Nelson	Director	January 9, 2012

*
Jaffrey A. Firestone	Director	January 9, 2012

*By:	/s/ James R. Smith, Jr.
Name:	James R. Smith, Jr.
Title:	Attorney-in-fact

Exhibit Number	Incorporated by Reference	Description of Documents

3.1	A	Restated Certificate of Incorporation

3.2	B	Bylaws

3.3		Form of Certificate of Designations relating to Series J preferred stock**

4.1		Form of Subscription Rights Certificate**

5.1		Form of Opinion of Brown Rudnick LLP regarding legality of securities registered**

10.1	D	Master Services Agreement, dated as of December 30, 2008, between GlobalLogic, Inc. and Motricity, Inc. ‡

10.2	D	Second Amended and Restated Wireless Services Agreement #00014249, dated as of July 22, 2005, between InfoSpace Mobile, Inc. and Cingular Wireless LLC, as amended ‡

10.3	D	WAP 2.0 Hosting Agreement, dated as of June 24, 2004, between Premium Wireless Services USA, Inc. d/b/a InfoSpace Mobile and Cellco Partnership d/b/a Verizon Wireless, as amended ‡

10.4	E	Amendment Number 9 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of November 8, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless

10.5	F	Amendment Number 8 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of June 30, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless ‡

10.6	F	Amendment Number 7 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of March 29, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless ‡

10.7	B	Office Lease, dated as of December 21, 2007, between WA-Three Bellevue Center, LLC and Motricity, Inc. ‡

10.8	C	Employment Offer Letter, dated as of May 22, 2009, between Motricity, Inc. and Jim Ryan

10.9	C	Employment Offer Letter, dated as of January 7, 2009, between Motricity, Inc. and James R. Smith, Jr.

10.10	C	Employment Offer Letter, dated as of March 6, 2009, between Motricity, Inc. and Allyn P. Hebner

10.11	C	Employment Offer Letter, dated as of August 8, 2008, between Motricity, Inc. and Richard E. Leigh, Jr.

10.12	C	Second Amended and Restated Employment Agreement, as amended, dated as of January 1, 2008, between Motricity, Inc. and Ryan K. Wuerch

10.13	C	Amended and Restated Executive Employment Agreement, dated as of January 19, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.14	D	Option Agreement, dated as of March 26, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.15	D	Form of First Amendment to Employment Offer Letter Agreement of Executive Officers

10.16	C	Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc., as amended through August 4, 2005

10.17	D	Motricity, Inc. 2010 Amended and Restated Corporate Incentive Plan ‡

10.18	B	Motricity, Inc. 2010 Long-Term Incentive Plan

10.19	B	Form of Stock Option Agreement under 2004 Plan

10.20	B	Form of Restricted Stock Grant Agreement under 2004 Plan

10.21	C	Form of Motricity, Inc. Indemnification Agreement

10.22	D	Form of Stock Option Agreement under the 2010 Long-Term Incentive Plan

10.23	D	Certificate of Amendment to the 2004 Stock Incentive Plan of Motricity, Inc.

10.24	E	Master Service Agreement, dated as of October 1, 2010, between Motricity Inc. and AT&T Services, Inc.

10.25	E	Service Exhibit No. 20100607.090.S.002, dated as of October 1, 2010, between Motricity, Inc. and AT&T Services, Inc. ‡

10.26	F	Form of Restricted Stock Agreement under the 2010 Long-Term Incentive Plan

10.27	H	Advisory Agreement, dated May 5, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.28	A	Amendment to Advisory Agreement dated May 5, 2010, dated June 14, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.29	I	Omnibus Amendment Agreement, dated January 20, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.30	J	Arrangement Agreement, dated January 30, 2011, among Adenyo Inc., 7761520 Canada Inc. and Motricity, Inc. and Michael Orr, as shareholder representative

10.31	K	Development Work Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.32	K	Software License and Maintenance Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.33	K	System Supply, Integration and Managed Services Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc. †

10.34	M	Second Amendment to Letter Agreement, dated as of April 19, 2011, by and between James R. Smith, Jr. and Motricity, Inc.

10.35	N	Amendment Number 10 to Agreement Number 750-67761-2004 Between Cellco Partnership D/B/A Verizon Wireless and Motricity, Inc. †

10.36	N	2011 Corporate Incentive Plan

10.37	O	Agreement by and between Brian Turner and Motricity, Inc. dated July 11, 2011

10.38	Q	Release Agreement between Motricity, Inc. and James Ryan, dated August 12, 2011

10.39	R	Release Agreement between Motricity, Inc. and Ryan K. Wuerch, dated August 21, 2011

10.40	R	Third Amendment to Letter Agreement between Motricity, Inc. and James R. Smith, Jr., dated August 21, 2011

10.41	S	Interim Services Agreement between Motricity, Inc. and SFN Professional Services LLC, dated August 24, 2011

10.42	T	Release Agreement between Motricity, Inc. and Allyn P. Hebner, dated August 31, 2011

10.43	T	Release Agreement between Motricity, Inc. and Richard E. Leigh, Jr., dated August 31, 2011

10.44	U	Promissory Note issued by Motricity, Inc. in favor of High River Limited Partnership, dated September 16, 2011

10.45	U	Security Agreement between Motricity, Inc. and High River Limited Partnership, dated September 16, 2011

10.46	V	Executive Employment Agreement between Motricity, Inc. and Charles Scullion, dated May 12, 2011

10.47	V	Letter Agreement between Motricity, Inc. and Charles Scullion, dated September 29, 2011

10.48	V	Motricity, Inc. Executive Officer Severance/Change in Control Plan

10.49	W	Motricity, Inc. 2010 Long-Term Incentive Plan, as amended

10.50	X	First Amendment to Service Exhibit No. 20100607.090.S.002 between Motricity, Inc. and AT&T Services, Inc., dated September 1, 2011 †

10.51	X	Fourth Amendment to the Second Amended and Restated Wireless Services Agreement #00014249 between Motricity, Inc. (formerly known as InfoSpace Mobile, Inc.) and AT&T Mobility LLC (formerly known as Cingular Wireless LLC), dated September 1, 2011 †

10.52	X	Motricity, Inc. Amended and Restated 2011 Corporate Incentive Plan †

10.53	X	First Amendment to the System Supply, Integration and Managed Services Agreement between PT XL Axiata Tbk. and PT Motricity Indonesia, dated June 30, 2011

10.54	Y	First Amendment to Promissory Note by and between Motricity, Inc. and High River Limited Partnership, dated November 14, 2011

12.1		Statement re Computation of Ratios*

16.1	U	Letter from PricewaterhouseCoopers LLP dated September 22, 2011

23.1		Consent of PricewaterhouseCoopers LLP*

23.2		Consent of KPMG LLP*

23.3		Consent of MSPC Certified Public Accountants and Advisors, PC *

24.1		Power of Attorney (included on signature page of this registration statement)*

99.1		Form of Instructions as to Use of Motricity, Inc. Subscription Rights Certificates**

99.2		Form of Letter to Clients**

99.3		Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.4		Form of Nominee Holder Certification**

99.5		Form of Beneficial Owner Election Form**

99.6		Form of Letter to Stockholders**

99.7		Form of Notice of Important Tax Information**

*	Filed herewith.
**	To be filed by amendment.
†	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
‡	Confidential treatment was granted for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
(1)	If not filed herewith, filed as an exhibit to the document referred to by letter as follows:
A	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 15, 2010
B	Registration Statement on Form S-1/A, File No. 333-164471, filed on April 26, 2010
C	Registration Statement on Form S-1, File No. 333-164471, filed January 22, 2010
D	Registration Statement on Form S-1/A, File No. 333-164471, filed June 2, 2010
E	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 3, 2010
F	Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2010, filed on August 6, 2010
G	Registration Statement on Form S-1/A, File No. 333-164471, filed June 16, 2010
H	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 7, 2010
I	Registration Statement on Form S-1/A, File No. 333-164471, filed on March 8, 2010
J	Current Report on Form 8-K, filed February 1, 2011
K	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011
L	Current Report on Form 8-K, filed on April 15, 2011
M	Current Report on Form 8-K, filed on April 22, 2011
N	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 5, 2011
O	Current Report on Form 8-K, filed on July 15, 2011
P	Current Report on Form 8-K, filed on August 9, 2011
Q	Current Report on Form 8-K, filed on August 17, 2011
R	Current Report on Form 8-K, filed on August 22, 2011
S	Current Report on Form 8-K, filed on August 25, 2011
T	Current Report on Form 8-K, filed on September 7, 2011
U	Current Report on Form 8-K, filed on September 22, 2011
V	Current Report on Form 8-K, filed on October 5, 2011
W	Current Report on Form 8-K, filed on November 2, 2011
X	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed on November 21, 2011
Y	Current Report on Form 8-K, filed on November 14, 2011